PRELIMINARY OFFERING CIRCULAR DATED JULY 10, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Life on Earth, Inc.

$50,000,000

178,571,429 SHARES OF COMMON STOCK OFFERED BY THE COMPANY AT $0.28 PER SHARE

This is the public offering (the “Offering”) of securities of Life on Earth, Inc., a Delaware corporation. We are offering 178,571,429 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.28 per share (the “Offered Shares”). This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to ninety (90) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 5,000 Offered Shares ($1,400); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 8 of this Offering Circular.

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit the proceeds from the subscription into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of its Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded on the OTCQB Market under the symbol “LFER.”

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Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.28	$50,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company (4)	$0.28	$50,000,000

(1)	We are offering shares on a continuous basis. See “Distribution - Continuous Offering.”
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through direct sales by the Company. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company will immediately deposit proceeds from the subscription into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses. Such expenses will be approximately $35,000 assuming the maximum offering amount is sold.
(5)	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Board of Directors used its business judgment in setting a value of $0.28 per share as consideration to be paid to the Company for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE COMMON STOCK OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

EACH STATE HAS SEPARATE FILING REQUIREMENTS FOR TIER 1 REGULATION A+ FILINGS: FOR EXAMPLE, FLORIDA REQUIRES THE FOLLOWING:

FLORIDA ACCEPTS THE UNIFORM APPLICATION TO REGISTER SECURITIES (FORM U1) AND ALLOWS FOR ELECTRONIC SIGNATURE OF FORMS.

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PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS; RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS: (1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 23, 2001.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”). THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. We have not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date, subject to a ninety day extension, or the date on which the maximum Offering amount is sold. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is June 29, 2020.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Life On Earth”, “we”, the “Company”, “our”, the “Issuer”, and “us” refer to the activities of and the assets and liabilities of the business and operations of Life On Earth, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our reliance on suppliers and customers;
•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;
•	Our ability to effectively execute our business plan;
•	Our ability to manage our expansion, growth and operating expenses;
•	Our ability to finance our businesses;
•	Our ability to promote our businesses;
•	Our ability to compete and succeed in highly competitive and evolving businesses;
•	Our ability to respond and adapt to changes in technology and customer behavior; and
•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

In April 2013, the Company was incorporated in Delaware under the name, Hispanica International Delights of America, Inc. In February 2018, the Company changed its name to Life On Earth, Inc. We are an innovative brand incubator and accelerator focused on building and scaling concepts in natural Consumer Packaged Goods (CPG). Our mission is to bring our strategic focus and long-term forward-looking vision to consumers in the health, wellness and lifestyle spaces through superior branding, product quality, consumer and retail experience with regards to our CPG products.

Our objective is to grow as rapidly as possible (both organically and via strategic alliances) using the public capital markets for access to capital. The personnel, brands and assets sought by us will be those that already have market penetration in the following segments: (1) Sales (2) Marketing and (3) Distribution in place. We plan to expand our business as a Consumer-Packaged Goods (“CPG”) Company into the Business to Consumer (“B2C”) space in various markets, including the cannabis marketplace.

The Company’s fiscal year-end date is May 31. Our principal executive offices are located at 575 Lexington Avenue, 4th Floor, New York, New York, 10022. Our website is located at lifeonearthinc.com, and our telephone number is (646) 884-9897. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the relevant rules covering our securities, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale, which may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

We have not engaged any broker/dealers or underwriters.

Dividends

We have never declared any cash dividends with respect to our Common Stock. Future payment of dividends is within the discretion of the Board of Directors and will depend on earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting or that are likely to limit, our ability to pay dividends on our Common Stock, we presently intend to retain future earnings, if any, for use in our business. We have no present intention to pay cash dividends on our Common Stock.

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Trading Market

Our Common Stock trades on the OTCQB (the OTC Link LLC quotation system operated by OTC Markets Group Inc.) under the symbol “LFER”.

THE OFFERING

Issuer:	Life On Earth, Inc.

Securities offered:	A maximum of 178,571,429 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.28 per share (the “Offered Shares”). (See “Distribution”).

Number of shares of Common Stock outstanding before the Offering:	16,551,322 shares outstanding as of June 25, 2020.

Number of shares of Common Stock to be outstanding after the offering	191,577,499 shares, if the maximum amount of Offered Shares are sold.

Price per share:	$0.28.

Maximum offering amount:	178,571,429 shares at $0.28 per share, or $50,000,000 (See “Distribution”).

Trading market:	Our Common Stock trades on the OTC Markets under the symbol “LFER”.

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $49,965,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution of between -$0.26 and -$0.49 per share depending upon total amount raised and the number of shares issued.

Limited market for our stock.

Limited operational history.

See “Risk Factors.”

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RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Relating to Our Business and Industry

There is substantial doubt on our ability to continue as a going concern.

The Report of our Independent Registered Public Accounting Firm issued in connection with our audited financial statements for the calendar year ended May 31, 2019 expressed substantial doubt about our ability to continue as a going concern, due to the Company having incurred operating losses, having incurred negative cash flows from operations and having a working capital deficit. Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. As of February 29, 2020, the Company has incurred net losses from inception of $15,400,000 has limited revenues and requires additional financing in order to finance its business activities on an ongoing basis. The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding business opportunities. We have experienced recurring losses from operations and negative cash flows from operating activities. This situation creates uncertainties about our ability to execute our business plan, finance operations, and indicates substantial doubt about our ability to continue as a going concern. We continue to experience negative cash flows from operations, as well as an ongoing requirement for additional capital to support working capital needs. Therefore, currently, based upon our near-term anticipated level of operations and expenditures, management believes that cash on hand, excluding cash available under our line of credit, is not sufficient to enable us to fund operations for 12 months from the date the financial statements included in this report are issued

We may not effectively manage our growth, which could materially harm our business.

We expect that our business will grow, which may place a significant strain on our management, personnel, systems and resources. We must continue to improve our operational and financial systems and managerial controls and procedures, and we will need to continue to expand, train and manage our technology and workforce. We must also maintain close coordination among our technology, compliance, accounting, finance, marketing and sales organizations. We cannot assure you that we will manage our growth effectively. If we fail to do so, our business could be materially harmed.

Our continued growth will require an increased investment by us in technology, facilities, personnel and financial and management systems and controls. It also will require expansion of our procedures for monitoring and assuring our compliance with applicable regulations, and we will need to integrate, train and manage our employee base. The expansion of our existing businesses, any expansion into new businesses and the resulting growth of our employee base will increase our need for internal audit and monitoring processes that are more extensive and broader in scope than those we have historically required. We may be unsuccessful in identifying or implementing all of the processes that are necessary. Further, unless our growth results in an increase in our revenues that is proportionate to the increase in our costs associated with this growth, our operating margins and profitability will be adversely affected.

We operate in a highly competitive industry; our failure to compete effectively could adversely affect our market share, revenues and growth prospects.

The United States natural consumer products retail industry is large and highly competitive.. Participants include specialty retailers, supermarkets, drugstores, mass merchants, multi-level marketing organizations, on-line merchants, mail-order companies and a variety of other smaller participants. We believe that the market is also highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. In the United States, we compete for sales with heavily advertised national brands manufactured by large pharmaceutical and food companies, as well as other retailers. In addition, as some products become more mainstream, we may experience increased price competition for those products as more participants enter the market. We may be unable to compete effectively and our attempts to do so may require us to reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, revenues and growth prospects.

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Unfavorable publicity or consumer perception of our products, the ingredients they contain and any similar products distributed by other companies could cause fluctuations in our operating results and could have a material adverse effect on our reputation, the demand for our products and our ability to generate revenues and the market price of our common stock.

We are highly dependent upon consumer perception of the safety and quality of our products and the ingredients they contain, as well as that of similar products distributed by other companies. Consumer perception of products and the ingredients they contain can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may be unsustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to our industry or any of our particular products or the ingredients they contain may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less favorable or that questions earlier research or publicity could have a material adverse effect on our ability to generate revenues. As such, period-to-period comparisons of our results should not be relied upon as a measure of our future performance. Adverse publicity in the form of published scientific research or otherwise, whether or not accurate, that associates consumption of our products or the ingredients they contain or any other similar products distributed by other companies with illness or other adverse effects, that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our reputation, the demand for our products, our ability to generate revenues and the market price of our common stock.

Our growth is dependent on our ability to introduce new products and improve existing products.

Our growth depends in part on our ability to generate and implement improvements to our existing products and to introduce new products to consumers. The success of our innovation and product improvement effort is affected by our ability to anticipate changes in consumers preferences, the level of available funding, including complying with governmental regulations, and the success of our management in introducing the resulting improvements in a timely manner. If we are unsuccessful in implementing product improvements or introducing new products that satisfy the demands of consumers, our business could be harmed.

Our ability to continue to access credit on the terms previously obtained for the funding of our operations and capital projects may be limited due to changes in credit markets.

In the past, the credit markets and the financial services industry have experienced disruption characterized by the bankruptcy, failure, collapse or sale of various financial institutions, increased volatility in securities prices, diminished liquidity and credit availability and intervention from the United States and other governments. Continued concerns about the systemic impact of potential long-term or widespread downturn, energy costs, geopolitical issues, the availability and cost of credit, the global commercial and residential real estate markets and related mortgage markets and reduced consumer confidence have contributed to increased market volatility. The cost and availability of credit has been and may continue to be adversely affected by these conditions. We cannot be certain that funding for our capital needs will be available from our financing providers and if available, to the extent required and on acceptable terms. If we cannot renew or refinance this facility upon its maturity or, more generally, obtain funding when needed, in each case on acceptable terms, we may be unable to continue our current rate of growth and store expansion, which may have an adverse effect on our revenues and results of operations.

We depend on the services of key executives and any failure to attract or retain key executives or other skilled professionals could affect our business strategy and adversely impact our performance and results of operations.

Our senior executives, including Fernando Leonzo (CEO, Chairman), Robert Gunther (COO, Treasurer, Secretary) and John Romagosa (President), are instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying opportunities and arranging necessary financing. Losing the services of any of these individuals could adversely affect our business. Furthermore, to the extent that we must replace one or more executives or hire additional senior executives or other professionals to support our growing business, we may be unable to identify candidates of sufficient experience and capabilities in a timely fashion, which could negatively impact our business and operations.

If our risk management methods is ineffective, our business, reputation and financial results may be adversely affected.

We have methods to identify, monitor and manage our risks; however, these methods may be ineffective. Some of our risk management methods may depend upon evaluation of information regarding markets, customers or other matters that are publicly available or otherwise accessible by us. That information may not in all cases be accurate, complete, up-to-date or properly evaluated. If our methods are not fully effective or we are unsuccessful in monitoring or evaluating the risks to which we are or may be exposed, our business, reputation, financial condition and operating results could be materially and adversely affected. In addition, our insurance policies may not provide adequate coverage.

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Compliance with new and existing governmental regulations could increase our costs significantly and adversely affect our results of operations.

The processing, formulation, safety, manufacturing, packaging, labeling, advertising and distribution of some of our products may be subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, the CPSC, the USDA, and the EPA. These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Government regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost revenues and increased costs to us. For instance, the FDA regulates, among other things, the composition, safety, manufacture, labeling and marketing of dietary supplements (including vitamins, minerals, herbs, and other dietary ingredients for human use). The FDA may not accept the evidence of safety for any new dietary ingredient that we may wish to market, may determine that a particular dietary supplement or ingredient presents an unacceptable health risk based on the required submission of serious adverse events or other information, and may determine that a particular claim or statement of nutritional value that we use to support the marketing of a dietary supplement is an impermissible drug claim, is not substantiated, or is an unauthorized version of a “health claim.” See Item 1, “Business-Government Regulation-Product Regulation” for additional information. Any of these actions could prevent us from marketing particular dietary supplement products or making certain claims or statements with respect to those products. The FDA could also require us to remove a particular product from the market. Any future recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any product recalls or removals could also lead to an increased risk of litigation and liability, substantial costs, and reduced growth prospects.

Additional or more stringent laws and regulations of dietary supplements and other products have been considered from time to time. These developments could require reformulation of some products to meet new standards, recalls or discontinuance of some products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of some products, additional or different labeling, additional scientific substantiation, or other new requirements. Any of these developments could increase our costs significantly. In addition, regulators’ evolving interpretation of existing laws could have similar effects.

Our ongoing investment in new product lines and products and technologies is inherently risky and could disrupt our ongoing businesses.

We have invested and expect to continue to invest in new product lines, products, and technologies. Such endeavors may involve significant risks and uncertainties, including distraction of management from current operations, insufficient revenues to offset liabilities assumed and expenses associated with these new investments, inadequate return of capital on our investments and unidentified issues not discovered in our due diligence of such strategies and offerings. Because these new ventures are inherently risky, such strategies and offerings may not be successful and will not adversely affect our reputation, financial condition, and operating results.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

As a retailer, distributor and manufacturer of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of beverages and other consumer products that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.

In addition, third-party manufacturers produce many of the products we sell. We rely on these manufacturers to ensure the integrity of their ingredients and formulations. As a distributor of products manufactured by third parties, we may also be liable for various product liability claims for products we do not manufacture. Although our purchase agreements with our third-party vendors typically require the vendor to indemnify us to the extent of any such claims, any such indemnification is limited by its terms. Moreover, as a practical matter, any such indemnification is dependent on the creditworthiness of the indemnifying party and its insurer, and the absence of significant defenses by the insurers. We may be unable to obtain full recovery from the insurer or any indemnifying third-party in respect of any claims against us in connection with products manufactured by such third-party.

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As a Consumer Packaged Goods (CPG) company we could be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances.

Even with adequate insurance and indemnification, product liability claims could significantly damage our reputation and consumer confidence in our products. Our litigation expenses could increase as well, which also could have a material adverse effect on our results of operations even if a product liability claim is unsuccessful or is not fully pursued.

We may experience product recalls, which could reduce our sales and margin and adversely affect our results of operations.

We may be subject to product recalls, withdrawals or seizures if any of the products we formulate, manufacture or sell are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacturing, labeling, promotion, sale or distribution of such products. Any recall, withdrawal or seizure of any of the products we formulate, manufacture or sell would require significant management attention, could result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations. Furthermore, a recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and decrease demand for our products and the market price of our common stock.

As is common in our industry, we rely on our third-party vendors to ensure that the products they manufacture and sell to us comply with all applicable regulatory and legislative requirements as well as the integrity of ingredients and proper formulation. In general, we seek representations and warranties, indemnification and/or insurance from our vendors. However, even with adequate insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in our products, and could materially and adversely affect the market price of our common stock. In addition, the failure of such products to comply with the representations and warranties regarding such products that we receive from our third-party vendors, including compliance with applicable regulatory and legislative requirements, could prevent us from marketing the products or require us to recall or remove such products from the market, which in certain cases could materially and adversely affect our business, financial condition and results of operation. In the past, due to frequently changing consumer preferences in the dietary supplement space, we have offset losses related to recalls and removals with reformulated or alternative products; however, there can be no assurance that we would be able to offset all or any portion of losses related to any future removal or recall. As a result of the indeterminable level of product substitution and reformulated product sales, we cannot reliably determine the potential impact of any such recall or removal on our business, financial condition or results of operation.

If we do not manage our supply chain effectively, our operating results may be adversely affected.

The inability of any supplier of raw materials, independent co-packer or third party distributor to deliver or perform for us in a timely or cost-effective manner could cause our operating costs to increase and our profit margins to decrease, especially as it relates to our products that have a short shelf life. We must continuously monitor our inventory and product mix against forecasted demand or risk having inadequate supplies to meet consumer demand as well as having too much inventory on hand that may reach its expiration date and become unsaleable. If we are unable to manage our supply chain efficiently and ensure that our products are available to meet consumer demand, our operating costs could increase and our profit margins could decrease.

Our future results of operations may be adversely affected by volatile raw materials, commodity costs and fuel.

Many aspects of our business have been, and may continue to be, directly affected by volatile commodity costs, including fuel and other commodities. . These items are subject to price volatility which can be caused by commodity market fluctuations, crop yields, seasonal cycles, weather conditions (including the potential effects of climate change), temperature extremes and natural disasters (including floods, droughts, water scarcity, frosts, earthquakes and hurricanes), pest and disease problems, changes in currency exchange rates, imbalances between supply and demand, natural disasters and government programs and policies among other factors. Volatile fuel costs translate into unpredictable costs for the products and services we receive from our third party providers including, but not limited to, distribution costs for our products and packaging costs. We seek to offset the volatility of such costs with a combination of cost savings initiatives, operating efficiencies and price increases to our customers. However, if we are unable to fully offset the volatility of such costs, our financial results could be adversely affected.

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If we fail to protect our brand name, competitors may adopt trade names that dilute the value of our brand name, and/or we fail to adequately prosecute or defend infringement claim, we could incur significant expenses or prevent us from manufacturing, selling or using some aspect of our products, which could adversely affect our revenues and market share.

We have invested significant resources to promote our brand name in order to obtain the public recognition that we have today. We may not always be able to successfully enforce our trademarks against competitors or against challenges by others. Our failure to successfully protect our trademarks could diminish the value and effectiveness of our past and future marketing efforts and could cause customer confusion. This could in turn adversely affect our revenues, profitability and the market price of our common stock.

We are currently and may in the future be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from manufacturing, selling or using some aspect of our products. Claims of intellectual property infringement also may require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us or at all. Claims that our technology or products infringe on intellectual property rights could be costly and would divert the attention of management and key personnel, which in turn could adversely affect our revenues and profitability.

We may in the future acquire related businesses, which we may be unable to successfully integrate, in which case we may be unable to recoup our investment in those acquisitions and may prevent us from being profitable.

Our acquisitional strategy may subject us to material risks. We may, from time to time, explore opportunities to acquire related businesses, some of which could be material to us. As of the date of this report, we have no agreements and are not in any discussions to acquire any material businesses or assets. If we do make acquisitions in the future, our ability to continue to grow will depend upon effectively integrating these acquired companies, achieving cost efficiencies and managing these businesses as part of our company. We may not be able to effectively integrate newly acquired companies or successfully implement appropriate operational, financial and management systems and controls to achieve the benefits expected to result from these acquisitions. If we are unable to successfully integrate acquisitions, we may not be able to recoup our investment in those acquisitions. Our efforts to integrate these businesses could be affected by a number of factors beyond our control, such as general economic conditions and increased competition. In addition, the process of integrating these businesses could cause the interruption of, or loss of momentum in, the activities of our existing business. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of these businesses could negatively impact our business and results of operations. Further, the economic benefits that we anticipate from these acquisitions may not develop.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

We do not have an independent board of directors.

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules. Until we include independent members, if ever, there will be limited oversight of our directors’ decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We do not have a designated audit committee.

Because we do not have a nominating, audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent to perform these functions.

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Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We plan to extend our operations into the cannabis industry, which is dependent on state laws and regulations pertaining to such industry; however, under federal law, cannabis remains illegal.

The United States federal government regulates drugs through the Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 30 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico have passed legislation allowing the use of medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures, and the state legislature of Vermont has approved legislation, to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level. Because cannabis is a Schedule I controlled substance, however, the development of a legal cannabis industry under the laws of these states is in conflict with the CSA, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “Business-Government and Industry Regulation-The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “Business-Government and Industry Regulation-FinCEN”).

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the United States Department of Justice (the “DOJ”). The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. In March 2015, bipartisan legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

These developments previously were met with a certain amount of optimism in the cannabis industry, but (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations bill that must be renewed annually, has not currently been renewed beyond March 23, 2018, and (iii) the ruling in United States v. McIntosh is only applicable precedent in the Ninth Circuit, which does not include Colorado, the state where we currently primarily operate.

Furthermore, on January 4, 2018, the U.S. Attorney General, Jeff Sessions, issued a memorandum for all U.S. Attorneys (the “Sessions Memo”) stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.

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It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. However, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to us. As our business plan is primarily focused on the cultivation and distribution of cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The cannabis industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

The outbreak of the coronavirus may negatively impact our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a Public Health Emergency of International Concern. On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a pandemic . The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial conditions. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition and results of operations.

Risks Related to Our Common Stock

Our common stock trades only in an illiquid trading market.

Quotations for our common stock are contained in the OTC Markets OTCQB Tier under the trading symbol “LFER.” This lower categorized market tier may have an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us and our common stock. It may also result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock, regardless of whether we are successful in our current and planned business operations.

There is not now and may never be an active market for our shares of common stock.

In general, there has been a minimal trading volume in our common stock. The small trading volume will likely make it difficult for shareholders to sell their shares as and when they choose. Furthermore, small trading volumes are generally understood to depress market prices. As a result, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

Additionally, if we do not timely file our reports required to be filed with the SEC under the Exchange Act, broker-dealers may not be able or willing to trade our common stock, and the OTC Markets will post adverse warnings on its website about such failures, which, unless such failures are corrected by us, could have an additional adverse impact on the viability of any market that may develop for our common stock. Other adverse warnings of the OTC Markets under their current and future policies could similarly have an adverse effect on any market for our common stock, and there is no assurance that we will be able to satisfy comments or concerns of the OTC Markets, if any are expressed.

If an active market for our common stock develops, there is a significant risk that our common stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control, including, but not limited to:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below analysts’ expectations;

•	general economic slowdowns;

•	sales of large blocks of our common stock by insiders and others; and

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital raises.

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Our common stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for shareholders to sell our common stock.

The SEC has adopted Rule 15g-9, which established the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Because of increased regulatory efforts of governmental and quasi-governmental agencies regarding the trading of securities in the over-the-counter market where the Company’s shares of common stock are presently quoted, the cost and expense of depositing and inducing a broker-dealer to effect sales of these shares is very costly, which can be in excess of value of the shares sought to be sold, and often includes requirements of legal opinions of both the selling shareholder’s counsel and the broker-dealer’s counsel, both at the expense of the selling shareholder.

Currently, broker-dealers require legal opinions of shareholders of almost all over-the-counter stocks to deposit and sell these shares, and all of these legal opinions are required to be paid for by the shareholder; and often, two legal opinions are required, one from the shareholder’s legal counsel and one from the broker-dealer’s legal counsel. This policy has been required of mostly all low priced over-the-counter shares, regardless of whether the shares have been registered with the SEC, or whether there is no legend on the stock certificate representing the shares and always if the shares are designated as “restricted securities.” Larger, national broker-dealers will generally not even trade these securities. The high cost of these types of legal opinions is often more than the value of the shares sought to be sold, and the process can take two to three weeks or more. Accordingly, shareholders with limited shares of low priced stocks will be unable to economically sell their shares, regardless of whether an “established trading market” for the shares exists, and if they could sell their shares, the required selling process will inhibit their ability to sell the shares when they desire to sell their shares.

Our investors’ ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present shareholders. We expect to need to issue a substantial number of shares of our common stock or other securities convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations and other business purposes. Additional shares of common stock issued by us in the future will dilute an investor’s investment in the Company.

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If we continue to fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results in a timely manner or detect fraud. Consequently, investors could lose confidence in our financial reporting, and this may adversely affect any trading price of our common stock that may then exist.

We maintain disclosure controls and procedures that are designed to ensure the information required to be disclosed in our reports filed pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms and that such information is accumulated and communicated to our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

As of February 29, 2020, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and our principal financial officer of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report. The determination that our disclosure controls and procedures were not effective as of February 29, 2020, is a result of not having adequate staffing and supervision within the accounting operations of our Company. The Company plans to expand its accounting operations as the business of the Company expands.

Failure to implement changes to our internal controls that we may deem to be ineffective or any others that we may identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence could have a substantial negative affect on the trading price of our common stock.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of our common stock.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of certain convertible notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We do not intend to pay cash dividends.

We do not intend to pay cash dividends on our common stock. We currently intend to retain all available funds, if any, and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of our current, as well as any future, financing agreements may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be investors’ sole source of potential gain for the foreseeable future.

Statements Regarding Forward-looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

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The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale in the Primary Offering, for the twelve-month period following the Offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000

Expected offering expenses	$35,000	$35,000	$35,000	$35,000

Net Proceeds	$12,465,000	$24,965,000	$37,465,000	$49,965,000

Public company costs	$125,000	$125,000	$125,000	$150,000

Inventory & Product Development	$300,000	$600,000	$750,000	$1,000,000

Trade Shows and Travel	$35,000	$35,000	$50,000	$50,000

Website development	$10,000	$10,000	$10,000	$10,000

Rental	$5,000	$5,000	$5,000	$5,000

Advertising and marketing	$75,000	$100,000	$125,000	$250,000

Staffing	$50,000	$50,000	$75,000	$100,000

General Working Capital	$1,275,000	$1,400,000	$1,750,000	$2,000,000

Retirement of High Interest Debt	$2,000,000	$2,000,000	$2,000,000	$2,000,000

Cash	$8,590,000	$20,635,000	$32,575,000	$44,400,000
Reserves	$25,000	$75,000	$185,000	$210,000

Total	$12,500,000	$25,000,000	$36,500,000	$50,000,000

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. The bulk of the cash reserves will be used for acquiring assets that have a tangible book value and/or that are revenue generating assets with an EBIDTA. Those assets have yet to be identified by the Company and will be purchased at management’s discretion.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

Under Net Proceeds, Accounting and Audit Fees include fees for the annual audit and any stub financials. The amounts in this category will increase as accounting fees increase in relationship to increased activity in manufacturing, product development and corporate acquisitions assuming we are successful in raising at least seventy five percent (75%) of the maximum offering.

Under Net Proceeds, Legal and Professional Fees include legal costs and professional fees connected thereto as part of the Company’s plan to become a fully reporting company subsequent to the completion of the planned funding as described herein. If the Company is successful in raising at least fifty per cent (50%) of the maximum offering, these costs and fees will increase as activity in sales and marketing, Product Development and Corporate Acquisitions expands.

Under Net Proceeds, Sales and Marketing costs, which include the addition of professional staff and or the retention of third party sales and marketing experts, are expected to steadily increase if the Company is successful in raising at least fifty per cent (50%) of the maximum offering, these costs and fees will increase as activity in Product Development and Corporate Acquisitions expands.

Under Net Proceeds, the resources allocated to the acquisition and development of products in the Company’s Product Development will be increased in proportion to the total amount raised form the proposed funding described herein. In acquiring products from third parties, it is anticipated that the purchase price will be a combination of cash and stock.

Under Net Proceeds, the Company may have plans to acquire and roll-up small companies that have a complementary business model and or products that would enhance the Company’s ability to successfully implement its business plan. The amount of resources allocated to these endeavors are directly related to total amount raised As with funds directed for Product Development, it is anticipated that the purchase price for any specific corporate acquisition will be a combination of cash and stock.

DILUTION

On March 25, 2020, the Company effected a five-to-one reverse split. The numbers used in this section have been adjusted and presented on a post-split basis.

We had a negative net tangible book value at February 29, 2020, of approximately ($0.4124) per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

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We are offering our shares herein at a price of $0.28 per share, which is significantly above our net tangible book value of ($0.4124). Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.2455 per share assuming all of the shares offered are sold. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s Common Stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	If 100% of shares sold	If 75% of shares sold	If 50% of shares sold	If 25% of shares sold
Book value before offering	$(0.4124)	$(0.4124)	$(0.4124)	$(0.4124)
Pro forma book value per share after offering	$0.2455	$0.2347	$0.2143	$0.1599
Increase per share attributable to offering	$0.6579	$0.6471	$0.6266	$0.5722
Dilution to new shareholders	$0.0345	$0.0453	$0.0657	$0.1201
Dilution % to new shareholders	12.3%	16.2%	23.5%	42.9%

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by the board of directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GOING CONCERN QUALIFICATION

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company incurred a net loss from inception of approximately $16,400,000, has limited revenues, and requires additional financing in order to finance its business activities on an ongoing basis. The Company’s future capital requirements will depend on numerous factors including, but not limited to, whether it successfully acquires revenue generating companies or assumes new businesses that generate material revenues.

At February 29, 2020, we had cash on hand of approximately $8,800 and an accumulated deficit of approximately $16,400,000. See “Liquidity and Capital Resources.”

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make judgments, assumptions and estimates that affect the amounts reported in our financial statements and accompanying notes. The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates. Many of our estimates or judgments are based on anticipated future events or performance, and as such are forward-looking in nature, and are subject to many risks and uncertainties, including those discussed below and elsewhere in this Report. We do not undertake any obligation to update or revise this discussion to reflect any future events or circumstances. There are certain critical accounting estimates that we believe require significant judgment in the preparation of our consolidated financial statements. We have identified below our accounting policies that we use in arriving at key estimates that we consider critical to our business operations and the understanding of our results of operations. This is not a complete list of all of our accounting policies, and there may be other accounting policies that are significant to us. For a detailed discussion on the application of these and our other accounting policies, see Note 1 to Consolidated Financial Statements of this Report.

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Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model (as described in Note 1 to the Consolidated Financial Statements of this Report) to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer.

Revenue consists of the gross sales price, less allowances for which provisions are made at the time of sale, and less certain other discounts, allowances, and rebates that are accounted for as a reduction from gross revenue. Costs incurred by the Company for shipping and handling charges are included in cost of goods sold.

Trade Spend and Promotion Expenses

Throughout the year, we run trade spend and promotional programs with distributors and retailers to help promote on-shelf discounts to our consumers. Additionally, in more limited instances, we enter into customer marketing agreements or various other slotting arrangements. The provisions for discounts, slotting fees and promotion allowances is recorded as an offset to sales and shown net on the consolidated statement of operations. Estimates are made to accrue for amounts that have not yet been invoiced in the month that the program occurs, or in the case of slotting, when the commitment is made.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price of acquired businesses over the estimated fair value of the identifiable net assets acquired. Goodwill and other intangibles are reviewed for impairment annually or more frequently when events or circumstances indicates that the carrying value of a reporting unit more likely than not exceeds its fair value. The goodwill impairment test is applied by performing a qualitative assessment before calculating the fair value of the asset. If, on the basis of qualitative factors, it is considered more likely than not that the fair value of the asset is greater than the carrying amount, further testing of goodwill for impairment is not required. If the carrying amount of the asset exceeds the asset’s fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that asset. Identifiable intangible assets acquired in business combinations are recorded at the estimated acquisition date fair value. Finite lived intangible assets are amortized over the shorter of the contractual life or their estimated useful life using the straight-line method, which is determined by identifying the period over which the cash flows from the asset are expected to be generated.

As part of the Company’s annual review of goodwill and intangible assets we performed an analysis of the goodwill and intangible assets recorded as they relate to the acquisitions of JC and VK. Based on this analysis, the Company recorded an impairment charge of $725,000 related to the intangible assets recorded in connection with the JC acquisition during the year ended May 31, 2019, and, recorded an impairment charge of $150,000 during the three and six months ended November 30, 2019. During the three and nine months ended February 29, 2020, the Company recorded $23,000 and $69,000 of amortization expense of intangible assets, respectively, leaving an unamortized balance of $195,000 as of February 29, 2020.

In addition, based on this analysis, the Company recorded an impairment charge of $145,000 related to the goodwill recorded in connection with the VK acquisition during three and six months ended November 30, 2019. The balance of goodwill as of February 29, 2020 is $50,000.

Inventory

Our inventory consists of raw materials and finished goods inventories, which are manufactured and procured based on our sales forecasts. We value inventory at the lower of cost or net realizable value and include adjustments for estimated obsolete or excess inventory, on a first in-first out basis. We regularly review inventory detail to determine whether a write-down is necessary. We consider various factors in making this determination, including recent sales history, market conditions and remaining shelf life of materials and finished goods. The amount and timing of write-downs for any period could change if we make different judgments or use different estimates. We also determine whether a provision for obsolete or excess inventory is required on products that are over 12 months from production date or any changes.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

LIQUIDITY AND CAPITAL RESOURCES

On September 10, 2019, the Company entered into a convertible promissory note agreement with an accredited investor for the principal amount of $110,000. The convertible note has a maturity date of September 10, 2020 with an original issue discount rate of 10% or $11,000. The Company received net proceeds of $99,000 for this transaction. On September 23, 2019, the Company entered into a convertible promissory note agreement with an accredited investor for the principal amount of $287,500. The convertible note has a maturity date of September 23, 2020 with an annual interest rate of 10%. The Company incurred legal fees of $12,500 and broker fees of $25,000 and received net proceeds of $250,000 for this transaction. On October 25, 2019, the Company entered into a convertible promissory note agreement with an accredited investor for the principal amount of $68,000. The convertible note has a maturity date of October 25, 2020 with an annual interest rate of 10%. The Company incurred management fees of $7,760 and received net proceeds of $60,240 for this transaction.

During the nine months ended February 28, 2019, the Company received approximately $695,000 under the terms of the 2nd Note Offering. During the nine months ended February 28, 2019, the Company received $135,000 from the issuance of 270,000 shares of the Company’s restricted common stock.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED FEBRUARY 29, 2020 AND FEBRUARY 28, 2019:

Sales

Sales for the three months ended February 29, 2020 were approximately $11,000 compared to $46,000 for the three months ended February 28, 2019. The reduction in sales in 2020 of $35,000 is attributable to decreased sales of Horchata. During the three months ended February 29, 2020 and February 28, 2019 the Horchata sales were $0 and $41,000, respectively. During the three months ended February 29, 2020 the Company did not have any inventory of the Horchata product available to sell resulting in the $0 of sales for the period. The sales figures for both periods do not reflect sales from the ESD division as they were included in discontinued operations for both periods.

Gross Profit

Gross profit during the three months ended February 29, 2020 increased by approximately $129,000 compared to the three months ended February 28, 2019, as a result of write-downs of dated inventory by JCG of approximately $119,000 during the three months ended February 28, 2019.

Operating Expenses

Operating expenses decreased by approximately $247,000 during the three months ended February 29, 2020 as compared to the three months ended February 28, 2019, primarily due to decreases in share-based compensation of approximately $282,000 and decreases in selling expenses of approximately $61,000 which were partially offset by increases in depreciation and amortization of approximately $23,000 and increases in salaries of approximately $73,000. We expect our operating costs to increase if we successfully acquire operating companies.

Other Expense

During the three months ended February 29, 2020, the Company recorded a change in the fair value of contingent consideration of $85,900 as compared to $0 during the three months ended February 28, 2019. During the three months ended February 29, 2020, the Company recorded a change in the fair value of derivative liability of $92,100 as compared to $0 during the three months ended February 28, 2019. The Company recorded interest and finance costs of approximately $212,000 during the three months ended February 29, 2020, as compared to approximately $407,000 during the three months ended February 28, 2019. Interest and financing costs primarily result from the amortization of deferred financing balances that were incurred by the Company to finance operations.

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FOR THE NINE MONTHS ENDED FEBRUARY 29, 2020 AND FEBRUARY 28, 2019:

Sales

Sales for the nine months ended February 29, 2020 were approximately $64,000 compared to $173,000 for the nine months ended February 28, 2019. The reduction in sales during 2020 of $109,000 related primarily to decreased sales of Horchata. During the nine months ended February 29, 2020 and February 28, 2019 the Horchata sales were $0 and $74,000, respectively. During the nine months ended February 29, 2020 the Company did not have any inventory of the Horchata product available to sell resulting in the $0 of sales for the period. The sales figures for both periods do not reflect sales from the ESD division as they were included in discontinued operations for both periods.

Gross Profit

Gross profit during the nine months ended February 29, 2020 declined by approximately $59,000 compared to the nine months ended February 28, 2019, as a result of sales of expiring inventory at below cost by JCG of approximately $36,000 and by VK of approximately $31,000, and write-downs of dated inventory of approximately $64,000 which occurred during the six months ended February 29, 2020. During the nine months ended February 28, 2019, the Company recorded write-downs of dated inventory of approximately $79,000.

Operating Expenses

Operating expenses increased by approximately $788,000 during the nine months ended February 29, 2020 as compared to the nine months ended February 28, 2019, primarily due to increases in salaries of approximately $556,000, recording the impairment of goodwill of $145,000 and impairment of intangible assets of $150,000 and increases in depreciation and amortization of $69,000, which were partially offset by decreases in share-based compensation of approximately $40,000, decreases in travel of $40,000 and decreases in other selling general and administrative costs of approximately $52,000. We expect our operating costs to increase if we successfully acquire operating companies.

Other Expense

During the nine months ended February 29, 2020, the Company recorded a change in the fair value of contingent consideration of $325,300 as compared to $0 during the nine months ended February 28, 2019. During the nine months ended February 29, 2020, the Company recorded a change in the fair value of derivative liability of $57,100 as compared to $0 during the nine months ended February 28, 2019. The Company recorded interest and finance costs of approximately $641,000 during the nine months ended February 29, 2020, as compared to $1,352,000 during the nine months ended February 28, 2019. Interest and financing costs primarily result from the amortization of deferred financing balances that were incurred by the Company to finance operations.

FOR THE YEAR ENDED MAY 31, 2019 COMPARED TO MAY 31, 2018.

Sales

Sales for the period ended May 31, 2019 were $1,009,394 as compared to $2,930,758 for the year ended May 31, 2018. The decrease in sales by $1,921,364 was primarily related to reduced sales for ESD and the sale of the Gran Nevada Horchata product line during 2019. ESD’s sales were $1,477,419 lower during 2019 than in 2018. The reduction in sales was due to an inability to properly fund their operations and maintain the proper inventory levels required to meet their sales targets. The sales related to Gran Nevada Horchata for 2019 were $432,989 lower than in 2018. This decrease related to the lack of available inventory due to limited access to copacking for the Horchata product as well as a lack of capital during 2019. Subsequent to year end the Company made the decision to shut down the operations of ESD. This will have an impact on the sales of the Company during 2020 until the Company can replace these sales with additional product sales from its existing product lines or they are able to add additional products to the portfolio.

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Cost of Goods Sold and Gross  Profit

Gross profit for the year ended May 31, 2019 was $135,982 as compared to $670,399 for the year ended May 31, 2018. The reduction is gross profit was primarily related to the reduction in sales for fiscal 2019 and write-offs of inventory which increased cost of goods sold  during 2019. For the year ended May 31, 2019, gross margin decreased to 13.5% from 22.9% for the year ended May 31, 2018 due primarily to write offs of obsolete inventory  of approximately $133,000 which increased cost of goods sold for the year ended May 31,2019.

Operating Expenses

Operating expenses were $4,973,107 for the year ended May 31, 2019 as compared to $1,659,342 for the year ended May 31, 2018. The increase in operating expenses was related to a variety of factors. During 2019 we write-off $725,000 of intangible assets related to the acquisition of the Chill Group. In addition, we also recorded an impairment of intangible assets of $265,615 related to the shutdown of the ESD operation. The largest increase in operating expenses related to and an increase in share-based compensation of $2,223,770 during fiscal year ended 2019 over the fiscal year ended 2018. The increase in share-based compensation during 2019 was impacted by several factors. The Company incurred additional share-based compensation from individuals and entities who performed services for the Company. During 2019 the Company also compensated three  Board of Directors with share-based compensation for their services to the Company. Several members of the management team were issued shares during 2019 for service rendered and risk incurred to personally guarantee credit lines .  While the Company expects to continue to issue share-based compensation they do not expect recurring expenses to be as significant in future years. These increases were offset by reductions in salary and benefit expenses of $172,316.

Other Expense

During the year ended May 31, 2019, the Company recorded interest and finance costs of $1,953,829, as compared to $2,112,418 during the year ended May 31, 2018. The interest and finance costs incurred by the Company reflect the cost of the debt incurred by the Company to finance operations . During the year ended May 31, 2019, the Company recorded the change in fair value of contingent consideration of $382,582 related to the acquisition of Just Chill. This charge related to contingent consideration arising from the measurement of LFER stock on the 12-month anniversary of the acquisition In addition during the year ended May 31, 2019, the Company recorded a loss on discontinued operations of $169,942 and a loss of $733,557 related to the resale of the GBC business.

Net Loss

Net loss for the year ended May 31, 2019 increased to $8,077,035 from a net loss of $3,003,761 for the year ended May 31, 2018. The increase in net loss was primarily a result of the factors mentioned above related to the reduction in sales, the write off of goodwill, the impairment of intangibles, the increase in share-based compensation as well as the loss attributable to the discontinuance of the GBC operation. During 2019, the Company incurred a charge of $169,942 related to the discontinuance and a loss of $733,557 on the sale of GBC.

BUSINESS

COMPANY OVERVIEW

Life On Earth, Inc. is an brand accelerator and incubator and is focused on building and scaling concepts in the natural consumer products category. Our mission is to bring our strategic focus and long-term forward-looking vision to consumers in the health, wellness and lifestyle spaces through superior branding, product quality, and direct to consumer and retail experience within the CPG industry.

Our objective is to grow as rapidly as possible (both organically and via strategic alliances) using the public capital markets for access to capital. The companies and assets sought by us will be those that already have market penetration in the following segments: (1) Sales (2) Marketing (3) and Distribution network.

Our management team has over 50 years of combined experience in the food and beverage industry. In July 2016, we acquired Energy Source Distributors (“ESD”) to establish a presence on the West Coast in an all cash purchase. Since then, we have also acquired the Victoria’s Kitchen brand, the Just Chill brand and The Giant Beverage Company, Inc. (“Giant”). During fiscal 2019, we needed to prioritize its available resources and made the decision to focus on growing the brands in its portfolio. As a result of this reprioritization, on May 7, 2019, the Company, Giant, and Frank Iemmiti and Anthony Iemmiti (“Frank and Anthony Iemmiti”) entered into a Dispute Resolution and Resale agreement that resolved all existing disputes between the two parties and sold the ownership of Giant to Frank and Anthony Iemmiti. On July 4, 2019, the Company and Frank and Anthony Iemmiti executed an amended Dispute Resolution and Resale Agreement. Under the terms of the agreement, the Company deposited $50,000 into an attorney’s trust account and Frank and Anthony Iemmiti had a continuing obligation to provide the Company with all financial information of Giant that the Company needed to complete its SEC reporting requirements. Having successfully filed of all SEC documents this money was released to Frank and Anthony Iemmiti. In addition, the Company paid to Frank and Anthony Iemmiti the additional stated consideration in the Settlement Agreement, specifically 391,988 shares of common stock This agreement released all current and future causes of actions and claims against the Company. At the closing, the Company sold Giant to Frank and Anthony Iemmiti in exchange for their transfer to the Company of 291,000 common shares previously held by Frank and Anthony Iemmiti.

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Subsequent to our year end, the Company discontinued the wholesale beverage distribution operations in Northern California and the Company announced its intention to expand its business as a Consumer-Packaged Goods (“CPG”) Company into the Business to Consumer (“B2C”) space of the cannabis marketplace. The Company believes that having a direct relationship with consumers in the cannabis industry will allow it the best opportunity to leverage its brands such as Just Chill and continue to grow as a CPG company. The Company hopes to begin operations in California with a focus on delivery platforms, including the expansion through retail delivery acquisitions and retail footprint omni-channel experiences. The Company is undergoing this offering to raise capital in order to acquire assets that would bring immediate accretive revenues and cash flow to the Company. The Company also stated that the assets it is seeking need to meet certain criteria of having tangible assets values that can be obtained through the proceeds of offering.

There are no guarantees that the Company can successfully enter the cannabis marketplace and currently it is in the exploratory stages of identifying potential acquisition targets as well as strategic partners in order to generate revenues from that segment of the market. The Company believes that entering the direct to consumer segment of the cannabis market will be complimentary to its current business and will enhance the strategic focus in the health, wellness and active lifestyle space.

Corporate Overview/Corporate History

Life On Earth, Inc. was incorporated in April 2013.

In October 2013, we signed a distribution agreement with Gran Nevada Beverage, Inc. (“Gran Nevada”), an entity related through common management and ownership. The agreement provides us with the right to sell and distribute Gran Nevada’s beverages in the United States with purchase prices at the then applicable wholesale prices charged to Gran Nevada’s distributors. The agreement was for an initial term of five years with automatic renewals of successive five-year terms unless terminated. We initiated sales and distribution operations in March 2014. This agreement was renewed for an additional 5 years as per the agreement. During the years ended 2018 and 2019, the Company sold $506,581 and $73,592 respectively. These products were produced by a third party copacker and were not purchased from Gran Nevada. The decrease in sales from 2018 to 2019 was related to limited production capacity for the Gran Nevada Horchata that the company was producing. The availability of 3rd party copackers that can produce an Horchata are limited and it directly impacted the sales. As there is currently no co-packing available for this product the Company does not know if they will be able to produce this product again in the future.

In July 2016, we entered into a Stock Purchase and Sale Agreement to acquire all of the issued and outstanding common stock of Energy Sources Distributors, Inc. (“ESD”) from its three founding shareholders. ESD provides wholesale distribution of specialty beverage products from its headquarters in Gilroy, California. The total purchase price for the acquisition was $450,000 in cash. We retained one of the selling founders as General Manager for a term of twelve (12) months pursuant to an employment agreement to manage operations at the ESD facility in Gilroy, California. ESD is now a wholly owned subsidiary of the Company. The acquisition of ESD in July 2016 allowed the Company to expand distribution on the West Coast. In June 2019, the Company further decided to discontinue the wholesale beverage distribution operations in Northern California and, on November 4, 2019, ESD filed a voluntary petition for relief under Chapter 7 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of California.

In October 2017, the Company acquired Victoria’s Kitchen, LLC (“VK”). VK is a specialty beverage company that makes exceptional European-inspired drinks. VK’s beverages are natural and all the beverages are Gluten-Free, GMO-Free, Dairy-Free, Vegan and contain no artificial ingredients or preservatives.

On April 30, 2018, the Company acquired The Giant Beverage Company Inc. (“Giant” or “GBC”). Giant is a Direct Store Delivery (DSD) business that covers the five boroughs of New York City under an eight-route distribution system. GBC serviced over 600 accounts in the five boroughs. Giant services mainly independent retailers but was expanding to service authorized chain accounts.

On May 7, 2019, Life On Earth, Inc., GBC, and Frank Iemmiti and Anthony Iemmiti (“Frank and Anthony Iemmiti”) entered into a Dispute Resolution and Resale agreement that will resolve all existing disputes between the two parties and will also result in the sale of the ownership of Giant back to Frank and Anthony Iemmiti. Under the terms of the agreement, the Company deposited $50,000 into an Attorney’s Trust Account. Frank and Anthony Iemmiti have a continuing obligation to provide the Company with all financial information of Giant (the “Giant Financial Information”) that the Company needs to complete its SEC reporting requirements. On July 4, 2019 the Company and Frank and Anthony Iemmiti executed a Dispute Resolution and Resale agreement that at the closing the Company authorized the release of the $50,000 to Frank and Anthony Iemmiti. Also, at closing, the Company also paid Frank and Anthony Iemmiti the agreed upon consideration of $62,718 of the Company shares at $0.80 per share. Lastly at the closing, with an effective date of March 2, 2019 the Company sold GBC to Frank and Anthony Iemmiti for 291,000 shares of the Company stock that they owned. The sale of the Giant Beverage Company to Frank and Anthony Iemmiti became effective March 1, 2019.

On June 21, 2019, LFER made the determination to shut down and discontinue the operations of ESD and further focus on the brand portfolio. Effective November 4, 2019, ESD filed for Chapter 7 bankruptcy protection. On December 11, 2019, the Company received a final decree from the United States Bankruptcy Court ruling that a Chapter 7 bankruptcy estate for ESD had been fully administered. The results of ESD are included herein as discontinued operations in the financial statements.

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Sales and Distribution

The Company currently markets and sells mainstream functional beverage products through 3rd party Direct Store Delivery (DSD) platforms as well as through other distributors including KeHe Distributors, LLC (“KeHe”) and United Natural Foods, Incorporated “UNFI”. KeHe has a distribution network in more than 30,000 stores across North America. UNFI is a distributor of natural and organic foods, specialty foods, and related products in the United States and Canada.

The Company also sells it Victoria’s Kitchen brands and Just Chill brands direct to consumers via Amazon online. The Company is also actively seeking additional brands for its portfolio that are primarily engaged in the business of developing, manufacturing, marketing and selling unique, premium, natural nonalcoholic functional beverages that are targeted towards the Company’s active lifestyle consumers. The Company recently announced that it would increase or expand its product lines, under its current brands or under new brands, to include CBD, hemp, and cannabis. The Company seeks to reach new consumers in a more direct to consumer business model instead of using the traditional channels such other wholesalers and retailers.

The Company intends to expand its business as a Consumer-Packaged Goods (“CPG”) Company into the Business to Consumer (“B2C”) space of the cannabis marketplace. The Company is also currently exploring opportunities, in other industries such as real estate and e-commerce, in order to build revenue through acquisitions and exclusive management arrangements to allow for organic growth. The Company believes that having a direct relationship with consumers in the cannabis industry will allow it the best opportunity to leverage its brands such as Just Chill and continue to grow as a CPG company. The Company plans to begin CPG operations in California with a focus on delivery platforms, including the expansion through retail delivery acquisitions and retail footprint omni-channel experiences.

There are no guarantees that the Company can successfully enter the cannabis marketplace and currently it is in the exploratory stages of identifying potential acquisition targets as well as strategic partners in order to generate revenues from that segment of the market. The Company believes that entering the direct to consumer segment of the cannabis market will be complimentary to its current business and will enhance the strategic focus in the health, wellness and active lifestyle space.

Production

The Company does not directly manufacture our products, as we outsource the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). After the product is manufactured, the finished products are stored in third-party warehouses. Other than minimum case volume requirements per production run, we do not have annual minimum production commitments with our co-packers. As we are using third party co-packers and do not have minimum production contracts in place, we could experience disruptions in our ability to deliver products to our customers. We continually review our contract packing needs in light of regulatory compliance and logistical requirements and may add or change co-packers based on those needs. These co-packers are located in different geographic locations throughout the United States and currently the Company uses multiple co-packers. The material terms of these relationships are typically negotiated annually and include pricing, quality standards, delivery times and conditions, purchase orders, and payment terms. Payment terms are typically net 30, meaning that the total invoiced amount is expected to be paid in full within 30 days from the date the products or services are provided. We believe that we have sufficient options for each of our raw and packaging material needs, as well as our third-party distribution needs and also have long-term relationships with each of our suppliers and distributors, resulting in consistency in quality and supply. We also believe that we have sufficient breadth of retail relationships with distribution in both large and small retailers and independents and across multiple channels (mass, club, pharmacies, convenience, and small and large format retailers) throughout the United States.

The contractual arrangements with all third parties, including suppliers, manufacturers, distributors, and retailers are typical of the beverage industry with standard terms. We have no long-term obligations with any of the third parties nor do any of them have long-term obligations with us. The third-party supplier, manufacturing and distribution agreements were entered into in the normal course of business within the guidelines of industry practices and are not deemed material and definite.

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Competition

We are a Consumer-Packaged Goods (“CPG”) company. What sets us apart in the industry, is our consolidated corporate structure that handles all aspects of sales, marketing and proprietary distribution from a centralized location. Our platform is built for accelerating emerging growth brands in the United States by leveraging sales, supply chain, and distribution relationships. We have identified ways to build out distribution channels that are more flexible and responsive to today’s needs.

We believe that by sharing resources and capabilities in novel ways with new products in new situations, we can take advantage of profit-making opportunities that individual companies could not exploit alone.

The CPG industry and the direct selling industries are multi-billion-dollar industries which are highly competitive. We face intense competition from very large, international corporations, as well as from local and national companies. In addition, we face competition from well-known companies that have large market share. The intensity of competition in the future is expected to increase, and no assurance can be provided that we can sustain our market position or expand our business. Many of our current CPG competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. However, we believe that, with our diverse product line, we will generate significant sales and compete effectively in the industry. We face intense competition from very large, international corporations and from local and national companies. In addition, we face competition from well-known companies that have large market share. The intensity of competition in the future is expected to increase. Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and have more name recognition than we have.

Government Regulation

Packaged consumable and digestible products are governed by the U.S. Food and Drug Administration. As such, it is necessary for the Company to ensure its products establish, maintain and make available for inspection, records and labels with nutrition information that meet food labeling requirements. The Company’s products are manufactured by contracted production facilities that are subject to many regulations, including Food Facility Registration, recordkeeping, Good Manufacturing Practice Requirements, reporting, preventive controls and inspections.

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (the “CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession and/or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The DOJ describes Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Notwithstanding the CSA, as of the date of this Offering Circular, 30 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico have passed legislation allowing their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures, and the state legislature of Vermont has approved legislation, to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

Research and Development Activities

Our research and development efforts are focused on two primary paths. The first is to continually review our existing formulas and production processes and structure to evaluate opportunities for cost of goods sold improvements, without degrading the quality or fundamentally changing the consumer appeal taste profile of our existing products. The second major research and development effort is in the development of fundamentally new and differentiated products, based on consumer insights and trends and competitive intensity in those segments.

On October 3, 2019 the Company announced its intention to expand its business as a Consumer-Packaged Goods (CPG) company into the business to consumer (B2C) space of the cannabis marketplace. The Company believes having a direct relationship with consumers in the cannabis industry will allow it the best opportunity to leverage its brands such as Just Chill and continue to grow as a CPG company. There are no guarantees that the Company can successfully enter the cannabis marketplace and currently is in the exploratory stages of identifying potential acquisition targets.

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Employees

The Company currently has three full-time employees, as follows: a CEO, COO, and President.

Certain positions are being filled with paid independent contractors or insider owners who do not receive cash compensation but may receive stock compensation. In certain regions of the United States, we utilize the services of direct sales and distribution companies, which sell our products through their distribution channels. This can mitigate the need for a large sales and merchandising force. The Company also outsources its logistics to third-parties, which can reduce the need for employees in these roles.

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company incurred a net loss from inception of approximately $16,400,000, has limited revenues, and requires additional financing in order to finance its business activities on an ongoing basis. The Company’s future capital requirements will depend on numerous factors including, but not limited to, whether it successfully acquires revenue generating companies or assumes new businesses that generate material revenues.

At February 29, 2020, we had cash on hand of approximately $8,800 and an accumulated deficit of approximately $16,400,000. See “Liquidity and Capital Resources.”

Intellectual Property Protection

The Company has secured a registered trademark for its name and logo The Company also has trademarks registered for the Victoria’s Kitchen and Just Chill brands.

Emerging Growth Company

The Company is no longer an “emerging growth company,” as defined in the Jumpstart Our Business Stamps Act of 2012 (“JOBS Act”). To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirements to provide only two years of audited financial statements, instead of three years.

Executive Officers and Directors

Below are the names and certain information regarding our current executive officers and directors:

Name	Age	Title	Date first appointed
Fernando Oswaldo Leonzo	49	Chief Executive Officer, Chairman and Director	April 15, 2013 (inception)

Robert Gunther	70	Chief Operations Officer, Treasurer, Secretary and Director	April 15, 2013 (inception)

John Romagosa	40	President and Director	October 10, 2014

Sonia Luna	46	Director	November 8, 2019

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Biographical information of each current officer and director is set forth below.

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Mr. Fernando “Oswaldo” Leonzo, the Chairman and Chief Executive Officer, is a founder of, and has been employed by the Company since its inception in April of 2013. Mr. “Oswaldo” Leonzo has over 13 years’ experience in the Food and Beverage industry both from the distribution side as well as the brand side. He has also been working with contract manufacturers and suppliers as well as logistics companies for transshipments both in the U.S. and overseas for both Export and Imports- primarily in Latin America. For the past 15 years Fernando Oswaldo Leonzo has worked for the following companies: Deep River Snacks (NYC Regional Sales Manager from February to December, 2011), Reeds, Inc. (New York Metropolitan Area Sales Manager from January to December, 2010), Cheeseworks, Inc. (Sales Director from December 2008 to December 2009), Presto Food & Beverage, Inc. (President & CEO from July 2001 to December 2008).; Gran Nevada Beverage, Inc. (President from November 2011 to present). He served on the board of directors and founded Presto Food & Beverage, Inc. in 2001. Presto’s the Company beverage brand, SolMaya, grew from zero to over $2 million in sales. This is primarily why he was selected as a director of the Company. Previously, he worked for almost a decade in the financial industry, initially as a sales executive with regional financial firms and later for a major clearinghouse on Wall Street. Prior to his financial service industry experience, he successfully operated a business that distributed recorded music to retailers in the U.S., Mexico and Colombia. He received his undergraduate degree (B.A.) in International Studies from New York University (NYU). He currently serves on the board of directors of the Company.

Mr. Robert Gunther, the Chief Operations Officer, Treasurer and Director, is a founder of the Company since its inception in April of 2013. He has 26 years’ experience in manufacturing. For the past five years, he has managed his own sales business under his own name specializing in products for apparel and construction. From December 1988 to December 2008 he was a Sr. Account Executive with Georgia Narrow Fabrics / Premier Narrow Fabrics in New York City. As the one of the firm’s producing Account Executives, he generated sales to major accounts including Jockey, Fruit of the Loom, Warner, and VF. The product line included a broad range of knit and woven elastic products. In the mid-80s, he helped develop new apparel customers and manufacturing facilities for Hewlett Manufacturing. From July 1971 to April 1986, he was vice president at Gunther & Sharfman, a family-owned apparel manufacturing business. He participated in design, merchandising, sales, purchasing and manufacturing. His background includes 25 years of experience managing in purchasing and negotiation contracts for materials. Gunther has a BS from Long Island University. Mr. Gunther’s extensive business experience combined with his personal interest in the business is expected to provide the Board with insight and guidance in matters of corporate finance, business development and industry strategy.

Mr. John Romagosa, President and Director, has served the Company since October 2014. He is currently the managing director and founder of Latin Sales & Marketing, LLC. (“LSM”), founded in 2012. LSM is a leading brokerage/marketing/consulting firm innovating the retail, foodservice and private label sector of the Hispanic consumer packed goods industry. LSM facilitates the emergence of major Latin manufacturers and US manufacturers for the steadily growing Hispanic market in the USA. Mr. Romagosa’s extensive experience and relationships, within the Hispanic and Ethnic Food industry, will benefit the Board of the Company as it positions the company, its management, its products, and its distribution channels

Mr. Romagosa was the managing director and partner of Falcon International Distributors, LLC, a leading ethnic foods distributor on the east coast, holding a chief procurement role for over ten years. Mr. Romagosa helped build that company from $9 million in revenues to over $100 million in revenues during his tenure before successfully selling the business in 2011. He has received Chamber of Commerce awards in New York and New Jersey and has been responsible for the contribution of over a million pounds of donated products to food banks in the Northeast of the US. Mr. Romagosa is an Alumni of Saint John’s University where he studied Finance, Business Administration, and Marketing.

Ms. Sonia Luna has been a director since November 2019. She has been the Chief Executive Officer of Aviva Spectrum, a California based compliance and financial transformation consulting firm that provides, among other services, compliance with the California cannabis market. From 2000 to 2004, Sonia Luna was an Audit Manager with Ernst & Young, LLP; from 1998 to 2000, she was a Senior Auditor with Singerlewak LLP; and from 1996 to 1998, she was a Staff Auditor with Arthur Andersen. Sonia Luna has been a licensed Certified Public Accountant in California since 1998 and has a bachelor’s degree in Business Administration and Accounting from California State University. Sonia Luna is the recipient of the “2018 California Cannabis Awards” as “Best Accountant”.

Board Committees

The Company has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations. Our four directors perform all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

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Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To request a copy of the Code of Ethics, please make written request to our Company at 575 Lexington Ave., 4th Floor, New York, NY 10022.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act. On July 7, 2015, our common stock became registered pursuant to section 12g of the exchange act. Accordingly, our officers, directors and principal shareholders are subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or earned by each of our named executive officers (as defined under SEC rules) for the fiscal year ended May 31, 2019.

Summary Compensation Table for Fiscal Year Ended May 31, 2019

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and principal position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation

Fernando Oswaldo Leonzo (1) (2)	2019	$44,750	$-	$150,000	$-	$-	$24,000
Chief Executive Officer, Interim Chief Financial Officer & Chairman of the Board

Robert Gunther (1)(3)	2019	$37,500	$-	$100,000	$-	$-	$24,000
Chief Operations Officer, Treasurer, Secretary & Director

John Romagosa (1)(4)	2019	$37,500	$85,000	$10,000	$-	$-	$24,000
President & Director
_____________
(1)	During 2019 Mr. Leonzo, Mr. Gunther and Mr. Romagosa collectively received a travel reimbursement allowance of $24,000.
(2)

During 2019 Mr. Leonzo was granted a stock award of $150,000 in consideration of personally guaranteeing debt. These shares are accrued for as of May 31, 2019 and will be issued subsequent to year end.

(3)

During 2019 Mr. Gunther was granted a stock award of $100,000 in consideration of personally guaranteeing debt. These shares are accrued for as of May 31, 2019 and will be issued subsequent to year end.

(4)

During 2019 Mr. Romagosa was granted a stock award of $85,000 for achievement of bonus targets and $10,000 in consideration of loan exposure. These shares are accrued for as of May 31, 2019 and will be issued subsequent to year end.

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The following table sets forth information concerning the total compensation paid or earned by each of our named executive officers (as defined under SEC rules) for the fiscal year ended May 31, 2019.

Summary compensation Table for Fiscal Year Ended May 31, 2018

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and principal position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation

Fernando Oswaldo Leonzo (1)	2018	$44,800	$-	$-	$-	$-	$24,000
Chief Executive Officer, Interim Chief Financial Officer & Chairman of the Board

Robert Gunther (1)	2018	$-	$-	$-	$-	$-	$30,750
Chief Operations Officer, Treasurer, Secretary & Director

John Romagosa (1)	2018	$-	$-	$-	$-	$-	$24,000
President & Director

(1)	During 2018 Mr. Leonzo, Mr. Gunther and Mr. Romagosa collectively received a travel reimbursement allowance of $24,000.
(2)	Rent of $6,750 earned by Mr. Gunther is listed in the table above as “All Other Compensation.” The forms of payment are described in Note 7.

The Company has no other plans in place and has never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Employment Agreements

As a result of our acquisition of GBC during 2018, we retained Mr. Frank Iemmitti, one of the sellers in the GBC acquisition, as Sales Manager of GBC for a term of twenty-four (24) months at an annual salary of $75,000, pursuant to an employment agreement to manage operations at the GBC facility in Staten Island, New York. With the sale of GBC, the employment agreement was terminated.

There are no other employment agreements; however, the Company anticipates entering into more employment agreements with key management positions as the Company grows. The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

As of May 31, 2020, and 2019, there were no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company, related to equity awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our CEO, Fernando “Oswaldo” Leonzo, owns no shares in Gran Nevada, however he serves as Gran Nevada’s President. Robert Gunther, our Chief Operating Officer, owns 12% of the common stock of Gran Nevada.

During 2018, the Company leased its offices on a month to month basis from Mr. Robert Gunther for $750 per month. The current officers and directors of the Company are involved in other business activities and may, in the future, become involved in additional business opportunities. As of May 31, 2019, there was an employment agreement between the Company and its Chief Financial Officer, who has since terminated his employment with the Company effective November 1, 2019. There are no other employment contracts with the remaining members of the management team. In addition, there are currently agreements in place with certain independent members of the Board of Directors. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interest. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

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Our CEO has also guaranteed certain operating business loans to support the operations. Currently he has guaranteed business loans with Blue Vine and Kabbage, and the Company has agreed to pay for all payments our CEO pays under these loans beginning February 21, 2020.

Our COO, Robert Gunther, has guaranteed a credit line with Wells Fargo for $50,000.

The Founders’ Common Shares as disclosed herein were sold to our officers and directors in April 2013. The Company believes that the issuance of these shares were exempt from registration pursuant to Section (2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The Founders, Fernando “Oswaldo” Leonzo (Chairman & CEO), Robert Gunther (Treasurer, Secretary, Director & Chief Operations Officer), and Jerry Gruenbaum were issued the following Series A Preferred Shares as founders for services rendered as Officers and Directors as of April 30, 2013, 600,000 Series A Preferred Shares, 300,000 Series A Preferred Shares, and 100,000 Series A Preferred Shares, respectively. Jerry Gruenbaum resigned as a director on April 16, 2015. During 2016, John Romagosa was issued 200,000 Series A Preferred Shares. Apart from the above, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

•	The Officer and Director;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same home as such person.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to (and we do not) have our Board of Directors comprised of a majority of “Independent Directors.”

Our Board of Directors has considered the independence of its directors in reference to the definition of “independent director” established by the NASDAQ Marketplace Rule 5605(a)(2). In doing so, the Board of Directors has reviewed all commercial and other relationships of each director in making its determination as to the independence of its directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock known by us as of June 25, 2020 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;
•	each director;
•	each named executive officer; and,
•	all directors and executive officers as a group.

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Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent such power may be shared with a spouse.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership Common Shares (1)	Percent of class (2)	Preferred Shares	Voting % with Preferred Shares(3)
Common Stock	Fernando Oswaldo Leonzo, Director & Officer	760,000	4.59%	600,000	33.65%
	575 Lexington Ave., 4th Fl. New York, NY 10022

Common Stock	Robert Gunther, Director & Officer	205,000	1.24%	300,000	15.97%
	575 Lexington Ave., 4th Fl. New York, NY 10022

Common Stock	John Romagosa, Director & Officer	312,000	1.89%	200,000	11.81%
	575 Lexington Ave., 4th Fl. New York, NY 10022

Common Stock	Sonia Luna	44,838	0.27%
	575 Lexington Ave., 4th Fl. New York, NY 10022

All Executive Officers and Directors as a group consisting of 4 individuals		1,321,838	7.99%

Common Stock	Shircoo, Inc.	1,242,030	7.50%
	2350 E. Allview Terrace, Los Angeles, CA 90068

The percent of class is based on 16,551,322 shares of common stock issued and outstanding as of June 25, 2020.

(1)	Shares are restricted and fully vested.

(2)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)	Reflects the impact of the 50-1 voting preference of the preferred stock.

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Preferred shares outstanding

Preferred Shares	May 31, 2019
Shares Outstanding
Fernando Oswaldo	600,000
Robert Gunther	300,000
Jerry Gruenbaum	100,000
John Romagosa	200,000
Total	1,200,000

Preferred shares do not have liquidation preferences but have 50-1 preferred voting rights.

Securities Authorized For Issuance Under Equity Compensation Plans

We have not adopted any Equity Compensation Plans as of the date of this filing.

DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share- for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non- assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, $0.001 par value. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

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Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Series A Preferred Stock

We have designated 1,200,000 shares of Series A Preferred Stock, par value $0.001 per share (the “Class A Stock”). We have 1,200,000 shares of Series A Preferred Stock issued and outstanding.

The Series A Preferred Stock does not have liquidation preferences. The Series A Preferred Stock has 50:1 voting rights, with each share possessing fifty votes. Series A Preferred shares are not convertible and do not pay dividends.

Series B Preferred Stock

We have designated 250,000 shares of Series B Preferred Stock, par value $0.001 per share (the “Class B Stock”). We have 250,000 shares of Series B Preferred Stock issued and outstanding.

The Series B Preferred Stock does not have liquidation preferences. The Series B Preferred Stock has no voting rights except to the extent that they hold Common Stock Shares from conversion, in which case each Common Stock share will be equal to one vote. The Company shall pay the holders of Series B Preferred Stock a 10% annual cash dividend paid quarterly.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

We are offering up to $50,000,000 total of the Company’s common stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is ClearTrust, LLC, 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, phone (813) 235-4490. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

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 Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

·	1% of the number of shares of our Common Stock then outstanding; or
·	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Brunson Chandler & Jones, PLLC, of Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Life on Earth, Inc. and subsidiaries as of and for the year ended May 31, 2019 have been incorporated by reference in the registration statement in reliance upon the report of Friedman LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Life on Earth, Inc. and subsidiaries as of and for the year ended May 31, 2018 have been incorporated by reference in the registration statement in reliance upon the report of Raich Ende Malter & Co. LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will continue to be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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PART IV - FINANCIAL INFORMATION

F-1

Life On Earth, Inc.

Condensed Consolidated Balance Sheets

	February 29,	May 31,
	2020	2019
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$8,837	$106,156
Restricted cash	-	50,000
Accounts receivable, net of allowance for doubtful accounts of $15,543 and $24,150 as of February 29, 2020 and May 31, 2019, respectively	17,813	31,541
Inventory	18,844	215,503
Prepaid expenses	-	77
Other receivable	-	261,900
Current assets of discontinued operations	-	33,138
Total current assets	45,494	698,315

Other Assets
Goodwill	50,000	195,000
Intangible assets, net of accumulated amortization of $138,000 and $178,375 as of February 29, 2020 and May 31, 2019, respectively	172,000	391,000
Other assets of discontinued operations	-	36,495

Total Assets	$267,494	$1,320,810

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable and accrued expenses	$1,530,475	$1,182,402
Contingent liability	57,273	382,582
Derivative liability	90,859	-
Note payable - related party	60,369	10,000
Note payable, net of capitalized financing costs of $24,609 and $198,927 as of February 29. 2020 and May 31, 2019, respectively	670,401	515,126
Convertible notes payable, net of unamortized deferred financing costs of $140,730 and $133,278 as of February 29, 2020 and May 31, 2019, respectively	1,451,270	1,065,222
Lines of credit	24,899	34,732
Current liabilities of discontinued operations	-	881,016
Total current liabilities	3,885,546	4,071,080

Total Liabilities	3,885,546	4,071,080

Commitments and contingencies

Stockholders' Deficiency
Series A Preferred stock, $0.001 par value; 10,000,000 shares authorized,
1,200,000 and 1,200,000 shares issued and outstanding as of February 29, 2020 and May 31, 2019, respectively	1,200	1,200
Common stock, $0.001 par value; 200,000,000 shares authorized,
9,311,706 and 8,042,075 shares issued and outstanding, as of February 29. 2020 and May 31, 2019, respectively	9,312	8,042
Additional paid-in capital	12,747,183	12,115,864
Accumulated deficit	(16,375,747)	(14,875,376)
Total Stockholders' Deficiency	(3,618,052)	(2,750,270)

Total Liabilities and Stockholders' Deficiency	$267,494	$1,320,810

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Life On Earth, Inc.

Unaudited Condensed Consolidated Statements of Operations

	For the three months ended		For the nine months ended
	February 29,	February 28,	February 29,	February 28,
	2020	2019	2020	2019

Sales, net	$11,218	$46,430	$64,407	$173,104
Cost of goods sold	(26,852)	136,918	156,089	206,535
Gross profit	38,070	(90,488)	(91,682)	(33,431)

Expenses:
Operating expenses	233,909	221,697	1,116,819	652,462
Share based compensation	-	282,029	482,153	522,539
Depreciation and amortization	23,000	-	69,000	-
Impairment of goodwill	-	-	145,000	-
Impairment of intangible assets	-	-	150,000	-
Total expenses	256,909	503,726	1,962,972	1,175,001

Loss from operations	(218,839)	(594,214)	(2,054,654)	(1,208,432)

Other income and expenses
Change in fair value of contingent consideration	85,909	-	325,309	-
Change in fair value of derivative liability	92,060	-	57,130	-
Interest and financing costs	(212,359)	(406,857)	(640,833)	(1,351,954)

Loss before discontinued operations	(253,229)	(1,001,071)	(2,313,048)	(2,560,386)
Gain/(loss) from discontinued operations - ESD	-	(93,470)	(80,838)	(335,715)
Loss from discontinued operations - GBC	-	(51,718)	-	(169,942)
Gain on disposal of subsidiary	893,515	-	893,515	-

Net income (loss)	$640,286	$(1,146,259)	$(1,500,371)	$(3,066,043)

Basic and diluted loss per share from continuing operations	$(0.03)	$(0.16)	$(0.27)	$(0.44)

Basic and diluted loss per share from discontinued operations	$-	$(0.02)	$(0.01)	$(0.09)

Basic and diluted loss per share from disposal of subsidiary	$0.10	$-	$0.10	$-

Basic and diluted weighted average number
of shares outstanding	9,257,005	6,358,161	8,687,026	5,764,224

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

Life On Earth, Inc.
Consolidated Statements of Stockholders' Deficiency
For the three months ended February 29, 2020
(Unaudited)

	Common Stock		Series A Preferred		Additional Paid in	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	capital	Deficit	Deficiency
Balance - December 1, 2019	9,004,014	$9,004	1,200,000	$1,200	$12,727,491	$(17,016,033)	$(4,278,338)

Issuance of common shares for convertible debt	307,692	308			19,692		20,000

Net income (loss)						640,286	640,286

Balance - February 29, 2020	9,311,706	$9,312	1,200,000	$1,200	$12,747,183	$(16,375,747)	$(3,618,052)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Life On Earth, Inc.
Consolidated Statements of Stockholders' Deficiency
For the nine months ended February 29, 2020
(Unaudited)

	Common Stock		Series A Preferred		Additional Paid in	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	capital	Deficit	Deficiency

Balance - June 1, 2019	8,042,075	$8,042	1,200,000	$1,200	$12,115,864	$(14,875,376)	$(2,750,270)

Issuance of common shares for services	943,374	944			666,094		667,038

Issuance of common shares for sale of subsidiary	78,398	78			62,640		62,718

Issuance of common shares for deferred financing costs	64,500	65			19,668		19,733

Issuance of common shares for convertible debt	474,359	474			144,526		145,000

Common shares retired and cancelled	(291,000)	(291)			(261,609)		(261,900)

Net loss						(1,500,371)	(1,500,371)

Balance - February 29, 2020	9,311,706	$9,312	1,200,000	$1,200	$12,747,183	$(16,375,747)	$(3,618,052)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Life On Earth, Inc.
Consolidated Statements of Stockholders' Equity/(Deficiency)
For the three months ended February 28, 2019

	Common Stock		Series A Preferred		Additonal Paid in	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	capital	Deficit	Deficiency
Balance - December 1, 2018	6,096,676	$6,096	1,200,000	$1,200	9,199,812	$(8,718,129)	$488,979

Issuance of common shares for services	177,832	178			239,226		239,404

Issuance of common shares for deferred financing costs	34,314	34			64,198		64,232

Issuance of common shares for convertible debt	469,249	469			602,472		602,941

Issuance of common shares at $0.15 per share	201,333	201			150,799		151,000

Issuance of common shares at $0.30 per share	3,333	3			4,997		5,000

Net loss						(1,146,255)	(1,146,255)

Balance - February 28, 2019	6,982,738	$6,981	1,200,000	$1,200	$10,261,504	$(9,864,384)	$405,301

The accompanying notes are an integral part of these consolidated financial statements.

Life On Earth, Inc.
Consolidated Statement of Stockholders' Equity (Deficiency)
For the nine months ended February 28, 2019
(Unaudited)

	Common Stock		Series A Preferred		Additional Paid in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	capital	Deficit	(Deficiency)
Balance - June 1, 2018	4,716,317	$4,716	1,200,000	$1,200	$5,812,435	$(6,798,341)	$(979,990)

Issuance of common shares for services	276,712	277			430,603		430,880
Issuance of common shares for deferred financing costs	213,314	213			700,400		700,613
Issuance of common shares for convertible debt at par value	974,455	974			1,669,175		1,670,149
Issuance of common shares at $0.10 per share	270,000	270			134,730		135,000
Issuance of common shares at $0.15 per share	201,333	201			150,799		151,000
Issuance of common shares at $0.30 per share	3,333	3			4,997		5,000
Issuance of common shares for acquisition of JCG	327,273	327			636,546		636,873
Contingent consideration for additional shares related to the acquisition of JCG					721,819		721,819
Net loss						(3,066,043)	(3,066,043)

Balance - February 28, 2019	6,982,737	$6,981	1,200,000	$1,200	$10,261,504	$(9,864,384)	$405,301

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Life On Earth, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended
	February 29,	February 28,
	2020	2019
Cash Flows From Operating Activities
Net loss	$(1,500,371)	$(3,066,043)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	482,153	479,914
Depreciation and amortization	69,000	-
Goodwill impairment	145,000	-
Impairment of intangible assets	150,000	-
Provision for obsolete and excess inventory	77,765	-
Amortization of interest and financing costs	430,805	1,353,316
Share based finance costs	67,194	-
Provision for bad debts	(39,693)	50,000
Change in fair value of contingent liability	(325,309)	-
Disposal of discontinued subsidiary	(811,383)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	53,421	73,826
Inventory	118,894	23,715
Prepaid expenses and other current assets	77	51,821
Increase (decrease) in:
Accounts payable, accrued expenses and contingent liability	595,763	(161,798)

Cash used in continuing operations	(486,684)	(1,195,249)
Cash (used)/provided by discontinued operations	-	563,825
Cash (used)/provided by operating activities	(486,684)	(631,424)

Cash Flows From Investing Activities
Acquisition of subsidiary, net of cash acquired	-	265
Cash (used)/provided by investing activities	-	265

Cash Flows From Financing Activities
Repayment of loans payable	-	(260,902)
Repayment of notes payable	(54,042)	(410,000)
Proceeds from notes payable, net of financing costs	-	125,000
Proceeds from lines of credit, net of financing costs	55,000	-
Payment of lines of credit	(64,833)	-
Proceeds from convertible notes payable, net of financing costs	409,240	695,000
Repayment of convertible notes payable	(6,000)	(5,000)
Proceeds from sales of common stock	-	291,000
Cash (used)/provided by financing activities of continuing operations	339,365	435,098
Cash (used)/provided by financing activities of discontinued operations	-	76,700
Cash (used)/provided by financing activities	339,365	511,798

Net Increase (decrease) in Cash, Cash Equivalents and Restricted Cash	$(147,319)	$(119,361)

Cash, Cash Equivalents and Restricted Cash - beginning	156,156	189,317

Cash, Cash Equivalents and Restricted Cash - end	$8,837	$69,956

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$-	$15,853

Noncash investing and financing activities:
Common stock issued for acquisition	$-	$1,360,000

Common stock issued to satisfy note payable	$-	$150,000

Common stock issued for deferred financing costs	$-	$700,614

Common stock issued for payment of note payable - related party	$-	$2,000

Common stock issued to satisfy accounts payable and accrued expenses	$184,885	$-

Common stock issued for convertible debt	$145,000	$-

Common stock issued with convertible debt as financing fee	$19,733	$1,670,149

Common stock issued for sale of subsidiary	$62,718	$-

During the nine months ended February 29, 2019, the Company acquired certain business net assets (See Notes 7)
Cash	$-	$265
Accounts receivable	-	167,700
Inventory	-	72,035
Intangible assets	-	1,185,000
Accounts payable	-	(65,000)
Net assets acquired	$-	$1,360,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

Life On Earth, Inc.

Notes to Condensed Consolidated Financial Statements

February 29, 2020

(Unaudited)

Note 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

Life On Earth, Inc. (the “Company”) is an innovative brand incubator and accelerator focused on building and scaling concepts in the natural consumer products category. Our mission is to bring our strategic focus and long-term forward-looking vision to consumers in the health, wellness and active lifestyle spaces through superior branding, product quality, targeted acquisitions and retail experience in the functional beverage and other wellness categories.

Our objective is to grow as rapidly as possible (both organically and via strategic alliances and acquisitions) using the public capital markets for access to capital. The companies and assets sought by us will be those that already have market penetration in the following segments: (1) Sales (2) Marketing (3) Established Distribution network and (4) Manufacturing infrastructure in place.

The accompanying consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries, Victoria’s Kitchen, LLC (“VK”) and The Chill Group, LLC (“JC”). During the year ended May 31, 2019, the Company sold the Giant Beverage Company, Inc. (“GBC”) and their results are included herein as discontinued operations.

On June 21, 2019, the Company made the determination to shut down and discontinue the operations of ESD and further focus on the brand portfolio. Effective November 4, 2019, ESD filed for Chapter 7 bankruptcy protection. On December 11, 2019, the Company received a final decree from the United States Bankruptcy Court ruling that a Chapter 7 bankruptcy estate for ESD had been fully administered. The results of operations of ESD for the nine months ended February 29, 2020 are included herein as discontinued operations in the financial statements. The Company has recognized a gain on the disposal of ESD in the amount of $893,515 for the three month and nine months ended February 29, 2020,as reported in the condensed consolidated statements of operations.

On October 3, 2019, the Company announced its intention to expand its business as a Consumer-Packaged Goods (“CPG”) Company into the Business to Consumer (“B2C”) space of the cannabis marketplace. The Company believes that having a direct relationship with consumers in the cannabis industry will allow it the best opportunity to leverage its brands such as Just Chill and continue to grow as a CPG company. There are no guarantees that the Company can successfully enter the cannabis marketplace and currently it is in the exploratory stages of identifying potential acquisition targets as well as strategic partners in order to generate revenues from that segment of the market. The Company believes that entering the direct to consumer segment of the cannabis market will be complimentary to its current business and will enhance the strategic focus in the health, wellness, and active lifestyle space.

The Company was incorporated in Delaware in April 2013 and acquired VK in October 2017, and JC in August 2018. The Company currently markets and sell beverages, primarily through third party distributors.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Basis of Presentation

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been omitted or condensed pursuant to such regulations. In the opinion of management, all adjustments considered necessary for a fair presentation of the interim periods presented have been included. All such adjustments are of a normal recurring nature.

Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements. These reclassifications had no effect on the previously reported net loss.

The accompanying condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in the Company’s Form 10-K as of May 31, 2019. Interim results are not necessarily indicative of the results of a full year.

F-7

Revenue Recognition

In May 2014, the FASB issued guidance codified in ASC 606 which amends the guidance in former ASC 605, “Revenue Recognition.” The core principle of the standard is to recognize revenue when control of the promised goods or services is transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The standard also requires additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company recognizes sales of its beverage products, based on predetermined pricing, upon delivery of the product to its customers, as that is when the customer obtains control of the goods. We considered several factors in determining that control transfers to the customer upon delivery of products. These factors include that legal title transfers to the customer, we have a present right to payment, and the customer has assumed the risk and rewards of ownership at the time of delivery. Payment is typically due within 30 days. The Company has no significant history of returns or refunds of its products.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations. The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts are included in cost of goods sold. Sales tax and other similar taxes are excluded from net sales. Sales are recorded net of provisions for discounts, slotting fees payable by us to retailers to stock our products and promotion allowances, which are typically agreed to upfront with the customer and do not represent variable consideration. Discounts, slotting fees and promotional allowances vary from customer to customer. The consideration the Company is entitled to in exchange for the sale of products to distributors. The Company estimates these discounts, slotting fees and promotional allowances in the same period that the revenue is recognized for products sales to customers. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue.

All sales to distributors and customers are generally final. In limited instances the Company may accept returned product due to quality issues or distributor terminations, in which situations the Company would have variable consideration. To date, returns have not been material. The Company’s customers generally pay within 30 days from the receipt of a valid invoice. The Company offers prompt pay discounts of up to 2% to certain customers typically for payments made within 15 days. Prompt pay discounts are estimated in the period of sale based on experience with sales to eligible customers. Early pay discounts are recorded as a deduction to the accounts receivable balance presented on the consolidated balance sheets.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reverse Stock Split

On November 11, 2019, the Company’s Board of Directors (the “Board”) and a majority of shareholders approved a reverse stock split at a ratio of one-for-five shares of common stock, without changing the par value, rights, terms, conditions, and limitations of such shares of common stock, (the “Reverse Stock Split”). The Reverse Stock Split became effective on March 25, 2020 (the “Effective Date”), pursuant to approval from the Financial Industry Regulatory Authority (“FINRA”), whereupon the shares of our common stock will begin trading on a split adjusted basis. All share and per share information has been retroactively adjusted to reflect the impact of this reverse stock split.

Net Loss Per Common Share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti-dilutive. As of February 29, 2020, and May 31, 2019, warrants and convertible notes payable could be converted into approximately 2,440,000 and 1,143,000 shares of common stock, respectively.

F-8

Income Taxes

The Company utilizes the accrual method of accounting for income taxes. Under the accrual method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. The Company did not have any unrecognized tax benefits as of February 29, 2020 and does not expect this to change significantly over the next 12 months.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value on the issuance date.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents

The Company considers only those investments which are highly liquid, readily convertible to cash, and that mature within three months from date of purchase to be cash equivalents.

At February 29, 2020 and May 31, 2019, the Company had cash and cash equivalents of $8,837 and $106,156 respectively. The May 31, 2019 balance is adjusted for cash in ESD that has been reclassed to assets from discontinued operations. At November 30, 2019 and May 31, 2019, cash equivalents were comprised of funds in checking accounts, savings accounts and money market funds.

Restricted cash refers to money that is held for a specific purpose and therefore not available to the Company for immediate or general business use. Restricted cash as of May 31, 2019 included $50,000 in an escrow account for the resale of GBC, which was released to the buyers as of July 5, 2019. There was no restricted cash as of February 29, 2020.

F-9

Accounts Receivable

Our accounts receivable balance primarily includes balances from trade sales to distributors and retail customers. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance for doubtful accounts based primarily on historical write-off experience. Account balances that are deemed uncollectible, are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. A significant change in demand for certain products as compared to forecasted amounts may result in recording additional provisions for obsolete inventory. Provisions for obsolete or excess inventory are recorded as cost of goods sold.

As of February 29, 2020, and May 31, 2019, the allowance for doubtful accounts was $15,543 and $24,150, respectively.

Inventory

Inventory consists of finished goods and raw material which are stated at the lower of cost (first-in, first-out) and net realizable value and include adjustments for estimated obsolete or excess inventory. A significant change in demand for certain products as compared to forecasted amounts may result in recording additional provisions for obsolete inventory. During the three and nine months ended February 29, 2020, the Company recorded and provision for obsolete and excess inventory of $0 and $78,000, respectively, which was recorded as cost of goods sold. As of February 29, 2020, and May 31, 2019, there was approximately $19,000 and $216,000 of inventory on hand, respectively.

Goodwill

Goodwill is deemed to have an indefinite life, and accordingly, is not amortized, but evaluated annually (or more frequently if events or changes in circumstances indicate the carrying value may not be recoverable) for impairment. The most significant assumptions, which are used in this test, are estimates of future cash flows. If these assumptions differ significantly from actual results, impairment charges may be required in the future.

Advertising

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense amounted to approximately $36,642 and $45,180 for the nine months ended February 29, 2020 and February 28, 2019, respectively.

Shipping and Handling

Shipping and handling costs are included in costs of goods sold.

Business combination

GAAP requires that all business combinations not involving entities or businesses under common control be accounted for under the acquisition method. The Company applies ASC 805, “Business combinations”, whereby the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of operations and comprehensive income.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of products and forecasted life cycle and forecasted cash flows over that period. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Any changes to provisional amounts identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.

F-10

Deferred Finance Cost

Deferred financing costs or debt issuance costs are costs associated with issuing debt, such as various fees and commissions paid to investment banks, law firms, auditors, regulators, and so on. Since these payments do not generate future benefits, they are treated as a contra debt account. The costs are capitalized, reflected in the balance sheet as a contra long-term liability, and amortized using the effective interest method or over the finite life of the underlying debt instrument, if below de minimis.

Derivative Liability

The Company accounts for certain instruments, which do not have fixed settlement provisions, as derivative instruments in accordance with FASB ASC 815-40, Derivative and Hedging - Contracts in Entity’s Own Equity. This is due to the conversion features of certain convertible notes payable being tied to the market value of our common stock. As such, our derivative liabilities are initially measured at fair value on the contract date and are subsequently re-measured to fair value at each reporting date. Changes in estimated fair value are recorded as non-cash adjustments within other income (expenses), in the Company’s accompanying Unaudited Condensed Consolidated Statements of Operations.

Fair Value Measurements

In August 2018, the FASB issued a new guidance which modifies the disclosure requirements on fair value measurements.

We categorize our financial instruments into a three-level fair value hierarchy that prioritize the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument. Financial assets recorded at fair value on our condensed consolidated balance sheets are categorized as follows:

Level 1 inputs-Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs-Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 inputs-Unobservable inputs for the asset or liability, which are supported by little or no market activity and are valued based on management’s estimates of assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Pronouncements

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-2, "Leases" (Topic 842), which is intended to improve financial reporting for lease transactions. This ASU requires organizations that lease assets, such as real estate and manufacturing equipment, to recognize assets and liabilities on their balance sheets for the rights to use those assets for the lease term and obligations to make lease payments created by those leases that have terms of greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. This ASU also requires disclosures to help investors and other financial statement users better understand the amount and timing of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. This ASU became effective for public entities beginning the first quarter 2019. During 2019 the Company sold the Giant Beverage Company which resulted in elimination of the company’s lease obligation related to that operation. The remaining lease obligation related to Energy Source Distributors which was terminated on July 31, 2019 reducing the remaining terms of the lease to 2 months. The Company has adopted ASU 2016-2 Leases which does not have material impact on Company’s financial statements.

F-11

In June 2016, the FASB issued ASU 2016-13, Financial Instruments: Credit Losses (“ASU 2016-13”), which changes the impairment model for most financial instruments, including trade receivables from an incurred loss method to a new forward-looking approach, based on expected losses. The estimate of expected credit losses will require entities to incorporate considerations of historical information, current information and reasonable and supportable forecasts. This ASU become effective for fiscal years beginning after December 15, 2019. and must be adopted using a modified retrospective transition approach. Management does not believe that the adoption of ASU 2016-13 will have a material impact on Company’s financial statements.

In January 2017, the FASB issued an update to the accounting guidance to simplify the testing for goodwill impairment. The update removes the requirement to determine the implied fair value of goodwill to measure the amount of impairment loss, if any, under the second step of the current goodwill impairment test. A company will perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. A goodwill impairment charge will be recognized for the amount by which the reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of the goodwill. The guidance is effective prospectively for public business entities for annual reporting periods beginning after December 15, 2019. This standard is required to take effect in the Company’s first quarter (August 2020) of our fiscal year ending May 31, 2021. We do not expect the adoption of this new guidance will have a material impact on our financial statements.

In November 2018, the FASB issued new guidance to clarify the interaction between the authoritative guidance for collaborative arrangements and revenue from contracts with customers. The new guidance clarifies that, when the collaborative arrangement participant is a customer in the context of a unit-of-account, revenue from contracts with customers guidance should be applied, adds unit-of-account guidance to collaborative arrangements guidance, and requires, that in a transaction with a collaborative arrangement participant who is not a customer, presenting the transaction together with revenue recognized under contracts with customers is precluded. The Company does not have any collaborative arrangements or revenue from contracts and therefore Topic 808 does not have an impact on our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 2 - BASIS OF REPORTING AND GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred losses from inception of approximately $16,400,000, has a working capital deficiency of approximately $3,800,000 and a net capital deficiency of approximately $3,600,000, which, among other factors, raises substantial doubt about the Company's ability to continue as a going concern. As of February 29, 2020, the Company did not have sufficient cash on hand to fund operations for the next 12 months. The ability of the Company to continue as a going concern is dependent upon management's plans to raise additional capital from the sale of stock and receive additional loans from third parties and related parties. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - CONCENTRATIONS

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high quality credit institutions. At times, balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. Cash in banks is insured by the FDIC up to $250,000 per institution, per entity. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its account receivable credit risk exposure is limited.

Sales and Accounts Receivable

During the nine months ended February 29, 2020, sales to 5 customers accounted for approximately 87% of the Company’s net sales. These five customers accounted for 38%, 13%, 12%, 12% and 12% of the Company’s net sales, respectively.

During the nine months ended February 28, 2019, sales to 3 customers accounted for approximately 34% of the Company’s net sales. These three customers accounted for 12%, 12% and 10% of the Company’s net sales, respectively.

Five customers accounted for approximately 70% of the Company’s accounts receivable as of February 29, 2020. These five customers accounted for 19%, 17%, 13%,11% and 10% of the Company’s accounts receivable, respectively.

Two customers accounted approximately 36% of the Company’s accounts receivable as of February 28, 2019. These two customers accounted for 21% and 15% of the Company’s accounts receivable, respectively.

F-12

Note 4 - FAIR VALUE MEASUREMENTS

We follow the provisions of ASC 820-10, Fair Value Measurements and Disclosures Topic, or ASC 820-10, for our financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value under GAAP and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Financial assets and liabilities recorded on the accompanying condensed consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 - Unadjusted quoted prices in active markets that are accessible to the reporting entity at the measurement date for identical assets and liabilities.

Level 2 - Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 - Inputs include the following:

•	Quoted prices for similar assets and liabilities in active markets

•	Quoted prices for identical or similar assets or liabilities in markets that are not active

•	Observable inputs other than quoted prices that are used in the valuation of the assets or liabilities (i.e., interest rate and yield curve quotes at commonly quoted intervals)

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Unobservable inputs for the asset or liability (i.e., supported by little or no market activity). Level 3 inputs include management’s own assumption about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The level in the fair value hierarchy within which the fair value measurement is classified is determined based upon the lowest level of input that is significant to the fair value measurement in its entirety.

Certain of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate their fair value due to their liquid or short-term nature, such as cash and cash equivalents, accounts payable and accrued expenses and notes payable.

The carrying value of our contingent liability approximated the fair value as of February 29, 2020 in considering Level 1 inputs within the hierarchy.

The carrying value of our derivative liability as of February 29, 2020 approximated the fair value in considering Level 3 inputs within the hierarchy. The Company’s derivative liability is measured at fair value using the Black Scholes valuation methodology.

For the nine months ended February 29, 2020 the following input were utilized to derive the fair value of our derivative liability:

February 29,
2020
Risk free interest rate	0.97% - 1.81%
Expected dividend yield	0
Expected term (in years)	1
Expected volatility	27.50% - 52.66%

F-13

The following tables set forth by level, within the fair value hierarchy, the Company’s financial instruments carried at fair value as of February 29, 2020 and May 31, 2019:

	February 29, 2020
	Level 1	Level 2	Level 3	Total
Contingent liability	$57,273	$-	$-	$57,273
Derivative liability	-	-	90,859	90,859
Total	$57,273	$-	$90,859	$148,132

	May 31, 2019
	Level 1	Level 2	Level 3	Total
Contingent liability	$382,582	$-	$-	$382,582
Derivative liability	-	-	-	-
Total	$382,582	$-	$-	$352,582

Note 5 - ESD DISCONTINUED OPERATIONS

On June 21, 2019 the Company shut down the ESD operation to further concentrate its efforts and available resources on its core brands and any additional brands it acquires. On November 4, 2019, ESD filed for Chapter 7 bankruptcy protection. On December 11, 2019, the Company received a final decree from the United States Bankruptcy Court that a Chapter 7 bankruptcy estate for ESD had been fully administered. As a result, the Company discharged approximately $851,000 in accounts payable and accrued expenses and recorded a gain on the disposal of discontinued subsidiary in the amount of $891,000 during the three and nine months ended February 29, 2020.

Accordingly, the results of operations for ESD have been reclassed to discontinued operations for the three and six months ended February 29, 2020 and the year ended May 31, 2019. The Company recognized a loss from discontinued operations of $0 and $80,838 for the three and nine months ended February 29, 2020, respectively, related to the ESD operations. The Company recognized a loss from discontinued operations of $93,470 and $335,715 for the three and nine months ended February 28, 2019 and February 28, 2019, respectively, related to the ESD operations.

Below are the results from discontinued operations for the three and nine months ended February 29, 2020 and February 28, 2019 for ESD:

	For the three months ended		For the nine months ended
	February 29,	February 28,	February 29,	February 28,
	2020	2019	2020	2019
Sales, net	$-	$113,396	$5,911	$834,556
Cost of goods sold	-	75,945	16,303	627,645
Gross profit	-	37,451	(10,392)	206,911
Operating expenses	-	120,684	33,322	459,905
Loss from operations	-	(83,233)	(43,714)	(252,994)
Other expenses:
Interest and finance costs	-	(10,237)	(8,074)	(82,721)
Loss on sale of fixed assets	-	-	(29,050)	-
Net loss	$-	$(93,470)	$(80,838)	$(335,715)

F-14

The table below summarizes the net liabilities of the discontinued operations of ESD that were discharged during the three months ended February 29, 2020.

Liabilities
Accounts payable and accrued expenses	$851,481
Lines of credit	42,034
Total Liabilities	$893,515

The table below summarizes the net assets related to discontinued operations of ESD as of May 31, 2019

Assets
Cash and cash equivalents	$4,897
Accounts receivable	11,938
Inventory	16,303
Total Current assets	33,138
Equipment	31,250
Security deposits	5,245
Total Other assets	36,495
Liabilities
Accounts payable and accrued expenses	843,456
Lines of credit	37,560
Total current liabilities	881,016

F-15

Note 6 - GBC DISPUTE RESOLUTION AND SALE

On May 7, 2019, the Company , Giant Beverage, Inc. (“Giant”), and Frank Iemmiti and Anthony Iemmiti (“Frank and Anthony Iemmiti”) entered into a Dispute Resolution and Resale agreement that resolved all existing disputes between the two parties and resulted in the sale of the ownership of Giant to Frank and Anthony Iemmiti. The effective date of the Resale was March 1, 2019. On July 4, 2019, the Company and Frank and Anthony Iemmiti executed the amended Dispute Resolution and Resale Agreement. Under the terms of the agreement, the Company deposited $50,000 into an Attorney’s Trust Account, this was accrued for as of May 31, 2019. Frank and Anthony Iemmiti had a continuing obligation to provide the Company with all financial information of Giant that the Company needed to complete its SEC reporting requirements. Having successfully filed of all SEC documents this money was released from the Attorney’s Trust account to Frank and Anthony Iemmiti. In addition, the Company paid to Frank and Anthony Iemmiti the additional stated consideration in the Settlement Agreement, specifically 391,988 shares of the Company’s stock which was valued at $62,718. The number of shares of which was determined by the closing price, $.16 per share, the day prior to execution of the Settlement Agreement. This amount was accrued for as of May 31, 2019. This released all current and future causes of actions and claims against the Company. At the closing, the Company sold the Giant Company to Frank and Anthony Iemmiti in exchange for their transfer to the Company of 1,455,000 Common Stock Shares previously held by Frank and Anthony Iemmiti. During the year ended May 31, 2019, the Company incurred a loss of $733,557 on the resale of GBC and recorded a charge of $169,942 related to the loss on discontinued operations.

Below are the results from discontinued operations for the three and six months ended February 28, 2019 for GBC:

	For the three months ended	For the nine months ended
	February 28	February 28
	2019	2019
Sales, net	$595,530	$2,134,080
Cost of goods sold	500,115	1,804,242
Gross profit	95,415	329,838
Operating expenses	131,546	477,563
Loss from operations	(36,131)	(147,725)
Other expenses:
Interest and finance costs	(15,587)	(22,217)
Loss on sale of fixed assets	-	-
Net loss	$(51,718)	$(169,942)

The table below summarizes the net assets sold and the consideration paid for the sale of GBC as of February 28, 2019, the day prior to the effective date of the resale.

Assets
Cash and cash equivalents	$19,915
Accounts receivable	62,458
Inventory	109,143
Equipment	54,255
Notes receivable	5,943
Goodwill	726,890
Intangible assets	422,003
Other assets	72,341
Total assets	$1,472,948
Liabilities
Accounts payable and accrued expenses	$405,222
Loans payable	42,645
Lines of credit	32,357
Current maturities of loan payable - stockholders	$109,995
Total Liabilities	$590,219
Other consideration paid to buyers
Cash	$50,000
391,988 Shares of Common stock at $.16 per share	62,718
Less: consideration paid by buyers
1,455,000 shares of the Company’s common stock at $0.18 per share	(261,900)
Loss on sale of subsidiary	$(733,557)

F-16

Note 7 - JCG ACQUISITION

To support the company’s strategic initiatives, the Company acquired JCG and the JCG brands.

Effective August 2, 2018, the Company entered into an agreement (the “JCG Agreement”) to acquire all of the outstanding stock of JCG in exchange for 1,636,363 shares of the Company’s restricted common stock valued at $0.39 per share for a total value of approximately $638,000. If these shares are trading below $0.30 after August 2, 2019, the Company would be required to issue additional shares so that the value of the 1,636,363 shares plus these additional shares, with a floor price of $0.20, will be equal to $900,000. On August 2, 2019, the 12-month anniversary of the acquisition of JCG the Company determined that the Company’s stock price closed below the contractual floor for remeasurement of the purchase consideration and additional consideration was due to the sellers. As of May 31,2019, the Company accrued approximately $383,000 to reflect the fair value of the contingent consideration related to the acquisition. During the three and six months ended November 30, 2019, the Company recorded a change in the fair value of the contingent liability of $239,400. As of November 30, 2019, the contingent shares have not been issued.

The JCG Agreement also provides for the issuance of a warrant for 1,000,000 shares of common stock with a two-year term and an exercise price of $0.85 with a value of approximately $9,400. The JCG Agreement also provides for an additional 1,090,909 shares of restricted common stock to be issued when the gross revenues of the JCG brands reach $900,000 in a twelve-month period. The JCG Agreement further provides for additional shares of restricted common stock, with a market value of $500,000 on the date of issuance, to be issued when the gross revenues of the JCG brands reach $3,000,000 in a twelve-month period, and again when the gross revenues of the JCG brands reach $5,000,000 in a twelve-month period. The JCG Agreement also provides for the issuance of the restricted common stock and warrants to the shareholders of JCG on a pro rata basis according to their respective percentage of ownership as of August 2, 2018. The restricted common stock may not be transferred, sold, gifted, assigned, pledged, or otherwise disposed of, directly or indirectly, for a period of twelve months (the “Lock-Up Period”). After the Lock-Up Period, the maximum shares that may be sold by each restricted common stockholder during any given one-day period shall be 5% of their total holdings or no more than 20% of the average trading volume of the preceding 30 days, whichever is less. The Company has determined the value of the contingent shares and warrants, in excess of the initial 1,636,363 shares, to be approximately $722,000, for a total purchase price value of approximately $1,360,000.

The following table summarizes the allocation of the purchase price to the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Issuance of 1,636,363 shares of common stock with an estimated fair value of $0.39 per share	$638,182
Contingent consideration for additional shares (included in additional paid-in capital)	684,641
Warrants to purchase additional shares	37,177
Total purchase consideration	$1,360,000

Cash	$265
Accounts receivable	167,700
Inventory	72,035
Accounts payable	(65,000)
Intangibles - Trademarks and copyrights	1,185,000
Total consideration	$1,360,000

The intangibles relate to trademarks and copyrights acquired in the JC acquisition and are being amortized over a 5-year period. For the three and nine months ended February 29, 2020 the Company recorded amortization expense of $23,000 and $69,000, respectively, related to the JC intangibles. For the three and nine months ended February 28, 2019 the Company recorded amortization expense of $0 and $0, respectively, related to the JC intangibles. The Company recorded an impairment charge of $725,000 against the intangibles recorded related to the acquisition of JCG during the year ended May 31, 2019, and, recorded an impairment charge of $150,000 during the nine months ended February 29, 2020. The balance of the intangibles related to the JC acquisition as of February 29, 2020 was $172,000.

F-17

Note 8 - INTANGIBLE ASSETS

Intangible assets as of February 29, 2020 and May 31, 2019 were as follows:

	February 29, 2020	May 31, 2019
Intangible assets:
Trademarks and copyrights	$460,000	$1,560,000

Less: accumulated amortization:
Trademarks and copyrights (1)	138,000	178,375
Less: Impairment	150,000	990,625
Net book value at the end of the year	$172,000	$391,000

_________

(1)

is net of amortization of intangible assets related to the ESD acquisition which have been reclassified to discontinued operations as of February 29, 2020 and May 31, 2019 on the consolidated balance sheet.

The Company amortizes its intangible assets using the straight-line method over a period ranging from 5-10 years. The Company reviews its intangible assets when there are indications of performance issues. During year ended May 31, 2019, the JCG brands did not perform at the level we anticipated, and sales milestones were not achieved. The Company did not have the resources to support the brand during year ended May 31, 2019 and this had a direct impact on its performance. The Company has reorganized its focus on brands like JCG and expect that performance to improve during fiscal 2020, provided it can properly fund its operations. Based on this review and analysis, the Company recorded an impairment charge of $725,000 against the intangibles recorded related to the acquisition of JCG during the year ended May 31, 2019, and, recorded an impairment charge of $150,000 during the nine months ended February 29, 2020. In addition, as a result of the shutdown of the ESD operations in June 2019, the remaining unamortized intangible assets related to the ESD acquisition of $265,625 was written off as of May 31, 2019.

Amortization expense for the three and six months ended February 29, 2020 was $23,000 and $69,000, respectively.

Amortization for the three and nine months ended February 29, 2019 of $34,725 and $104,175, respectively, is included in discontinued operations.

The annual estimated amortization expense for intangible assets for the five succeeding years is as follows:

For the twelve months ended February 28,
2021	$92,000
2022	80,000
Thereafter	0
$172,000

Note 9 - GOODWILL

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired from VK. The changes in the carrying amount of goodwill for the nine months ended February 29, 2020 and the year ended May 31, 2019 were as follows:

	February 29, 2020	May 31, 2019

Balance - beginning	$195,000	$195,000
Less-impairment	$145,000	$-

Balance - end	$50,000	$195,000

Goodwill resulting from the business acquisitions has been allocated to the financial records of the acquired entity.

F-18

Note 10 - NOTES PAYABLE - RELATED PARTY

On January 23, 2019, ESD issued a demand note in the amount of $10,000 to a related party. The note is unsecured, bears interest at an annual rate of 20% and had an original maturity date of March 1, 2019. On March 12, 2019, the obligations due under the terms of the note were assigned to the Company. The maturity date on the note has been extended to March 1, 2020. During the three and nine months ended February 29, 2020, the Company recorded interest expense of $500 and $1,500, respectively, and accrued interest on the note at February 29, 2020 amounted to $2,203.

On January 28, 2020, the Company issued a demand note in the amount of $8,200 to a related party. The note is unsecured, bears interest at an annual rate of 20% and has maturity date of January 28, 2021. During the three and nine months ended February 29, 2020, the Company recorded interest expense of $144.

Prior to ESD’s bankruptcy declaration, ESD became indebted to certain creditors in the total amount of $45,169 which indebtedness was personally guaranteed by Fernando Leonzo, the Company’s CEO. The debt was not protected under the ESD bankruptcy. On February 20, 2020, the Company and Fernando Leonzo entered into an agreement under which Fernando Leonzo would discharge the indebtedness personally and directly and the Company would pay Fernando Leonzo, $3,000 per month beginning on February 21, 2020 until such time that the indebtedness is fully discharged. Interest will accrue at an annual rate of 5% on any monthly payments not made by the 21st of the month. On February 21, 2020, the Company paid $3,000 to Fernando Leonzo in accordance with this agreement.

Note 11 - NOTES PAYABLE

The following table summarizes the Company’s Notes Payable as of February 29, 2020:

Issue Date	Maturity Date	Interest Rate	Original Amount	Original Issue Discount	Fee	Proceeds	Additional Principal	Accumulated Payments as of February 29, 2020	Accumulated debt conversions as of February 29, 2020	Balance February 29, 2020	Unamortized Capitated Finance Costs and Original Issue Discount at February 29, 2020	Amounts Reported per Balance Sheet at February 29, 2020

10/29/2018	11/15/2020	0.0%	$131,250	$6,250	$-	$125,000		$-	$-	$131,250	$24,609	$106,641

2/27/2019	2/27/2020	0.0%	$312,500	$62,500	$6,000	$244,000		$91,156	$-	$221,344	$-	$221,344

3/21/2019	3/20/2020	0.0%	$312,500	$62,500	$6,000	$244,000	$55,000	$80,083	$20,000	$267,417	$-	$267,417

5/16/2019	2/16/2020	7.0%	$75,000	$-	$-	$75,000		$-	$-	$75,000	$-	$75,000

								Total		$695,011	$24,609	$670,401

Two of the notes are in default and, as such, the Note Holders have the right at any time to convert up to 30% of the outstanding and unpaid principal amount and accrued and unpaid interest of the Notes.

The following table summarizes the Company’s Notes Payable as of May 31, 2019:

Issue Date	Maturity Date	Interest Rate	Original Amount	Original Issue Discount	Fee	Proceeds	Accumulated Payments as of May 31, 2019	Note Balance May 31, 2019	Unamortized Capitated Finance Costs and Original Issue Discount at May 31, 2019	Amounts Reported per Balance Sheet at May 31, 2019

10/29/2018	11/15/2019	0.0%	$131,250	$6,250	$-	$125,000	$-	$131,250	$44,850	$86,400

5/16/2019	2/16/2020	7.0%	$75,000	$-	$-	$75,000	$-	$75,000	$57,308	$17,692

3/21/2019	3/20/2020	0.0%	$312,500	$62,500	$6,000	$244,000	$52,083	$260,417	$50,371	$210,046

2/27/2019	2/27/2020	0.0%	$312,500	$62,500	$6,000	$244,000	$65,115	$247,385	$46,397	$200,988

							Total	$714,052	$198,926	$515,126

F-19

On October 29, 2018, the Company issued a Secured Promissory Note (“SPN”), in the principal amount of $131,250 which had an original maturity date of November 15, 2019. The SPN does not bear interest. The SPN was issued with a 5% original issue discount. Under the terms of the Note, the Company shall repay the SPN note holder in 12 equal monthly installments of $10,938 beginning December 15, 2018. As additional consideration for the funding of the SPN, the Company has issued an aggregate of 100,000 restricted shares of the Company’s common stock as of the date of the SPN at $0.32 per share and is obligated to issue an additional 100,000 shares, 180 days from the date of the SPN and an additional 100,000 shares, 270 days from the date of the SPN. As a result of this transaction, the Company recorded a deferred finance cost of $102,250, which is being amortized over the life of the SPN, of which, $20,310 and $44,850 was amortized during the three and nine months ended February 29, 2020, respectively.

As of February 29, 2020, the Company had not paid any of the monthly installments. On November 29, 2019, the maturity date of the note was extended to November 15, 2020. All other terms of the note remain the same. In consideration for the extension of the maturity date, the Company shall issue 656,250 shares of the Company’s restricted common stock, at $0.05 per share, the closing market price per share. As a result, the Company has recorded deferred finance cost of $32,813 during the nine months ended February 29, 2020, of which, $8,203 was amortized during the three and nine months ended February 29, 2020.

On February 27, 2019, the Company issued a Secured Note (“SN”), in the principal amount of $312,500 which matured on February 27, 2020. The SN does not bear interest. The SN was issued with a 20% original issue discount. Under the terms of the SN, the Company shall repay the SN note holder in 12 equal monthly installments of $26,042, beginning in March 2019. As additional consideration for the funding of the SPN, the Company has issued an aggregate of 250,000 restricted shares of the Company’s common stock as of the date of the SN at $0.4099, and the Company recorded a charge to finance expense in the amount of $102,475. In addition, as a result of this transaction, the Company recorded a deferred finance cost of $62,500, which is being amortized over the life of the SN, and of which $16,856 and $46,397 was amortized during the three and nine months ended February 29, 2020, respectively.

On December 23, 2019, the Company and a Note Holder agreed to amend the Secured Note dated February 27, 2019 because of three amortization payment failures that have occurred since the original date of the Secured Note.

As a result of the amendment, (1) the Company shall issue 250,000 restricted common stock shares to the Note Holder; (2) Through January 31, 2020 (the “30 Day Period), the Note Holder will not issue any notices, demands, or otherwise or file any lawsuits regarding any alleged breach of the Secured Note or the SPA; (3) During the 30 Day Period, the Note Holder shall have the right to convert up to $39,063 (which amount equals the Monthly Principal Amortization Amount, as defined in the Secured Note times 1.5 (plus a conversion fee of $750 for each conversion amount) at a conversion price of $0.02 per share; (4) The Company shall bring the Note current during the 30 Day Period; (5) Should the Company fail to bring the Note current within the 30 Day Period, the Note Holder may elect to exercise its conversion rights for an additional 30 day period of between January 31, 2020 to February 28, 2020 (the “Second 30 Day Period”) as a follow on conversion after the 30 Day Period for the principal amount equal to or greater than $39,063, each such conversion of which shall reduce the principal amount then owed; and, (6) Should the Note Holder elect to proceed with the Second 30 Day Period, the Note Holder agrees to extend the Forbearance for the Second 30 Day Period. As of April 21, 2020, the 250,000 shares of restricted common stock have not been issued, and, the Note Holder has not exercised his conversion rights.

On March 21, 2019, the Company issued a 2nd Secured Note (“2-SN”), in the principal amount of $312,500 which had an original maturity date of March 21, 2020. The 2-SN does not bear interest. The 2-SN was issued with a 20% original issue discount. Under the terms of the SN, the Company shall repay the 2-SN note holder in 12 equal monthly installments of $26,042 beginning in April 2019. As additional consideration for the funding of the SPN, the Company has issued an aggregate of 250,000 restricted shares of the Company’s common stock as of the date of the 2-SN at $0.365, and the Company recorded a charge to finance expense in the amount of $91,250. In addition, as a result of this transaction, the Company recorded a deferred finance cost of $62,500, which is being amortized over the life of the 2-SN, and of which $50,371 was amortized during the nine months ended February 29, 2020.

Since execution date of the 2-SN, the Company made two scheduled payments aggregating $52,083. On October 30, 2019 and during the nine months ended February 29, 2020, in order to avoid default under the note for any further missed payments, the Company and the 2-SN note holder have agreed to a series of amendments to the 2-SN which, (i) increase the principal due under the 2-SN by a total of $55,000, which has been recorded as a finance cost during the three and six months ended November 30, 2019, (ii) the Company agreed to pay $28,000, and (iii) the Company shall repay the remaining unpaid principal due on the 2-SN note in 7 equal monthly installments of $41,059 beginning on November 30, 2019. As of April 21, 2020, the Company has not made an installment payment. The series of amendments to the 2-SN was treated as an extinguishment of the old 2-SN and an issuance of a new 2-SN. As a result of the extinguishment of the old 2-S, the Company has recorded an additional charge to finance expense in the amount of $19,121, during the nine months ended February 29, 2020, the amount of which represents the remaining balance of the unamortized 20% original issue discount as of October 30, 2019, the date of the most recent amendment.

On December 18, 2019, the Note Holder converted $20,000 of the outstanding debt into 1,538,462 shares of the Company’s common stock at $0.013 per share and the maturity date was extended to May 31, 2020.

On May 16, 2019, the Company issued a Second Secured Promissory Note (“2-SPN”), in the principal amount of $75,000 which matured on February 16, 2020. The 2-SPN bears interest at an annual rate of 7% and is due on maturity. As additional consideration for the funding of the 2-SPN, the Company has issued an aggregate of 37,500 restricted shares of the Company’s common stock as of the date of the 2-SPN at $0.40 per share and is obligated to issue an additional 37,500 shares, 180 days from the date of the 2-SPN and an additional 37,500 shares, at maturity. The company recorded interest expense of $1,309 and $4,157 for the three and nine months ended February 29, 2020, respectively. As a result of this transaction, the Company recorded a deferred finance cost of $60,679, which is being amortized over the life of the 2-SPN, of which $16,856 and $57,308 was amortized during the three and nine months ended February 29, 2020.

F-20

As of February 29, 2020, future principal payments of the note payable were approximately as follows:

For the twelve months ending February 29,

2021	$695,011

Note 12 - CONVERTIBLE NOTES PAYABLE

The following table summarizes the Company’s convertible notes payable as of February 29, 2020:

	February 29, 2020
	Unamortized deferred finance costs and original issue discount	Principal	Net
2017 NPA Notes	-	737,500	737,500
The 2nd Note Offering	11,189	355,000	343,811
2020 Note Issuances	129,541	499,500	369,959

	$140,730	$1,592,000	$1,451,270

As of February 29, 2029, $160,000 of convertible notes have passed their maturity date. One convertible note is in default as the holder has submitted a request for payment and declared in default by the note holder.

On September 12, 2019 the Company was served with a summons from the Supreme Court of the State of New York to answer a complaint filed by the Gankaku Living Trust (“Gankaku”) (Gankaku Living Trust v. Life on Earth Inc., Supreme Court of New York, No.655189/2019) claiming a breach of contract and default upon the Note. The Note was issued to the Gankaku Living Trust (“Gankaku”) by the Company on May 24, 2018 with an original maturity date of May 24, 2019. This maturity date of this note was extended on May 24, 2019 until June 24, 2019. The Company paid the outstanding interest on the note of $7,000 as part of this extension. On June 25, 2019, Gankaku’s legal counsel sent a demand letter to the Company requesting payment in full. Under the terms of the convertible note, the Company had 10 business days to pay the outstanding balance or the note would be in default. Under the terms of the note, upon default, the Holder shall be issued the number of common stock equal to the outstanding balance multiplied by 125%, divided by the average price, as defined. On July 17, 2019 the Gankaku’s counsel sent the Company’s counsel an official notice of default for the note and demanded the immediate issuance of Common Stock per the convertible note agreement and also demanded that the Company make all of its assets available to the Gankaku Living Trust as collateral. The Company has retained counsel to represent it during these proceedings. Prior to the filing of the Complaint, the Company responded to Gankaku confirming that Gankaku can exercise their rights to have shares issued to settle the outstanding debt, but that once the shares are issued, the Company’s obligations under the Note will have been met and the Company does not have to make its assets available for collection since the debt would have been settled with the issuance of the shares. As of April 11, 2020, the parties have not engaged in extensive discovery, but the Plaintiff filed a Motion for Summary Judgment on November 22, 2019 and the Company filed its opposition brief on December 4, 2019. The Court has not yet issued a ruling on the motion and no trial date has been set.

The following table summarizes the Company’s convertible notes payable as of May 31, 2019:

	May 31, 2019
	Unamortized deferred finance costs and original issue discount	Principal	Net
The 2016 Notes	$-	$6,000	$6,000
2017 NPA Notes	52,978	$737,500	684,522
The 2nd Note Offering	80,300	$455,000	374,700

	$133,278	$1,198,500	$1,065,222

F-21

The 2016 Notes

During the quarter ended November 30, 2016 the Company entered into Convertible Promissory Note Agreements (The “Convertible Notes”) with seven (7) individuals (“Holders”) pursuant to which they purchased the Company’s unsecured fixed price convertible promissory notes in the aggregate principal amount of $803,000. The Convertible Notes carry interest at the rate of 5% per annum and mature at various dates through November 7, 2017. The Convertible Notes were issued with a 10% original issue discount. As additional consideration for the purchase of the Convertible Notes, the Company has issued an aggregate of 1,790,000 shares of its common stock to the Holders, during March 2017. Pursuant to the Convertible Notes, the Company issued common stock purchase warrants (the “Warrants”). The Warrants allow the Holders to purchase up to an aggregate of 730,000 shares of the Company’s common stock at an exercise price of $0.85 per share until September 30, 2021. Also, under the terms of the Convertible Notes, the Company and the Holders entered into a registration rights agreement covering the 1,790,000 shares issued. Pursuant to the terms of the registration rights agreement, the Company has filed a registration statement with the U.S. Securities and Exchange Commission covering up to an aggregate of 6,033,131 shares of the Company’s common stock. The registration became effective on March 29, 2017.

On September 20, 2017 and upon maturity, the Company repaid one Convertible Note Holder the principal amount of $440,000 and, accrued and unpaid interest in the amount of $21,156. In addition, the Company purchased 1,100,000 shares of treasury stock from the Holder for $63,844 and subsequently cancelled the shares.

On November 6, 2017 and upon maturity, the Company repaid two Convertible Note Holders the aggregate principal amount of $165,000 and, accrued and unpaid interest in the amount of $8,747.

During November 2017, the Company and the remaining four Convertible Note Holders agreed to extend the maturity date of their respective Convertible Notes to September 30, 2018.

In July 2018, the Company and one Convertible Note Holder agreed to convert the outstanding principal balance of $110,000 and related accrued interest of $10,648 into 804,557 shares of the Company’s common stock.

In February 2019, the Company and two Convertible Note Holders agreed to convert the outstanding principal balance of $77,000 and related accrued interest of $4,804 into 163,608 shares of the Company’s common stock at $0.50 per share.

During the nine months ended February 29, 2020, the Company paid one convertible note holder $6,000 of principal.

As of February 29, 2020, and May 31, 2019, the outstanding balance of the 2016 Convertible Notes was $0 and $6,000, respectively.

F-22

The 2017 NPA Note

On September 25, 2017, the Company entered into a note purchase agreement (“NPA”), pursuant to which the Company issued a 7% secured promissory note (“SPN”) in the principal amount of $650,000 (the “650K Note”), which matures on March 25, 2019. As additional consideration for the issuance of the SPN, the Company issued 1,500,000 restricted shares of the Company’s common stock at $0.20 per share, which was recorded as a deferred finance cost. The deferred finance cost is being amortized over the life of the SPN.

On November 3, 2017, the NPA was amended and an additional 7% SPN was issued to the purchaser in the principal amount of $175,000 (the “$175K Note”), which matured on May 3, 2019. As additional consideration for the issuance of the $175K Note, the Company issued 800,000 restricted shares of the Company’s common stock at $0.42 per share, which was recorded as a deferred finance cost. The deferred finance cost is being amortized over the life of the SPN.

Both SPN’s are secured by a continuing security interest in substantially all assets of the Company. Under the terms of the NPA, the Company was required to pay a consulting fee of $65,000 to the purchaser. In November 2017, the purchaser agreed to and accepted from the Company, 433,333 shares of the Company’s common stock, which shares were issued at $0.40 per share, in lieu of payment of the consulting fee, which was recorded by the Company as a deferred finance cost. The deferred finance cost is being amortized over the life of the SPN’s.

On January 26, 2018, the Company entered into an NPA, pursuant to which the Company issued a Note in the amount of $125,000 (the “Note Purchase”). The Note bears interest at 7% per annum and matures on January 26, 2019. In connection with the NPA, the Company and the Purchaser also entered into a Side Letter, pursuant to which, as additional consideration for the NPA, the Company agreed to (i) pay to the Purchaser, the first $125,000 in cash proceeds received by the Company in connection with a NPA from third parties unaffiliated with the Purchaser (the “Cash Payment”) shall be used to reduce the amount due to the Purchaser under the $175K Note , and (ii), with certain exceptions, not issue any shares of common stock or other securities convertible into shares of common stock unless and until the Cash Payment has been made in full. In January 2019, the $125,000 note which was issued on January 26, 2018 plus accrued and unpaid interest amounting to $8,654 was converted into 891,026 shares of the Company’s common stock at $0.15 per share. As of February 29, 2020, and May 31, 2019, the outstanding balance was $0.

As further consideration for the Note Purchase, the Company entered into an agreement to amend certain SPN’s (the “Note Amendment”), pursuant to which the $175K Note and the $650K Note (together, the “Old Notes”) were amended to provide the Purchaser with the ability to convert the principal amount of such Old Notes, together with accrued interest thereon, into shares of the Company’s common stock (the “Conversion Shares”). Pursuant to the Note Amendment, the conversion price shall be equal to $0.30, subject to adjustments as set forth in the Note Amendment, and the number of Conversion Shares issuable upon conversion of the Old Notes shall be equal to the outstanding principal amount and accrued but unpaid interest due under the terms of the Old Notes to be converted, divided by the Conversion Price. The Note Amendment was treated as an extinguishment of the old notes and an issuance of new notes (the “New Notes”).

In July 2018, the Company (i) issued 500,000 common shares to note holder at a conversion price of $0.175 per share, to cancel $87,500 of principal amount due by the Company regarding the $175K Note; (ii) issued 300,000 shares at $0.175 per share to the note holder representing 100,000 shares per month penalty for the 3 month period from February 2018 through April 2018; (iii) paid the note holder an aggregate of $19,250 representing 4 months of accrued interest due by the Company from January 2018 through April 30, 2018 regarding the $650K and the $175K Notes; and, (iv) shall issue 196,677 shares to the note holder representing the remainder of interest due through December 31, 2018, representing $4,302 per month due on the total principal amount due of $737,500. As a result of these transactions, the Company recorded finance costs of $0 and $52,977 during the three and nine months ended February 29, 2020, respectively.

As of February 29, 2020, and May 31, 2019, the outstanding balance was $737,500 and 737,500, respectively.

The company recorded interest expense of $12,906 and $25,813 during the three and six months of November 30, 2019, respectively.

The total amount of accrued and unpaid interest expense on the NPA as of February 29, 2020 and May 31, 2019 was $94,622 and 52,391, respectively.

In connection with the acquisition of VK, the Company assumed a promissory note in the amount of $108,600. The note accrued interest at an annual rate of 6.5% and matured on March 31, 2018. During the year ended May 31, 2018, the Company recorded interest expense of $1,883. In December 2017, the Company made a principal payment of $5,000. On January 26, 2018, the Company entered into a Note Exchange Agreement (the “NEA”) with the owner of the promissory note assumed from VK, pursuant to which the owner agreed to cancel the promissory note in exchange for a new secured convertible promissory note (the “Note”) in the aggregate principal amount equal to $103,000, the outstanding balance. On February 14, 2018, the owner of the promissory note elected to convert the Note into 343,333 shares of the Company’s common stock.

The Second Note offering

In May 2018, the Company offered an NPA, in the aggregate amount of up to $500,000 (the “2nd Note Offering”) and, as of November 30, 2019, issued secured convertible promissory notes to eighteen (18) investors under the terms of the 2nd Note Offering in the aggregate amount of $830,000.

F-23

Notes issued under the 2nd Note Offering shall mature one year from the date of issuance (the “Maturity Date”), shall accrue interest at the simple rate of 7% per annum, and are convertible, at the holder’s option, prior to the Maturity Date into that number of shares of the Company’s common stock, equal to the lower of (i) $0.30 per share of common stock, or (ii) that number of shares of common stock equal to the average closing price of the Company’s common stock as reported on the OTC Markets for the preceding 30 trading days prior to the date of conversion, multiplied by 0.65 (the “Conversion Price”); provided, however, in the event the Conversion Price is calculated based on (ii) above, the Conversion Price shall not be lower than $0.20 per share of common stock. All amounts due under the terms of the Notes shall be secured by a continuing security interest in substantially all of the assets of the Company. As additional consideration for the issuance of the notes issued under the 2nd Note Offering, the Company issued one (1) restricted share of the Company’s common stock to each note holder for each $1 invested, which was recorded as deferred finance cost.

As a result of this transaction, the Company recorded deferred finance costs in the aggregate amount of $587,869, of which, $13,426 and $69,111 was amortized during the three and nine months ended February 29, 2020, respectively.

During the nine months ended February 29, 2020, one (1) investor converted $100,000 of notes plus $10,088 of interest into 833,333 shares of common stock at $0.15 per share. As a result of this transaction the Company recorded a finance cost of $14,917. During the nine months ended February 28, 2019 there were no conversions under the second offering.

As of February 29, 2020, and May 31, 2019, the outstanding balance was $355,000 and $455,000, respectively.

The 2020 Notes

On September 10, 2019, the Company issued a Convertible Promissory Note, in the principal amount of $110,000 which matures on September 9, 2020. The note bears interest at an annual rate of 10% and is due on maturity. The note was issued with a 10% original issue discount. On or after the maturity date, the note may be converted into the Company’s common stock at a conversion price equal to $0.15 per share or 70% of the average closing price on the primary trading market on which the Company’s common stock is quoted for the last thirty (30) trading days immediately prior to but not including the conversion date, whichever is lower (the “Conversion Price”). Upon the occurrence of any Event of Default, as defined by the note, then the conversion price shall be reduced to a price of $0.12 per share or 56% of the average closing price on the primary trading market on which the Company’s common stock is quoted for the last thirty (30) trading days, whichever is lower. As additional consideration for the funding of the note, the Company has issued an aggregate of 165,000 restricted shares of the Company’s common stock as of the date of the note at $0.108 per share. As a result of this transaction, the Company recorded deferred finance costs totaling $28,820, which is being amortized over the life of the note, of which $6,004 and $12,008 was amortized during the three and nine months ended February 29, 2020, respectively. The Company recorded interest expense of $2,743 and $5,184 during the three and nine months ended February 29, 2020, respectively.

On September 23, 2019, the Company issued a 10% Convertible Redeemable Note, in the principal amount of $287,500 which matures on September 23, 2020. The note bears interest at an annual rate of 10% and is due on maturity but may be paid during the term of the note in Company common stock. Any portion of the principal amount note may be converted into the Company’s common stock at a conversion price equal to 60% of average of 2 lowest closing days with 15-day lookback, based on conversion notice date. The proceeds of the note were reduced by $37,500 to pay for management fees and legal services. As a result of this transaction, the Company recorded a derivative liability of $122,174 and a deferred finance costs totaling $159,674, which is being amortized over the life of the note, of which $33,265 and 66,530 was amortized during the three and nine months ended February 29, 2020. The Company recorded interest expense of $7,168 and $12,524 during the three and nine months ended February 29, 2020, respectively, and recorded a change in the fair value of the derivative liability of $73,072 and $45,247 during the three and nine months ended February 29, 2020, respectively.

On October 25, 2019, the Company issued a Convertible Promissory Note, in the principal amount of $68,000 which matures on October 25, 2020. Under the terms of the Note, in the event of a default, the principal amount of the note shall increase by 150%. As a result, the company recorded a finance cost of $34,000 during the three months ended February 29, 2020. The note bears interest at an annual rate of 10% and is due on maturity. Any portion of the principal amount note may be converted into the Company’s common stock at a conversion price equal to 65% of average of 2 lowest closing days with 15-day lookback, based on conversion notice date. The proceeds of the note were reduced by $7,760 to pay for management fees and legal services. As a result of this transaction, the Company recorded a derivative liability of $25,815 and a deferred finance costs totaling $33,575, which is being amortized over the life of the note, of which $6,995 and $13,990 was amortized during the three and nine months ended February 29, 2020. The Company recorded interest expense of $1,695 and 2,366 during the three and nine months ended February 29, 2020, respectively, and recorded a change in the fair value of the derivative liability of $18,988 and $11,833 during the three and nine months ended February 29, 2020, respectively.

As of February 29, 2020, future principal payments of the convertible notes payable were approximately as follows:

For the twelve months ending February 29,

2021	$1,592,000

F-24

Note 13 - LINES OF CREDIT

In April 2017, the Company entered into three credit lines with a small business lender that allows the Company to borrow up to $35,000 and bears interest at 94% per annum. The facilities require weekly payments of principal and interest. At May 31, 2019 the aggregate outstanding balance was $34,732. At February 29, 2020 the aggregate outstanding balance was $24,899.

Note 14 - CAPITAL STOCK

As of February 29, 2020, the authorized common stock of the Company was 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. At February 29, 2020 and May 31, 2019, respectively, there were 1,200,000 shares of preferred stock outstanding.

On November 11, 2019, the Board of Directors and a majority of the voting power approved a resolution to effectuate a 5:1 Reverse Stock Split. Under this Reverse Stock Split each 5 shares of our Common Stock will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares. In addition, as discussed below, the Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate an increase in authorized Shares of Common Stock from One Hundred million (100,000,000) to Two Hundred million (200,000,000) shares of common stock, $0.001 par value. The Company received approval from FINRA on March 25, 2020 an, on that date, the reverse stock split became effective

The number of authorized, issued and outstanding, and available shares of common shares as of March 2020, immediately after the reverse stock split was approved by FINRA are disclosed in the table below:

	Authorized Shares of Common Stock	Number of Issued and Outstanding Shares of Common Stock	Number of Shares of Common Stock Available in Treasury for Issuance

As of March 25, 2020, Pre-Increase in Authorized and Reverse Stock Split	100,000,000 shares of Common Stock	46,937,678 shares of Common Stock	53,062,322 shares of Common Stock

As of March 25, 2020, Post- Increase in Authorized and Reverse Stock Split	200,000,000 shares of Common Stock	9,387,536 shares of Common Stock	190,612,464 shares of Common Stock

Preferred Stock

The Preferred Stock has the following rights and privileges:

Voting - One share of preferred stock has the equivalent voting rights as 50 shares of common stock.

Preferred shares outstanding Preferred Shares	February 29, 2020
Shares Outstanding
Fernando Oswaldo Leonzo	600,000
Robert Gunther	300,000
Jerry Gruenbaum	100,000
John Romagosa	200,000
Total	1,200,000

F-25

Preferred shares do not have liquidation preferences but have 50-1 preferred voting rights.

Common Stock

Shares of common stock have the following rights and privileges:

Voting - The holder of each share of common stock is entitled to one vote per share held. The holders of common stock are entitled to elect members of the Board of Directors.

Dividends - Common stockholders are entitled to receive dividends, if and when declared by the Board of Directors. The Company has not declared dividends since inception.

Shares of common stock issued for services

The Company issues shares of common stock in exchange for financing and services provided by select individuals and or vendors. During the nine months ended February 29, 2020 and February 28, 2019 the Company issued 1,560,631 and 2,266,421 shares, respectively. Also, the Company cancelled 291,000 shares during the nine months ended February 29, 2020.

Warrants

Warrants outstanding

		9 months ended February 29, 2020		9 months ended February 28, 2019
		Weighted		Weighted
		Average		Average
	Warrants	Exercise price	Warrants	Exercise price
Exercisable - June 1,	349,000	$4.25	149,000	$4.25
Granted - JCG acquisition	-	-	200,000	4.25
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding	349,000	$4.25	349,000	$4.25

Exercisable - at end of period	349,000	$4.25	349,000	$4.25

Warrants		Strike
Underlying Shares	Expiration	Price
80,000	September 30, 2021	$4.25
33,000	October 7, 2021	$4.25
200,000	August 2, 2020	$4.25
6,000	September 20, 2021	$4.25
30,000	September 29, 2021	$4.25
349,000

Note 15 - COMMITMENTS AND CONTINGENCIES

In connection with the acquisition of ESD, the Company assumed a lease for approximately 13,000 square feet of warehouse space located in Gilroy, California at a base rent of $5,248 per month. The lease terminates on June 30, 2021. In addition, the Company entered into an employment agreement with a general manager, for a period of one year at a cost of $58,000. The employment agreement expired in July 2017. During June 2019, the Company shut down ESD’s operations. As part of this shut down, the Company and the landlord agreed to find a new tenant for the facility. The landlord has leased the property to a third party and the Company’s obligation under the lease ended effective August 1, 2019.

Rent expense for the six months ended February 29, 2020 and February 28, 2019, respectively, totaled $2,042 and $3,477, respectively.

On November 20, 2019, a Complaint was filed with the Superior Court-Judicial District of New Haven by a former employee, naming the Company as Defendant. The Complaint claims that the Company owes the former employee back wages of $60,000 and unpaid expenses of $20,000, which were due to be paid to the former employee upon his termination from the Company on November 1, 2019, in accordance with an employment agreement dated November 18, 2018. The Company has responded that the employee was terminated for cause and, as such, no longer obligated under the terms of the employment agreement. As of April 11, 2020, the parties have not engaged in extensive discovery or any substantial motion practice and no trial date has been set. In addition to the back wages of $60,000, severance of $45,000 and unpaid expenses of $20,000, the Company has recorded legal expenses of $15,000 during the nine months ended February 29, 2020, as a result of receiving the Complaint.

F-26

Note 16 - INCOME TAXES

The deferred tax attributes consist of the following:

	February 29, 2020	May 31, 2019
Net operating loss carryforward	$4,161,000	$3,698,000
Stock based compensation	1,372,000	1,185,000
Valuation allowance	(5,533,000)	(4,883,000)
Deferred tax asset, net	$-	$-

For the nine months ended February 29, 2020, the valuation allowance increased by approximately $650,000.

On December 22, 2017, the enactment date, the Tax Cuts and Jobs Act (“Act”) was signed into law. The Act enduringly reduces the top corporate tax rate from 35 percent to a flat 21 percent beginning January 1, 2018 and eliminates the corporate Alternative Minimum Tax. The Company has adjusted its deferred tax calculations to reflect this reduction in its tax rate.

The deferred tax asset differs from the amount computed by applying the statutory federal and state income tax rates to the loss before income taxes. The sources and tax effects of the differences are as follows:

Effective Income Tax Rate Reconciliation
	2020	2019
Federal Rate	21%	21%
State Rate	6%	6%
Valuation Allowance	(27)%	(27)%
Effective income tax rate	0%	0%

As of February 29, 2020, the Company has net operating loss carryforwards of approximately $16,000,000 to reduce future federal and state taxable income.

The Company currently has no federal or state tax examinations in progress, nor has it had any federal or state examinations since its inception. All of the Company’s tax years are subject to federal and state tax examinations

Note 17 - RELATED PARTY TRANSACTIONS

In October 2013, the Company signed a distribution agreement with Gran Nevada Beverage, Inc. (“Gran Nevada”), an entity related through common management and ownership. During the nine months ended February 29, 2020 and February 28, 2019, the Company sold $0 and $72,592 respectively. These products were produced by a third party copacker and were not purchased from Gran Nevada. The availability of third party copackers that can produce an Horchata are limited and it directly impacts sales. As there is currently no co-packing available for this product the Company does not know if they will be able to produce this product again in the future.

Note 18 - SUBSEQUENT EVENTS

On February 5, 2020, Michael Bloom resigned as the Company’s director. On February 18, 2020, the Company and Michael Bloom executed a Separation and Mutual Release Agreement providing for compensation to Michael Bloom of 630,377 shares of common stock for the period December 1, 2019 through February 5, 2020. Total compensation paid or unpaid to Michael Bloom amounted to the aggregate of 1,512,095 common stock shares during his term as director from June 17, 2019 through February 5, 2020.

On March 10, 2020, the Company issued 450,000 shares of its common stock, valued at approximately $22,250, for a conversion of debt at $0.05 per share.

During March 2020, three former directors voluntarily surrendered a total of 759,281 shares of the Company’s common stock. Also, during March 2020, the Company issued approximately 505,514 shares of common stock for services.

During May 2020, the Company issued 1,449,170 shares of its common stock, valued at approximately $13,300, for a conversion of debt at prices ranging from $0.0069 per share to $0.0136 per share.

F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Life On Earth, Inc .

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Life On Earth, Inc. and its Subsidiaries (the “Company”) as of May 31, 2018, and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended, and the related notes, collectively referred to as the consolidated financial statements. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2018 and the results of its operations and its cash flows for the then year ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the consolidated financial statements, the Company has incurred losses from operations since its inception, has negative working capital, and a stockholders’ deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 20. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Raich Ende Malter & Co. LLP
We have served as the Company’s auditor since 2015
Melville, New York
September 7, 2018, except for the effects of the previously issued restatement, for which the date is May 29, 2019

F-28

Life On Earth, Inc .
Consolidated Balance Sheets

	May 31,	May 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$111,053	$127,746
Restricted cash	50,000
Accounts receivable, net of allowance for doubtful accounts of $36,150 and $14,000 respectively	43,479	130,192
Other receivables	261,900	-
Inventory , net	231,806	245,821
Prepaid expenses	77	102,243
Current assets from discontinued operations	-	206,029
Total current assets	698,315	812,031

Other Assets:
Equipment, net	31,250	46,250
Intangible assets, net of accumulated amortization of $321,922 and $80,822 as of May 31, 2019 and May 31, 2018, respectively	391,000	303,125
Goodwill	195,000	195,000
Security deposits	5,245	5,245
Other assets from discontinued operations	-	1,355,379
Total Other Assets	622,495	1,904,999

Total Assets	$1,320,810	$2,717,030
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable and accrued expenses	$2,035,858	$1,502,013
Contingent liability	382,582
Note payable - related party	-	2,000
Notes payable, net of unamortized deferred financing costs of $198,927 and $0 as of May 31, 2019 and 2018, respectively	515,126	560,000
Convertible notes payable, net of unamortized deferred financing costs of $133,278 and $513,000 as of May 31, 2019 and 2018, respectively	1,065,222	935,000
Loans payable, net of unamortized deferred financing costs of $0 and $67,834 as of May 31, 2019 and 2018, respectively	-	154,426
Lines of credit	72,292	22,854
Current liabilities from Discontinued operations		429,746
Total current liabilities	4,071,080	3,606,039
Other liabilities from Discontinued operations	-	90,981

Total Liabilities	4,071,080	3,697,020

Commitments and contingencies

Stockholders' Deficiency:
Series A Preferred stock, $0.001 par value; 10,000,000 shares authorized, 1,200,000 shares issued and outstanding	1,200	1,200
Common stock, $0.001 par value; 100,000,000 shares authorized, 8,042,075 and 4,716,317 shares issued and outstanding as of May 31, 2019 and 2018, respectively	8,042	4,716
Additional paid-in capital	12,115,864	5,812,435
Accumulated deficit	(14,875,376)	(6,798,341)
	(2,750,270)	(979,990)

	$1,320,810	$2,717,030

F-29

Life On Earth, Inc.
Consolidated Statements of Operations

	For the years ended May 31,
	2019	2018

Sales, net	$1,009,394	$2,930,758
Cost of goods sold	873,412	2,260,359
Gross profit	135,982	670,399

Expenses:
Operating expenses	1,432,492	1,404,131
Share based compensation	2,428,490	204,720
Depreciation and amortization	121,500	50,491
Impairment of intangible assets	990,625	-
	4,973,107	1,659,342

Loss from operations	(4,837,125)	(988,943)

Other income and (expenses)
Change in fair value of contingent consideration	(382,582)	-
Interest and financing costs	(1,953,829)	(2,112,418)

Loss before discontinued operations	(7,173,536)	(3,101,361)

Loss on discontinued operations	(169,942)	(39,290)
Loss on sale of subsidiary	(733,557)	-
Loss before income tax benefit	(8,077,035)	(3,140,651)
Income tax (expense) benefit	0	136,890

Net loss	$(8,077,035)	$(3,003,761)

Basic and diluted loss per share continuing operations	$(1.05)	$(0.71)
Basic and diluted loss per share discontinued operations	$(0.27)	$(0.01)
Basic and diluted weighted average number of shares outstanding	6,136,094	4,156,548

F-30

Life On Earth, Inc.
Consolidated Statements of Stockholders’ Deficiciency

	Series A Preferred		Common Stock		Treasury Stock		Additonal Paid in	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Deficiency
Balance - June 1, 2017	1,200,000	$1,200	3,743,584	$3,743			$3,070,095	$(3,794,580)	$(719,542)

Issuance of common shares for services			215,900	216			297,473		297,689
Issuance of common shares for deferred financing costs			546,667	547			949,453		950,000
Issuance of common shares for convertible debt			76,667	77			122,519		122,596
Issuance of common shares for investment			353,500	353			746,660		747,013
Common shares repurchased for treasury			(220,000)	(220)	220,000	220	(63,624)		(63,624)
Cancellation of treasury stock					(220,000)	(220)			(220)
Deferred financing costs on convertiblke notes payable							689,859		689,859
Net loss								(3,003,761)	(3,003,761)

Balance - June 1, 2018	1,200,000	$1,200	4,716,317	$4,716	-	$-	$5,812,435	$(6,798,341)	$(979,990)

Issuance of common shares for services			1,049,493	457			783,513	-	783,970
Issuance of common shares for Directors			592,529	593			974,708		975,301
Issuance of common shares for deferred financing costs			343,314	343			551,491	-	551,834
Beneficial conversion feature associated with the issuance of commons shares for deferred financing costs			-	-			456,868	-	456,868
Issuance of common shares for convertible debt			1,045,478	1,046			1,775,637	-	1,776,683
Issuance of common shares for acquisition of JCG			327,273	327			637,854	-	638,181
Contingent consideration for additional shares related to the acquisition of JCG			-	-			721,818	-	721,818
Sale of common shares			560,200	560			401,540	-	402,100
Net loss								(8,077,035)	(8,077,035)

Balance - May 31, 2019	1,200,000	$1,200	8,042,075	$8,042	-	$-	$12,115,864	$(14,875,376)	$(2,750,270)

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Life On Earth, Inc.
Consolidated Statements of Cash Flows

	For the year ended May 31,
	2019	2018

Cash Flows From Operating Activities
Net loss	$(8,077,035)	$(3,003,761)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	1,759,270	204,719
Depreciation and amortization	121,500	59,837
Impairment of intangible assets	990,625	-
Amortization of interest and financing costs	2,801,643	1,605,659
Interest on note payable settlement	-	195,865
Provision for bad debts	22,150	14,000
Forgivness of notes receivables	-	13,435
Income tax benefit	-	136,890
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	232,263	14,144
Inventory	86,050	74,134
Prepaid expenses and other current assets	9,197	(9,273)
Other receivable	(261,900)	-
Increase (decrease) in:
Accounts payable and accrued expenses	903,616	567,076
Cash used by continuing operations	(1,412,621)	(127,275)
Cash (used)/provided by discontinuing operations	1,181,936	(61,571)

Cash Flows From Investing Activities
Acquisition of subsidiary, net of cash acquired	265	12,216
Payment of security deposit	-	(17,000)
Cash (used)/provided by investing activities	265	-
Cash provided by investing activities of discontinuing operations	65,527	(4,784)

Cash Flows From Financing Activities
Repayment of loans payable	(222,260)	-
Repayment of notes payable	(410,000)	(513,352)
Repayment of convertible notes payable	(5,000)	(605,000)
Proceeds from notes payable, net of deferred financing costs	531,321	420,176
Repayment of notes payable	(117,198)	-
Proceeds from lines of credit, net of financing costs	271,063	85,650
Payment of lines of credit	(220,960)	(73,997)
Proceeds from loans payable - related party	-	20,000
Repayment of loans payable - related party	-	(23,600)
Proceeds from convertible notes payable, net of financing costs	175,915	857,746
Proceeds from sales of common stock	402,100
Purchase of treasury stock	-	(63,844)
Cash provided by financing activities	404,981	103,778
Cash (used)/provided by financing activities of discontinued operations	(206,781)	-

Net Increase (decrease) in Cash, Cash Equivalents and Restricted Cash	$33,307	$(89,852)

Cash, Cash Equivalents and Restricted Cash - beginning	127,746	217,598

Cash, Cash Equivalents and Restricted Cash - end	$161,053	$127,746

Cash, Cash Equivalents - end	$111,053	$127,746
Restricted Cash - end	50,000	-

Total cash, cash equivalents and restricted cash - end	$161,053	$127,746

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$15,853	$39,015

Noncash investing and financing activities:
Common stock issued for acquisition	$1,360,000	$122,596

Common stock issued for acquisition	$-	$747,013

Common stock issued to satisfy note payable	$150,000	$-

Issuance of common shares with convertible debt	$1,776,683	$-

Issuance of common shares with convertible debt as financing fee	$551,834	$1,101,526

Common stock issued for payment of note payable - related party	$2,000	$-

Extinguishment of note payable through issuance of convertible notes	$-	$825,000

During the years ended May 31, 2019 and 2018, respectively, the Company acquired certain business net assets (See Notes 5 and 6)
Cash	$265	$1,355
Accounts receivable	167,700	13,024
Inventory	72,035	40,564
Intangible assets	1,185,000	195,000
Accounts payable	(65,000)	(16,343)
Note payable		(108,600)
Net assets acquired	$1,360,000	$125,000

The accompanying notes are an integral part of these consolidated financial statements.

F-32

Life On Earth, Inc.

Notes to Consolidated Financial Statements

Note 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

Life On Earth, Inc. is an innovative brand incubator and accelerator focused on building and scaling concepts in the natural consumer products category. Our mission is to bring our strategic focus and long-term forward-looking vision to consumers in the health, wellness and active lifestyle spaces through superior branding, product quality, targeted acquisitions and retail experience in the functional beverage category.

Our objective is to grow as rapidly as possible (both organically and via strategic alliances and acquisitions) using the public capital markets for access to capital. The companies and assets sought by us will be those that already have market penetration in the following segments: (1) Sales (2) Marketing (3) established Distribution network and (4) Manufacturing infrastructure in place.

The accompanying consolidated financial statements include the financial statements of Life On Earth, Inc. (“LFER”) and its wholly owned subsidiaries, Victoria’s Kitchen, LLC (“VK”) and The Chill Group, LLC (“JC”). On December 11, 2019, the Company received a final decree from the United States Bankruptcy Court that a Chapter 7 bankruptcy estate for Energy Source Distributors Inc., (“ESD”) had been fully administered, and during 2019 LFER sold the Giant Beverage Company, Inc. (“GBC”) and the results for ESD and GBC are included as discontinued operations.

LFER was incorporated in Delaware in April 2013 and acquired ESD in July 2016, VK in October 2017, GBC in April 2018 and JC in August 2018. The Company currently markets and sell beverages, primarily through third party distributors.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Basis of Presentation

On November 11, 2019, the Board of Directors and a majority of the voting power approved a resolution to effectuate a 5:1 Reverse Stock Split. Under this Reverse Stock Split each 5 shares of our Common Stock will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares. In addition, as discussed below, the Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate an increase in authorized Shares of Common Stock from One Hundred million (100,000,000) to Two Hundred million (200,000,000) shares of common stock, $0.001 par value. The Company received approval from FINRA on March 25, 2020 an, on that date, the reverse stock split became effective. All current and prior period amounts related to shares, share prices and earnings per share, presented in the Company’s consolidated financial statements and the accompanying Notes have been restated to give retrospective presentation for the reverse stock split.

Revenue Recognition

In May 2014, the FASB issued guidance codified in ASC 606 which amends the guidance in former ASC 605, “Revenue Recognition.” The core principle of the standard is to recognize revenue when control of the promised goods or services is transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The standard also requires additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company recognizes sales of its beverage products, based on predetermined pricing, upon delivery of the product to its customers, as that is when the customer obtains control of the goods. We considered several factors in determining that control transfers to the customer upon delivery of products. These factors include that legal title transfers to the customer, we have a present right to payment, and the customer has assumed the risk and rewards of ownership at the time of delivery. Payment is typically due within 30 days. The Company has no significant history of returns or refunds of its products.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

F-33

Because the Company’s agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations. The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts are included in cost of goods sold. Sales tax and other similar taxes are excluded from Sales, net. Sales are recorded net of provisions for discounts, slotting fees payable by us to retailers to stock our products and promotion allowances, which are typically agreed to upfront with the customer and do not represent variable consideration. Discounts, slotting fees and promotional allowances vary from customer to customer. The consideration the Company is entitled to in exchange for the sale of products to distributors. The Company estimates these discounts, slotting fees and promotional allowances in the same period that the revenue is recognized for products sales to customers. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue.

All sales to distributors and customers are generally final. In limited instances the Company may accept returned product due to quality issues or distributor terminations and in such situations the Company would have variable consideration. To date, returns have not been material. The Company’s customers generally pay within 30 days from the receipt of a valid invoice. The Company offers prompt pay discounts of up to 2% to certain customers typically for payments made within 15 days. Prompt pay discounts are estimated in the period of sale based on experience with sales to eligible customers. Early pay discounts are recorded as a deduction to the accounts receivable balance presented on the consolidated balance sheets.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss Per Common Share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti -dilutive. As of May 31, 2019, and 2018, warrants and convertible notes payable could be converted into approximately 1,142,954 and 867,000 shares of common stock, respectively.

Income Taxes

The Company utilizes the accrual method of accounting for income taxes. Under the accrual method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. The Company did not have any unrecognized tax benefits as of May 31, 2019 and does not expect this to change significantly over the next 12 months.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value on the issuance date.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

F-34

Cash and Cash Equivalents

The Company considers only those investments which are highly liquid, readily convertible to cash, and that mature within three months from date of purchase to be cash equivalents.

At May 31, 2019 and 2018, the Company has cash and cash equivalents of $111,053 and $127,746 respectively. At May 31, 2019 and 2018, cash equivalents were comprised of funds in checking accounts, savings accounts and money market funds.

Restricted cash refers to money that is held for a specific purpose and therefore not available to the company for immediate or general business use. Restricted cash as of May 31, 2019 included $50,000 in an escrow account for the resale of GBC. There was no restricted cash as of May 31, 2018.

Accounts Receivable

Our accounts receivable balance primarily includes balances from trade sales to distributors and retail customers. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance for doubtful accounts based primarily on historical write-off experience. Account balances that are deemed uncollectible, are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. A significant change in demand for certain products as compared to forecasted amounts may result in recording additional provisions for obsolete inventory. Provisions for obsolete or excess inventory are recorded as cost of goods sold.

As of May 31, 2019, and 2018, the allowance for doubtful accounts was $36,150 and $14,000, respectively.

Inventory

Inventory consists of finished goods and raw material which are stated at the lower of cost (first-in, first-out) and net realizable value and include adjustments for estimated obsolete or excess inventory. A significant change in demand for certain products as compared to forecasted amounts may result in recording additional provisions for obsolete inventory. Provisions for obsolete or excess inventory are recorded as cost of goods sold. As of May 31, 2019, there was approximately $145,000 of finished goods and $71,000 of raw materials on hand.

Advertising

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense amounted to approximately $88,210 and $72,000 for the years ended May 31, 2019 and 2018, respectively.

Shipping and Handling

Shipping and handling costs are included in costs of goods sold.

Business combination

GAAP requires that all business combinations not involving entities or businesses under common control be accounted for under the acquisition method. The Company applies ASC 805, “Business combinations”, whereby the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of operations and comprehensive income.

F-35

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of products and forecasted life cycle and forecasted cash flows over that period. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Any changes to provisional amounts identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.

Deferred Finance Cost

Deferred financing costs or debt issuance costs are costs associated with issuing debt, such as various fees and commissions paid to investment Banks, law firms, auditors, regulators, and so on. Since these payments do not generate future benefits, they are treated as a contra debt account. The costs are capitalized, reflected in the balance sheet as a contra long-term liability, and amortized using the effective interest method or over the finite life of the underlying debt instrument, if below de minimis.

Fair Value Measurements

In August 2018, the FASB issued a new guidance which modifies the disclosure requirements on fair value measurements. The guidance is effective for the Company beginning in the first quarter of fiscal year 2020. Early adoption is permitted. We have not opted to adopt this disclosure requirement early. We are assessing the impact of adopting this guidance on our consolidated financial statements for our fiscal year ended 2020.

We will categorize our financial instruments into a three-level fair value hierarchy that prioritize the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument. Financial assets recorded at fair value on our condensed consolidated balance sheets are categorized as follows:

Level 1 inputs-Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs- Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 inputs-Unobservable inputs for the asset or liability, which are supported by little or no market activity and are valued based on management’s estimates of assumptions that market participants would use in pricing the asset or liability

Recent Accounting Pronouncements

In July 2015, FASB issued ASU 2015-11, “Inventory. Simplifying the Measurement of Inventory.” This amendment requires companies to measure inventory at the lower of cost or net realizable value. The Company adopted this amendment in the current fiscal year, and the implementation did not have a material impact on the Company’s consolidated financial statements.

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-2, “Leases” (Topic 842), which is intended to improve financial reporting for lease transactions. This ASU will require organizations that lease assets, such as real estate and manufacturing equipment, to recognize assets and liabilities on their balance sheets for the rights to use those assets for the lease term and obligations to make lease payments created by those leases that have terms of greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. This ASU will also require disclosures to help investors and other financial statement users better understand the amount and timing of cash flows arising from leases. These disclosures will include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. This ASU will be effective for public entities beginning the first quarter 2019 . During 2019 the Company sold the Giant Beverage Company which resulted in elimination of the company’s lease obligation related to that operation. The remaining lease obligation related to Energy Source Distributors which was terminated on July 31, 2019 reducing the remaining terms of the lease to 2 months. The Company does not have any lease obligations with remaining terms greater than 12 months and therefore ASU 2016-2 Leases is not expected to materially impact the Company’s financial statements.

F-36

In June 2016, the FASB issued ASU 2016-13, Financial Instruments: Credit Losses (“ASU 2016-13”), which changes the impairment model for most financial instruments, including trade receivables from an incurred loss method to a new forward looking approach, based on expected losses. The estimate of expected credit losses will require entities to incorporate considerations of historical information, current information and reasonable and supportable forecasts. This ASU is effective for us in the first quarter of 2020 and must be adopted using a modified retrospective transition approach. We are currently evaluating the potential impact that the adoption of ASU 2016-13 will have on our consolidated financial statements.

In January 2017, the FASB issued an update to the accounting guidance to simplify the testing for goodwill impairment. The update removes the requirement to determine the implied fair value of goodwill to measure the amount of impairment loss, if any, under the second step of the current goodwill impairment test. A company will perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. A goodwill impairment charge will be recognized for the amount by which the reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of the goodwill. The guidance is effective prospectively for public business entities for annual reporting periods beginning after December 15, 2019. This standard is required to take effect in the Company’s first quarter (August 2020) of our fiscal year ending May 31, 2021. We do not expect the adoption of this new guidance will have a material impact on our financial statements.

In August 2018, the FASB issued a new guidance which modifies the disclosure requirements on fair value measurements. The guidance is effective for the Company beginning in the first quarter of fiscal year 2020. Early adoption is permitted. We have not opted to adopt this disclosure requirement early. We are assessing the impact of adopting this guidance on our consolidated financial statements for our fiscal year ended 2020.

In November 2018, the FASB issued new guidance to clarify the interaction between the authoritative guidance for collaborative arrangements and revenue from contracts with customers. The new guidance clarifies that, when the collaborative arrangement participant is a customer in the context of a unit-of-account, revenue from contracts with customers guidance should be applied, adds unit-of-account guidance to collaborative arrangements guidance, and requires, that in a transaction with a collaborative arrangement participant who is not a customer, presenting the transaction together with revenue recognized under contracts with customers is precluded. The guidance is effective for us beginning in the first quarter of fiscal year 2020. Early adoption is permitted. We are assessing the impact of adopting this guidance on our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements. These reclassifications had no effect on the previously reported net loss.

Note 2 - BASIS OF REPORTING AND GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred losses from inception of approximately $14,875,000, has a working capital deficiency of approximately $3,373,000 and a net capital deficiency of approximately $2,750,000 , which, among other factors, raises substantial doubt about the Company’s ability to continue as a going concern. As of May 31, 2019, the Company did not have sufficient cash on hand to fund operations for the next 12 months. The ability of the Company to continue as a going concern is dependent upon management’s plans to raise additional capital from the sale of stock and receive additional loans from 3rd parties and related parties. The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

F-37

Note 3 - GBC DISPUTE RESOLUTION AND SALE

On May 7, 2019, Life On Earth, Inc. (“LFER”), Giant Beverage, Inc. (“Giant”), and Frank Iemmiti and Anthony Iemmiti (“Frank and Anthony Iemmiti”) entered into a Dispute Resolution and Resale agreement that will resolve all existing disputes between the two parties and will also result in the sale of the ownership of Giant to the Frank and Anthony Iemmiti. On July 4, 2019, LFER and Frank and Anthony Iemmiti executed the amended Dispute Resolution and Resale Agreement. Under the terms of the agreement, LFER deposited $50,000 into an Attorney’s Trust Account, this has been accrued for as of May 31, 2109. Frank and Anthony Iemmiti have a continuing obligation to provide LFER with all financial information of Giant (the “Giant Financial Information”) that LFER needs to complete its SEC reporting requirements. Upon successful filing of all SEC documents this money will be released from the Attorney’s Trust account to Frank and Anthony Iemmiti. In addition, LFER will paid to Frank and Anthony Iemmiti the additional stated consideration in the Settlement Agreement, specifically $62,718 worth of LFER shares, the number of shares of which will be determined by the closing price the day prior to execution of the Settlement Agreement (the “LFER Shares”) this amount has been accrued for as of May 31, 2019. This will release all current and future causes of actions and claims against LFER. At the Closing, LFER will sell the Giant Company to Frank and Anthony Iemmiti in exchange for their transfer to LFER of 1,455,000 Common Stock Shares held by Frank and Anthony Iemmiti. The Company incurred a loss of $733,557 on the resale of GBC and recorded a charge of $169,942 related to the loss on discontinued operations. The tables below detail the specifics of the resale and the impact of this transaction.

Below are the results of operations for the year ended 2019 and 2018 including GBC results for the period. The results for 2019 include GBC results from June 1, 2019 - February 28, 2019 up to the date of sale of GBC.

	9 Months Ended	Year ended
	February 28, 2019	May, 31, 2018
Sales, net	$2,134,080	$324,921
Cost of goods sold	1,804,242	269,059
Gross profit	329,838	55,862

Operating expenses	477,563	93,251

Loss from operations	(147,725)	(37,389)

Other expenses
Interest and financing costs	(22,217)	(1,901)

Net Loss	(169,942)	(39,290)

The table below summarizes the net assets sold and the consideration paid for the sale of GBC as of February 28, 2019
Assets
Cash and cash equivalents	$19,915
Accounts receivable	62,458
Inventory	109,143
Equipment	54,255
Notes receivable	5,943
Goodwill	726,890
Intangible assets	422,003
Other assets	72,341
Total assets	1,472,958
Liabilities
Accounts payable and accrued expenses	(405,222)
Loans payable	(42,645)
Lines of credit	(32,357)
Current maturities of loan payable - stockholders	(109,995)
Total Liabilities	(590,219)
Other consideration paid to buyers
Cash	$50,000
78,398 Shares of Common stock at $0.80 per share	62,718
Less: consideration paid by buyers
291,000 shares of the Company’s common stock at $0.90 per share	(261,900)
Loss on sale of subsidiary	(733,557)

F-38

The table below summarizes the net assets related to discontinued operations as of May 31, 2018
Assets
Cash and cash equivalents	$61,571
Accounts receivable	51,359
Inventory	93,099
Total Current assets	206,029
Equipment	65,527
Notes receivable	47,909
Goodwill	726,890
Intangible assets	498,053
Security deposits	17,000
Total Other assets	1,355,379
Liabilities
Accounts payable and accrued expenses	313,946
Loans payable	47,362
Lines of credit	16,044
Loans payable - stockholder	52,394
Total current liabilities	429,746
Loans payable long term	33,380
Loans payable - stockholder long term	57,601
Total other liabilities	$90,981

GBC ACQUISITION

Effective April 26, 2018, the Company acquired all of the outstanding stock of GBC for total consideration of $730,092, of which, $108,079 was paid in cash and $622,013 was paid by the issuance of 291,000 shares of the Company’s common stock at $2.1375 per share. If, after 12 months from the date of the closing, the shares were trading below $1.00 per share, the Company would have issued 97,000 additional shares as additional stock consideration. The stockholders of GBC were subject to the provisions of a non-competition/non-solicitation/non-disclosure agreement and one of the former stockholders of GBC had been appointed as the Company’s General Manager pursuant to a 2-year employment agreement. The Company sold GBC and these provisions and employment agreement have been terminated.

At April 26, 2018, the fair value of the assets acquired and liabilities assumed from GBC were as follows:

Assets:
Cash	$118,941
Accounts receivable	36,365
Inventory	79,283
Equipment	65,925
Notes receivable	61,344
Goodwill	726,890
Customer list	507,000
$1,595,748
Liabilities:
Accounts payable	$402,700
Intercompany loans	116,071
Deferred tax liability	136,890
Line of credit	15,833
Loans payable	194,162
$865,656

Total consideration	$730,092

F-39

The estimated useful life of the customer list was five (5) years. Amortization expense of $8,467 was recorded during the year ended May 31, 2018. The estimated useful life of the equipment was five (5) years. Depreciation expense of $3,987 was recorded during the year ended May 31, 2018.

Note 4 - CONCENTRATIONS

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high quality credit institutions. At times, balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. Cash in banks is insured by the FDIC up to $250,000 per institution, per entity. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its account receivable credit risk exposure is limited.

Sales and Accounts Receivable

Two customers accounted for approximately 27.6% of the Company’s accounts receivable, 15% and 12.6% respectively, as of the year ended May 31, 2019. No single customer accounted for more than 10% of the Sales for the year ended May 31, 2019.

One customer accounted for approximately 13% of the Company’s Sales at May 31, 2018. No single customer accounted for more than 10% of the Company’s accounts receivable for the year ended May 31, 2018

Note 5 - JCG ACQUISITION

To support the company’s strategic initiatives, the Company acquired JCG and the JCG brands.

Effective August 2, 2018, the Company entered into an agreement (the “JCG Agreement”) to acquire all of the outstanding stock of JCG in exchange for 327,273 shares of the Company’s restricted common stock valued at $1.95 per share for a total value of approximately $638,000. If these shares are trading below $1.50 after August 2, 2019, the Company would be required to issue additional shares so that the value of the 327,273 shares plus these additional shares, with a floor price of $1.00, will be equal to $900,000 . On August 2, 2019, the 12-month anniversary of the acquisition of JCG the Company determined that the LFER stock price closed below the contractual floor for remeasurement of the purchase consideration and additional consideration was due to the sellers. As of May 31, 2019 the Company accrued approximately $383,000 to reflect the change in fair value of the contingent consideration related to the acquisition.

The JCG Agreement also provides for the issuance of a warrant for 200,000 shares of common stock with a two-year term and an exercise price of $4.25 with a value of approximately $9,400. The JCG Agreement also provides for an additional 218,182 shares of restricted common stock to be issued when the gross revenues of the JCG brands reach $900,000 in a twelve-month period. The JCG Agreement further provides for additional shares of restricted common stock, with a market value of $100,000 on the date of issuance, to be issued when the gross revenues of the JCG brands reach $3,000,000 in a twelve-month period, and again when the gross revenues of the JCG brands reach $5,000,000 in a twelve-month period. The JCG Agreement also provides for the issuance of the restricted common stock and warrants to the shareholders of JCG on a pro rata basis according to their respective percentage of ownership as of August 2, 2018. The restricted common stock may not be transferred, sold, gifted, assigned, pledged, or otherwise disposed of, directly or indirectly, for a period of twelve months (the “Lock-Up Period”). After the Lock-Up Period, the maximum shares that may be sold by each restricted common stockholder during any given one-day period shall be 5% of their total holdings or no more than 20% of the average trading volume of the preceding 30 days, whichever is less. The Company has determined the value of the contingent shares and warrants, in excess of the initial 327,273 shares, to be approximately $722,000, for a total purchase price value of approximately $1,360,000.

F-40

The following table summarizes the allocation of the purchase price to the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Issuance of 327,273 shares of common stock with an estimated fair value of $1.95 per share	$638,182
Contingent consideration for additional shares (included in additional paid-in capital)	684,641
Warrants to purchase additional shares	37,177
Total purchase consideration	$1,360,000

Cash	$265
Accounts receivable	167,700
Inventory	72,035
Accounts payable	(65,000)
Intangibles - Trademarks and copyrights	1,185,000
Total consideration	$1,360,000

The intangibles related trademarks and copyrights acquired in the JC acquisition and are being amortized over a 5-year period. For the period ended May 31, 2019 the Company recorded amortization expense of $69,000 related to the JC intangibles. We performed an analysis of the intangibles recorded related to the JC acquisition. This analysis involved a net present value (“NPV”) calculation for the current 5-year projections for the brand. Based on the results of JC for 2019 and the NPV analysis perform we recorded and impairment charge of $725,000 related to the intangibles. The balance of the intangibles related to the JC acquisition as of May 31, 2019 was $391,000.

From the date of acquisition through May 31, 2019, JCG generated net sales of approximately $37,000, cost of goods sold of approximately $141,000, and a gross margin of approximately $(104,000). The cost of goods sold was impacted by write off of obsolete inventory during the year ended 2019. JCG incurred approximately $928,000 of operating expenses, which includes the impairment charge of $725,000, and a net loss of approximately $1,032,000.

The following table presents the unaudited pro forma consolidated statements of operations for the year ended May 31, 2019:

	LFER	JCG	Proforma Combined

Sales, net	$1,009,394	$84,656	$1,094,050
Cost of goods sold	873,412	66,700	940,112
Gross profit	135,982	17,956	153,938

Operating expenses	4,973,107	76,456	5,049,563

Net loss before other expenses	(4,837,125)	(58,500)	(4,895,625)

Other expenses, net	(2,336,411)	-	(2,336,411)

Net loss from continuing operations	$(7,173,536)	$(58,500)	$(7,232,036)

F-41

The following table presents the unaudited pro forma consolidated statements of operations for the year ended May 31, 2018:

	LFER	JCG	Proforma Combined

Sales, net	$2,930,758	$497,654	$3,428,412
Cost of goods sold	2,260,359	381,491	2,641,850
Gross profit	670,399	116,163	786,562

Operating expenses	1,659,342	411,407	2,070,749

Net loss before other expenses	(988,943)	(295,244)	(1,284,187)

Other expenses, net	(2,112,423)	-	(2,112,423)

Net loss from continuing operations	$(3,101,366)	$(295,244)	$(3,396,610)

Note 6 - VK ACQUISITION

To support the Company’s strategic initiatives, the Company acquired VK and the VK brands.

Effective October 19, 2017, the Company acquired 100% of the outstanding membership interests of VK, for 62,500 restricted shares of the Company’s common stock at a price of $2.00 per share for a total consideration of $125,000.

At October 19, 2017, the fair value of the assets acquired and liabilities assumed from VK were as follows:

Cash	$1,355
Accounts receivable	13,024
Inventory and work in process	40,564
Accounts payable	(16,343)
Notes payable	(108,600)
Goodwill	195,000
Total consideration	$125,000

Note 7 - GOODWILL

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired from VK and GBC as disclosed in Notes 4 and 5. The changes in the carrying amount of goodwill for the years ended May 31, 2019 and 2018 were as follows:

	2019	2018(1)
Balance at beginning of the year	$195,000	$-
Acquisition of GBC (Note 3)	-	726,890
Acquisition of VK (Note 6)	-	195,000
Other assets of discontinued operations GBC (Note3)		(726,890)
Balance at the end of the year	$195,000	$195,000

(1)	balance is net of goodwill related to the GBC acquisition which have been reclassified as held for sale as of May 31, 2018 on the consolidated balance sheet.

Goodwill resulting from the business acquisitions completed in the year ended May 31, 2018 has been allocated to the financial records of the acquired entity. For the year ended May 31, 2019, the Company wrote off the goodwill related to the acquisition of GBC as part of the sale of GBC as of March 1, 2019. The impact of this write off of goodwill is reflected in the financial statements as of May 31, 2019.

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Note 8 - INTANGIBLE ASSETS

Intangible assets as of May 31, 2019 and 2018 were as follows:

	05/31/19	05/31/18(1)
Intangible assets:
Trademarks and copyrights	$1,560,000	$375,000
		,
Less: accumulated amortization:
Trademarks and copyrights	178,375	71,875
Less: Impairment	990,625
Net book value at the end of the year	$391,000	$303,125

(1)	balance is net of intangible assets related to GBC which have been reclassified as held for sale as of May 31, 2018 on the consolidated balance sheet.

The Company amortizes its intangible assets using the straight-line method over a period ranging from 5-10 years. The Company reviews its’ intangible assets when there are indications of performance issues. During fiscal 2019, the JCG brands did not perform at the level we anticipated. There were sales milestones that the Company was not able to achieve. The Company did not have the resources to put behind the brand during 2019 and this had a direct impact on its performance. The Company has reorganized its focus on brands like JCG and expect that performance to improve during fiscal 2020 provided it can properly fund the operations. Based on this review and analysis the Company recorded an impairment charge of $725,000 against the intangibles recorded related to the acquisition of JCG. In addition, as a result of the shutdown of the ESD operations in June 2019 the remaining unamortized intangible assets related to the ESD acquisition of $265,625 was written off as of May 31, 2019.

Amortization expense for the years ended May 31, 2019 and 2018 was approximately $106,500 and $36,720, respectively.

The annual estimated amortization expense for intangible assets for the five succeeding years is as follows:

For the years ended May 31,
2020	$92,000
2021	92,000
2022	92,000
2023	92,500
2024	23,000
$391,000

Note 9 - LOANS PAYABLE - STOCKHOLDERS

In connection with the acquisition of GBC, the Company entered into a loan agreement with the former owners of GBC in the amount of $109,995. The former owners of GBC became stockholders of the Company when the acquisition of GBC was completed. The loan bears interest at 7% per annum, requires monthly payments of principal and interest totaling $4,925, and matures in April 2020, at which time all unpaid principal and interest is due. The loan is secured by all of the assets of GBC. At May 31, 2019 the outstanding balance of the loan was $0 as this loan was eliminated in the sales of GBC on March 1, 2019.

As of May 31, 2019, there were no future principal payments of the loan due as the loan was eliminated in the sale of GBC on March 1, 2019.

Note 10 - NOTES PAYABLE - RELATED PARTY

In June 2017, the Company issued a demand note in the amount of $20,000 to a related party. The note was unsecured, bears interest at 15% and matured October 2016. During October 2017, the Company repaid $18,000 of the note. During the year ended May 31, 2018, the Company recorded interest expense of $1,239. At May 31, 2018, the unpaid balance of the loan was $2,000. The unpaid balance continues to accrue interest at 15% and the lender has not demanded payment. During the year ended 2019 the Company issued $2,000 of common stock to pay off the loan balance. At May 31, 2019 the unpaid balance of the loan was $0.

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Note 11 - NOTES PAYABLE

Issue Date	Maturity Date	Interest Rate	Original Amount	Original Issue Discount	Fee	Proceeds	Accumulated Payments as of May 31, 2019	Notes	Balance May 31, 2019	Unamortized Capitated Finance Costs and Original Issue Discount at May 31, 2019	Note Payable Balance May 31, 2018
10/29/2018	11/15/2019	0.0%	$131,250	$6,250	$-	$125,000	$-		$131,250	$44,851	$-

5/16/2019	2/16/2020	7.0%	$75,000	$-	$-	$75,000	$-		$75,000	$57,308	$-

3/21/2019	3/20/2020	0.0%	$312,500	$62,500	$6,000	$244,000	$52,082		$260,418	$50,371	$-

2/27/2019	2/27/2020	0.0%	$312,500	$62,500	$6,000	$244,000	$65,115		$247,385	$46,397	$-

7/6/2016	12/27/2017	12.0%	$650,000	$-	$-	$650,000	$650,000	a	$-	$-	$560,000

							Total		$714,053	$198,927
							Per Balance Sheet			$515,126	$560,000

Note a -

On June 28, 2018, the Company and TCA mutually agreed to settle the outstanding debt for a total amount of $560,000, of which $410,000 is to be paid in cash in 6 equal monthly installments of $68,333 beginning in June 2018 and $150,000 to be paid with shares of the Company’s common stock.

In July 2016, the Company entered into a Senior Secured Revolving Credit Facility Agreement (the “Credit Facility”) with TCA Global Credit Master Fund L.P. (“TCA”) for a total amount of $7.5 million. ESD is Corporate Guarantor to the Credit Facility. Under the terms of the Credit Facility, the Company paid advisory fees to TCA in the amount of $350,000, through the issuance of 74,866 shares of common stock. On July 5, 2016, the Company borrowed $650,000 from the Credit Facility and used the proceeds to acquire ESD for $450,000; payoff a note payable in the amount of $32,534; $74,466 was used to pay vendors for inventory purchases and $93,000 was paid to TCA for closing fees. The credit facility had a maturity date of December 27, 2017. The credit facility required fees and interest only payments at 12% during the first two months. Principal payments began in the third month. At the maturity date , all unpaid principal and interest was due. The advisory fees and closing fees totaling $443,000 were recognized as deferred financing costs.

On June 14, 2017, the Company filed a lawsuit in the Seventeenth Judicial Circuit in and for Broward County, Florida (the “Broward County Court”) against TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”). The lawsuit was filed in connection with loan transactions (the “Loans”) with TCA as the lender and the Company as the borrower and that alleged: (a) over 100% interest charged on the Loans is usurious in violation of Florida law; (b) TCA violated the Florida Deceptive and Unfair Trade Practices Act, including disguising interest charges as advisory fees in the amount of $550,000; (c) breach of contract by, among other things, TCA seeking payment of usurious, illegal, unconscionable and unenforceable fees and failing to fund the full amount of the $1.6 million loan; and (d) breach of implied covenant of good faith and fair dealing. On June 15, 2017, TCA filed a lawsuit in the Broward County Court against the Company for breach of contract pertaining to the transaction documents associated with the Loans, claiming that it suffered damages and seeking compensatory damages and prejudgment interest upon the compensatory damages at a default rate of 25% plus accrued interest.

On June 28, 2018, the Company and TCA mutually agreed to settle the outstanding debt for a total amount of $560,000, of which $410,000 is to be paid in cash in 6 equal monthly installments of $68,333 beginning in June 2018 and $150,000 to be paid with shares of the Company’s common stock. As of May 31, 2019, and May 31, 2018, the outstanding balance was $0 and $560,000, respectively.

On October 29, 2018, the Company issued a Secured Promissory Note (“SPN”), in the principal amount of $125,000 which matures on November 15, 2019. The SPN does not bear interest. The SPN was issued with a 5% original issue discount. The Company will repay the SPN note holder in 12 equal monthly installments of $10,938 beginning December 15, 2018. As additional consideration for the funding of the SPN, the Company has issued an aggregate of 20,000 restricted shares of the Company’s common stock as of the date of the SPN at $1.60 per share and is obligated to issue an additional 20,000 shares, 180 days from the date of the SPN and an additional 20,000 shares, 270 days from the date of the SPN. As a result of this transaction, the Company recorded a deferred finance cost of $102,250, which is amortized over the life of the SPN, and of which, $45,618 was amortized during the year ended May 31, 2019.

F-44

On February 27, 2019, the Company issued a Secured Note (“SN”), in the principal amount of $312,500 which matures on February 27, 2020. The SN does not bear interest. The SN was issued with a 20% original issue discount. The Company will repay the SN note holder in 12 equal monthly installments of $26,042 which began in March 2019. As additional consideration for the funding of the SPN, the Company has issued an aggregate of 50,000 restricted shares of the Company’s common stock as of the date of the SN at $2.0495, and the Company recorded a charge to finance expense in the amount of $102,475. In addition, as a result of this transaction, the Company recorded a deferred finance cost of $62,500, which is being amortized over the life of the SN, and of which, $16,103 was amortized during the year ended May 31, 2019.

On March 21, 2019, the Company issued a 2nd Secured Note (“2-SN”), in the principal amount of $312,500 which matures on March 21, 2020. The 2-SN does not bear interest. The 2-SN was issued with a 20% original issue discount. The Company will repay the 2-SN note holder in 12 equal monthly installments of $26,042 which began in April 2019. As additional consideration for the funding of the SPN, the Company has issued an aggregate of 50,000 restricted shares of the Company’s common stock as of the date of the 2-SN at $1.825, and the Company recorded a charge to finance expense in the amount of $91,250. In addition, as a result of this transaction, the Company recorded a deferred finance cost of $62,500, which is being amortized over the life of the 2-SN, and of which, $12,129 was amortized during the year ended May 31, 2019.

On May 16, 2019, the Company issued a Second Secured Promissory Note (“2-SPN”), in the principal amount of $75,000 which matures on February 16, 2020. The 2-SPN bears interest at an annual rate of 7% and is due on maturity. As additional consideration for the funding of the 2-SPN, the Company has issued an aggregate of 7,500 restricted shares of the Company’s common stock as of the date of the 2-SPN at $2.00 per share and is obligated to issue an additional 7,500 shares, 180 days from the date of the 2-SPN and an additional 7,500 shares, at maturity. The company recorded interest expense of $230 for the year ended May 31, 2019. As a result of this transaction, the Company recorded a deferred finance cost of $60,679, which is being amortized over the life of the 2-SPN, of which, $3,371 was amortized during the year ended May 31, 2019.

As of May 31, 2019, future principal payments of the note payable were approximately as follows:

For the year ending May 31,

2020	$714,053

Note 12 - CONVERTIBLE NOTES PAYABLE

The following table summarizes the Company’s convertible notes payable as of May 31, 2019:

	May 31,2019
	Unamortized deferred finance costs and original issue discount	Principal		Net
The 2016 Notes	$-		6,000	$6,000
Related Party	$-		-	$-
2017 NPA Notes	$52,978		737,500	$684,522
The Note Offering	$-		-	$-
The 2nd Note Offering	$80,300	(1)	455,000	$374,700
	$133,278		1,198,500	$1,065,222

(1)	$160,000 of these convertible notes have past their maturity date as of May 31, 2019 but are not considered in default until declared by the note holder.

F-45

The following table summarizes the Company’s convertible notes payable as of May 31, 2018

	May 31,2018
	Unamortized deferred finance costs and original issue discount	Principal	Net
The 2016 Notes	$-	198,000	$198,000
Related Party	$3,640	20,000	$16,360
2017 NPA Notes	$431,997	950,000	$518,003
The Note Offering	$59,343	220,000	$160,657
The 2nd Note Offering	$18,020	60,000	$41,980
	$513,000	1,448,000	$935,000

The 2016 Notes

During the quarter ended November 30, 2016, the Company entered into Convertible Promissory Note Agreements (The “Convertible Notes”) with seven (7) individuals (“Holders”) pursuant to which they purchased the Company’s unsecured fixed price convertible promissory notes in the aggregate principal amount of $803,000. The Convertible Notes carry interest at the rate of 5% per annum and mature at various dates through November 7, 2017. The Convertible Notes were issued with a 10% original issue discount. As additional consideration for the purchase of the Convertible Notes, the Company has issued an aggregate of 358,000 shares of its common stock to the Holders, during March 2017. Pursuant to the Convertible Notes, the Company issued common stock purchase warrants (the “Warrants”). The Warrants allow the Holders to purchase up to an aggregate of 146,000 shares of the Company’s common stock at an exercise price of $4.25 per share until September 30, 2021. Also, under the terms of the Convertible Notes, the Company and the Holders entered into a registration rights agreement covering the 1,790,000 shares issued. Pursuant to the terms of the registration rights agreement, the Company has filed a registration statement with the U.S. Securities and Exchange Commission covering up to an aggregate of 1,206,626 shares of the Company’s common stock. The registration became effective on March 29, 2017.

On September 20, 2017 and upon maturity, the Company repaid one Convertible Note Holder the principal amount of $440,000 and, accrued and unpaid interest in the amount of $21,156. In addition, the Company purchased 1,100,000 shares of treasury stock from the Holder for $63,844 and subsequently cancelled the shares.

On November 6, 2017 and upon maturity, the Company repaid two Convertible Note Holders the aggregate principal amount of $165,000 and, accrued and unpaid interest in the amount of $8,747.

During November 2017, the Company and the remaining four Convertible Note Holders agreed to extend the maturity date of their respective Convertible Notes to September 30, 2018.

In July 2018, the Company and one Convertible Note Holder agreed to convert the outstanding principal balance of $110,000 and related accrued interest of $10,648 into160,911 shares of the Company’s common stock.

In February 2019, the Company and two Convertible Note Holders agreed to convert the outstanding principal balance of $77,000 and related accrued interest of $4,804 into 32,722 shares of the Company’s common stock at $0.50 per share

As of May 31, 2019, and May 31, 2018, the outstanding balance of the Convertible Notes was $6,000 and $198,000, respectively.

Convertible note with related party

In November 2017, the Company borrowed $20,000 from a related party. The note matured in May 2018, bore interest at 7% per annum and was convertible into common stock of the Company at a fixed price of $0.75 per share. As additional consideration for the issuance of the convertible note, the Company issued 8,000 shares of the Company’s common stock on March 1, 2018. As a result of this transaction the Company recorded a deferred finance cost of $20,000, all of which was amortized during the year ended May 31, 2018. In June 2018, the note was converted into 26,667 shares of the Company’s common stock.

The 2017 NPA Note

On September 25, 2017, the Company entered into a note purchase agreement (“NPA”), pursuant to which the Company issued a 7% secured promissory note (“SPN”) in the principal amount of $650,000 (the “650K Note”), which matures on March 25, 2019. As additional consideration for the issuance of the SPN, the Company issued 300,000 restricted shares of the Company’s common stock at $1.00 per share, which was recorded as a deferred finance cost. The deferred finance cost is being amortized over the life of the SPN.

F-46

On November 3, 2017, the NPA was amended and an additional 7% SPN was issued to the purchaser in the principal amount of $175,000 (the “$175K Note”), which matured on May 3, 2019. As additional consideration for the issuance of the $175K Note, the Company issued 160,000 restricted shares of the Company’s common stock at $2.10 per share, which was recorded as a deferred finance cost. The deferred finance cost is being amortized over the life of the SPN.

Both SPN’s are secured by a continuing security interest in substantially all assets of the Company. Under the terms of the NPA, the Company was required to pay a consulting fee of $65,000 to the purchaser. In November 2017, the purchaser agreed to and accepted from the Company, 86,667 shares of the Company’s common stock, which shares were issued at $2.00 per share, in lieu of payment of the consulting fee, which was recorded by the Company as a deferred finance cost. The deferred finance cost is being amortized over the life of the SPN’s.

On January 26, 2018, the Company entered into an NPA, pursuant to which the Company issued a Note in the amount of $125,000 (the “Note Purchase”). The Note bears interest at 7% per annum and matures on January 26, 2019. In connection with the NPA, the Company and the Purchaser also entered into a Side Letter, pursuant to which, as additional consideration for the NPA, the Company agreed to (i) pay to the Purchaser, the first $125,000 in cash proceeds received by the Company in connection with a NPA from third parties unaffiliated with the Purchaser (the “Cash Payment”) shall be used to reduce the amount due to the Purchaser under the $175K Note , and (ii), with certain exceptions, not issue any shares of common stock or other securities convertible into shares of common stock unless and until the Cash Payment has been made in full. In January 2019, the $125,000 note which was issued on January 26, 2018 plus accrued and unpaid interest amounting to $8,654 was converted into 178,205 shares of the Company’s common stock at $0.75 per share. As of May 31, 2019, and May 31, 2018, the outstanding balance was $0 and $125,000, respectively.

As further consideration for the Note Purchase, the Company entered into an agreement to amend certain SPN’s (the “Note Amendment”), pursuant to which the $175K Note and the $650K Note (together, the “Old Notes”) were amended to provide the Purchaser with the ability to convert the principal amount of such Old Notes, together with accrued interest thereon, into shares of the Company’s common stock (the “Conversion Shares”). Pursuant to the Note Amendment, the conversion price shall be equal to $1.50, subject to adjustments as set forth in the Note Amendment, and the number of Conversion Shares issuable upon conversion of the Old Notes shall be equal to the outstanding principal amount and accrued but unpaid interest due under the terms of the Old Notes to be converted, divided by the Conversion Price. The Note Amendment was treated as an extinguishment of the old notes and an issuance of new notes (the “New Notes”).

As a result of this transaction, the Company recorded deferred financing costs on the New Notes, and the $125,000 note purchase, of $538,335, of which $106,336 was amortized during the year ended May 31, 2018 and expensed the unamortized deferred financing costs of $557,462. The Company recorded amortization of the deferred finance costs of the New Notes of $379,020 for the twelve months ended May 31, 2019.

In July 2018, the Company (i) issued 100,000 common shares to note holder at a conversion price of $0.875 per share, to cancel $87,500 of principal amount due by the Company regarding the $175K Note; (ii) issued 60,000 shares at $0.875 per share to the note holder representing 20,000 shares per month penalty for the 3 month period from February 2018 through April 2018; (iii) paid the note holder an aggregate of $19,250 representing 4 months of accrued interest due by the Company from January 2018 through April 30, 2018 regarding the $650K and the $175K Notes; and, (iv) shall issue 39,335 shares to the note holder representing the remainder of interest due through December 31, 2018, representing $4,302 per month due on the total principal amount due of $737,500. As a result of these transactions, the Company recorded finance costs of $151,250 and $143,250, during the year ended May 31, 2019 and for the year ended May 31, 2018, respectively.

As of May 31, 2019, and May 31, 2018, the outstanding balance was $737,500 and $825 ,000, respectively.

Accrued and unpaid interest expense on the NPA of $52,391 was recorded by the Company during the year ended May 31, 2019 and is reported as accounts payable and accrued expenses.

In connection with the acquisition of VK, the Company assumed a promissory note in the amount of $108,600. The note accrued interest at an annual rate of 6.5% and matured on March 31, 2018. During the year ended May 31, 2018, the Company recorded interest expense of $1,883. In December 2017, the Company made a principal payment of $5,000. On January 26, 2018, the Company entered into a Note Exchange Agreement (the “NEA”) with the owner of the promissory note assumed from VK, pursuant to which the owner agreed to cancel the promissory note in exchange for a new secured convertible promissory note (the “Note”) in the aggregate principal amount equal to $103,000, the outstanding balance. On February 14, 2018, the owner of the promissory note elected to convert the Note into 68,667 shares of the Company’s common stock.

F-47

The Note offering

In February 2018, the Company offered a note purchase agreement, in the aggregate amount of up to $700,000 (the “Note Offering”).

Notes issued under the Note Offering shall mature one year from the date of issuance (the “Maturity Date”), shall accrue interest at the simple rate of 7% per annum, and are convertible, at the holder’s option, prior to the Maturity Date into that number of shares of the Company’s common stock, equal to the lower of (i) $1.50 per share of common stock, or (ii) that number of shares of common stock equal to the average closing price of the Company’s common stock as reported on the OTC Markets for the preceding 30 trading days prior to the date of conversion, multiplied by 0.65 (the “Conversion Price”); provided, however, in the event the Conversion Price is calculated based on (ii) above, the Conversion Price shall not be lower than $1.00 per share of common stock. All amounts due under the terms of the Notes shall be secured by a continuing security interest in substantially all of the assets of the Company.

In March 2018, the Company issued secured convertible promissory notes to six (6) investors under the terms of the Note Offering in the aggregate amount of $448,900. As a result of these transactions the Company recorded deferred finance costs in the aggregate amount of $76,017, of which $59,343 was amortized during the year ended May 31, 2019, and $16,674 was amortized during the year ended May 31, 2018.

During the year ended May 31, 2019 four investors converted an aggregate amount of $220,000 secured convertible promissory notes plus accrued and unpaid interest of $11,163 into 154,109 shares of the Company’s common stock at $1.50 per share.

During the year ended May 31, 2019, the Company recorded interest expense of $14,841 and $7,350. As of May 31, 2019, the outstanding balance was $100 ,000.

The Second Note offering

In May 2018, the Company offered an NPA, in the aggregate amount of up to $500,000 (the “2nd Note Offering”) and, as of May 31, 2019, issued secured convertible promissory notes to eighteen (18) investors under the terms of the 2nd Note Offering in the aggregate amount of $830,000.

Notes issued under the 2nd Note Offering shall mature one year from the date of issuance (the “Maturity Date”), shall accrue interest at the simple rate of 7% per annum, and are convertible, at the holder’s option, prior to the Maturity Date into that number of shares of the Company’s common stock, equal to the lower of (i) $1.50 per share of common stock, or (ii) that number of shares of common stock equal to the average closing price of the Company’s common stock as reported on the OTC Markets for the preceding 30 trading days prior to the date of conversion, multiplied by 0.65 (the “Conversion Price”); provided, however, in the event the Conversion Price is calculated based on (ii) above, the Conversion Price shall not be lower than $1.00 per share of common stock. All amounts due under the terms of the Notes shall be secured by a continuing security interest in substantially all of the assets of the Company. As additional consideration for the issuance of the notes issued under the 2nd Note Offering, the Company issued one (1) restricted share of the Company’s common stock to each note holder for each $1 invested, which was recorded as deferred finance cost.

As a result of this transaction, the Company recorded deferred finance costs in the aggregate amount of $587,869, of which, $531,803 was amortized during the year ended May 31, 2019, respectively, and $539 was amortized during the year ended May 31, 2018.

During the year ended May 31, 2019, thirteen (13) investors converted an aggregate amount of $375,000 of notes issued under the 2nd Note Offering plus accrued and unpaid interest of $12,483 into 1,291,609 shares of the Company’s common stock at $0.30 per share.

As of May 31, 2019, and May 31, 2018, the outstanding balance was $455,000 and $60,000, respectively.

As of May 31, 2019, future principal payments of the convertible notes payable were approximately as follows:

For the year ending May 31,

2020	$1,198,500

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Note 13 - LOANS PAYABLE

In July 2016, the Company entered into an agreement (the “Purchase and Sale Agreement”) with ESBF California LLC (“ESBF”). Under the terms of the agreement, the Company received $197,370 of cash proceeds from ESBF and agreed to repay the amount of $266,000 secured by future sales proceeds. In March 2017, the Company entered into a second Purchase and Sale Agreement with ESBF. Under the terms of the second agreement, the Purchase and Sale Agreement entered into in July 2016 was paid in full and the Company received $131,370 of cash proceeds from ESBF in exchange for a loan payable in the amount of $266,000 secured by future sales proceeds. In January 2018, the Company entered into a third Purchase and Sale Agreement with ESBF. Under the terms of the third agreement, the Purchase and Sale Agreement entered into in March 2017 the remaining of $24,180 was paid in full and the Company received approximately $170,000 of cash proceeds from the Buyer in exchange for a loan payable in the amount of $272,000 secured by future sales proceeds. In addition, the Company paid a management fee of $6,000 to complete this transaction. The difference between the aggregate of the Purchase and Sale Agreement pay-off, the management fee and the cash received and the cash to be paid from future sales proceeds of $272,000 was recognized as financing costs which has been capitalized and is being amortized over the repayment period. This amount has been reflected as a direct reduction of the loan payable in the accompanying consolidated balance sheets. During the year ended May 31, 2019, the Company made payments aggregating $151,974. The Company recognized amortization expense of $49,058 for the year ended May 31, 2019. As of May 31, 2019, and May 31, 2018, the outstanding balance was $0 and $151,974, respectively.

In April 2018, the Company entered into an agreement (“Purchase and Sale Agreement”) with Premium Business Services LLC (“PBS”). Under the terms of the agreement, the Company received $60,000 of cash proceeds from PBS in exchange for a loan payable in the amount of $81,000, secured by future sales proceeds. The difference between the aggregate of the Purchase and Sale Agreement pay-off and the cash to be paid from future sales proceeds of $81,000 was recognized as capitalized financing costs and is being amortized over the repayment period. This amount has been reflected as a direct reduction of the loan payable in the accompanying consolidated balance sheets. During the year ended May 31, 2019, the Company has made payments aggregating $81,000. The Company recognized amortization expense of $18,776 for the year ended May 31, 2019. As of May 31, 2019, and May 31, 2018, the outstanding balance was $0 and $70,286, respectively.

In connection with the acquisition of GBC, the Company acquired a loan payable with the US Small Business Administration in the amount of $135,812. In April 2018, the Company repaid $60,000 in accordance with the terms of the acquisition. The loan bears interest at prime plus 2.75% per annum, matures on December 31, 2020, and is guaranteed by both of the former owners of GBC. Minimum monthly payments of principal and interest amount to $4,383. The loan balance at May 31, 2019 and May 31, 2018 was $0 and $68,560, respectively. This loan payable was terminated with the sale of the GBC effective March 1, 2019.

In connection with the acquisition of GBC, the Company acquired a bank loan with a balance due of $12,182 for a delivery vehicle. The loan matures in April 2020 and bears interest at 7% per annum. The monthly payments are $578. As of May 31, 2019, and May 31, 2018, the outstanding balance of the auto loan is $0 and $12,182, respectively. This obligation was eliminated in the sale of GBC effective March 1, 2019.

Note 14 - LINES OF CREDIT

In connection with the acquisition of GBC, the Company acquired a $15,833 credit line with a small business lender which has no expiration date and bears interest at 10.25%. The facility is guaranteed by one of the former stockholders of GBC. At May 31, 2018, the outstanding balance was $16,044. This obligation was eliminated in the sale of GBC effective March 1, 2019. As of May 31, 2019, the outstanding balance was $0.

In April 2017, the Company entered into three credit lines with a small business lender that allows the Company to borrow up to $35,000 and bears interest at 94% per annum. The facilities require weekly payments of principal and interest. At May 31, 2018, the aggregate outstanding balance was $22,854. At May 31, 2019 the aggregate outstanding balance was $34,732.

In July 2017, the Company entered into a credit line with a small business lender. The facility required weekly payments of principal and interest. The principal amount was based on the outstanding balance and the weekly interest amount was 1.1% of the outstanding balance. During the year ended May 31, 2019, the Company borrowed $86,389 and repaid an aggregate amount of approximately $88,628. During the year ended May 31, 2018, the Company borrowed and repaid an aggregate amount of approximately $26,000. At May 31, 2019, the outstanding balance was $20.615.

In December 2018, the Company entered into a credit line with a small business lender. The facility required weekly payments of principal and interest. The principal amount was based on the outstanding balance and the weekly interest amount was 1.1% of the outstanding balance. During the year ended May 31, 2019, the Company borrowed $42,277 and repaid an aggregate amount of approximately $25,332. At May 31, 2019, the outstanding balance was $16,945.

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As of May 31, 2019, the future principal payments of our lines of credit were as follows:

For the year ending May 31,

2020	$72,292

Note 15 - CAPITAL STOCK

As of May 31, 2019, the authorized common stock of the Company was 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. At May 31, 2019 and 2018, respectively, there were 8,042,075 and 4,716,317 shares of common stock outstanding and 1,200,000 shares of preferred stock outstanding.

On November 11, 2019, the Board of Directors and a majority of the voting power approved a resolution to effectuate a 5:1 Reverse Stock Split. Under this Reverse Stock Split each 5 shares of our Common Stock will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares. In addition, as discussed below, the Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate an increase in authorized Shares of Common Stock from One Hundred million (100,000,000) to Two Hundred million (200,000,000) shares of common stock, $0.005 par value. The Company received approval from FINRA on March 25, 2020 and, on that date, the reverse stock split became effective. Accordingly, all share amounts issued and outstanding have been adjusted in these financial statements to reflect the 5:1 Reverse Stock Split.

The number of authorized, issued and outstanding, and available shares of common shares as of March 2020, immediately after the reverse stock split was approved by FINRA are disclosed in the table below:

	Authorized Shares of Common Stock	Number of Issued and Outstanding Shares of Common Stock	Number of Shares of Common Stock Available in Treasury for Issuance

As of March 25, 2020, Pre-Increase in Authorized and Reverse Stock Split	100,000,000 shares of Common Stock	46,937,678 shares of Common Stock	53,062,322 shares of Common Stock

As of March 25, 2020, Post- Increase in Authorized and Reverse Stock Split	200,000,000 shares of Common Stock	9,387,536 shares of Common Stock	190,612,464 shares of Common Stock

Preferred Stock

The Preferred Stock has the following rights and privileges:

Voting - One share of preferred stock has the equivalent voting rights as 50 shares of common stock.

Preferred shares outstanding	May 31, 2019
Preferred Shares	Shares Outstanding
Fernando Oswaldo Leonzo	600,000
Robert Gunther	300,000
Jerry Gruenbaum	100,000
John Romagosa	200,000
Total	1,200,000

F-50

Preferred shares do not have liquidation preferences but have 50-1 preferred voting rights.

Common Stock

Shares of common stock have the following rights and privileges:

Voting - The holder of each share of common stock is entitled to one vote per share held. The holders of common stock are entitled to elect members of the Board of Directors.

Dividends - Common stockholders are entitled to receive dividends, if and when declared by the Board of Directors. The Company has not declared dividends since inception.

Shares of common stock issued for services

The Company issues shares of common stock in exchange for services provided by select individuals and or vendors. During the years ended May 31, 2019 and 2018 the Company issued 456,964 and 215,900 shares respectively.

Shares of common stock sold

The Company sells shares of common stock as a form of fundraising. During the year ended May 31, 2019 the Company sold 560,200 shares of common stock at prices ranging from $.50 to $1.50 per share resulting in net proceeds of $402,100. During the year ended May 31, 2018 the Company sold 0 shares of common stock.

Warrants

Warrants outstanding

		2019		2018
		Weighted		Weighted
		Average		Average
	Warrants	Exercise price	Warrants	Exercise price
Exercisable - June 1,	149,000	$4.25	149,000	$4.25
Granted - JCG acquisition	200,000	$4.25	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding	349,000	$4.25	149,000	$4.25

Exercisable - at end of period	349,000	$4.25	149,000	$4.25

Warrants		Strike
Underlying Shares	Expiration	Price
80,000	September 30, 2021	$4.25
33,000	October 7, 2021	$4.25
200,000	August 2, 2020	$4.25
6,000	September 20, 2021	$4.25
30,000	September 29, 2021	$4.25
349,000

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Note 16 - COMMITMENTS AND CONTINGENCIES

In connection with the acquisition of ESD, the Company assumed a lease for approximately 13,000 square feet of warehouse space located in Gilroy, California at a base rent of $5,248 per month. The lease terminates on June 30, 2021. In addition, the Company entered into an employment agreement with a general manager, for a period of one year at a cost of $58,000. The employment agreement expired in July 2017. Subsequent to year end the Company made the decision to cease operations and shut down ESD. As part of this shut down the Company and the landlord agreed to find a new tenant for the facility. The landlord has leased the property to a third party and the Company’s obligation under will end effective August 1, 2019.

In connection with the acquisition of GBC, the Company assumed a lease for approximately 5,250 square feet of office and warehouse space located in Staten Island, New York at a base rent of $8,500 per month. The lease provides for annual increases of 2.5% over a period of six years and terminates on April 26, 2023. In addition, the Company entered into an employment agreement with a Stockholder, beginning April 26, 2018, for a period of two years at a cost of $75,000, per year. This lease obligation and the employment agreement were terminated effective March 1, 2019 with the sale of GBC. There are no further obligations under these arrangements post March 1, 2019.

Rent expense for the years ended May 31, 2019 and 2018 totaled $69,839 and $77,182, respectively.

The company’s future lease commitments are approximately as follows:

For the years ended May 31,
2020	$10,496

Note 17 - INCOME TAXES

The deferred tax attributes consist of the following:

	May 31, 2019	May 31, 2018
Net operating loss carryforward	$3,698,000	$1,374,000
Stock based compensation	1,185,000	449,000
Intangible assets	-	(136,890)
Valuation allowance	(4,883,000)	(1,686,110)
Deferred tax asset, net	$-	$-

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For the years ended May 31, 2019 and 2018, the valuation allowance increased by approximately $3,197,000 and $660,000, respectively.

On December 22, 2017, the enactment date, the Tax Cuts and Jobs Act (“Act”) was signed into law. The Act enduringly reduces the top corporate tax rate from 35 percent to a flat 21 percent beginning January 1, 2018 and eliminates the corporate Alternative Minimum Tax. The Company has adjusted its deferred tax calculations to reflect this reduction in its tax rate.

The deferred tax asset differs from the amount computed by applying the statutory federal and state income tax rates to the loss before income taxes. The sources and tax effects of the differences are as follows:

Effective Income Tax Rate Reconciliation
	2019	2018
Federal Rate	21%	21%
State Rate	6%	6%
Valuation Allowance	(27)%	(27)%
Effective income tax rate	0%	0%

As of May 31, 2019, the Company has net operating loss carryforwards of approximately $16,000,000 to reduce future federal and state taxable income.

The Company currently has no federal or state tax examinations in progress, nor has it had any federal or state examinations since its inception. All of the Company’s tax years are subject to federal and state tax examinations.

Note 18 - RELATED PARTY TRANSACTIONS

The Company had leased its office on a month to month basis from the Company’s Chief Operating Officer and stockholder for $750 per month. The lease terminated in March 2018.

In October 2013, we signed a distribution agreement with Gran Nevada Beverage, Inc. (“Gran Nevada”), an entity related through common management and ownership. During the years ended 2018 and 2019, the Company sold $506,581 and $73,592 respectively of Gran Nevada Horchata. These products were produced by a third party copacker and were not purchased from Gran Nevada nor were they produced by Gran Nevada. There is limited production capacity available for the Gran Nevada Horchata which has an impact on the Company’s ability to produce these products. As there is currently no co-packing available for this product the Company does not know if they will be able to produce this product again in the future.

On January 23, 2019, a Promissory Note for $10,000 was executed between ESD as the borrower and John Romagosa, President and Director of LFER, as the lender. The Promissory Note obligates ESD to pay John Romagosa the principal amount of $10,000 plus annual interest of 20% with a maturity date of March 1, 2019 or sooner. On March 1, 2019 the note was extended with a maturity date of March 1, 2020. On January 28, 2010, the parties agreed to extend the maturity date to January 28, 2021. On March 12, 2019, an assignment of this note was executed between ESD, the assignor, and LFER, the assignee. ESD assigned all of their obligations due to John Romagosa under the note to LFER.

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Note 19 - SUBSEQUENT EVENTS

On August 2, 2019, the 12-month anniversary of the acquisition of JCG the Company determined that the LFER stock price closed below the contractual floor for remeasurement of the purchase consideration and additional consideration was due to the sellers. On August 2, 2019 the LFER stock price closed at $.1336 and the contingent consideration was triggered. The Company has not issued these additional shares as of the report date. However, as of May 31,2019 the Company accrued approximately $383,000 to reflect the change in fair value of the contingent consideration related to the acquisition. When the Company acquired JCG they issued 327,273 with an agreement that if the price of the Shares were trading below $1.50, the Company would issue the Seller additional shares equal to the purchase price with a floor price of $1.000. The value of this additional consideration was calculated to be $383,000 which was accrued during the year ended May 31, 2019. These shares have not been issued as of the report date.

On August 17, 2019 the Company entered into a Mutual Release Agreement with a former member of the Company’s Board of Directors, Bassam Damaj (“Director”), regarding settlement related to prior services. The Company agreed to issue to the Director 191,666 restricted shares of the Company’s common stock (the “Restricted Shares”) as compensation for services performed as a member of the Company’s board of directors from July 11, 2016 through December 31, 2017 when the Director resigned. These restricted shares represent full and complete payment of any amounts potentially owed to the Director and the Director is not be entitled to any additional compensation from the Company. These shares were issued to the former Director on September 3, 2019.

In addition to the shares issued to the former Director the Company has issued additional shares since the year ended May31, 2019. The Company issued 199,438 shares for services performed for the Company, 166,667 shares were issued in relation to a conversion of convertible debt, 33,333 shares to a current member of the Board of Directors, 78,398 shares issued to the former owners of GBC as part of the resale of GBC and 19,500 shares issued as consideration. The issuance of these shares was offset by the return and cancellation of 291,000 shares of common stock as part of the GBC resale. The net issuance of shares after year end totaled 398,002.

On September 10, 2019 the Company entered into a convertible promissory note agreement with an accredited investor for the principal amount of $110,000. The convertible note has a maturity date of September 10, 2020 with an original issue discount rate of 10% or $11,000. The Company received net proceeds of $99,000 for this transaction.

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Table of Content

 PART III-EXHIBITS

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation filed April 15, 2013 (1)
3.2	Certificate of Designation (1)
3.3	Bylaws (1)
11.1*	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 12.1)
11.2*	Consent of Raich Ende Malter & Co. LLP
12.1*	Opinion of Brunson Chandler & Jones, PLLC

______________

* Filed herewith

(1) Incorporated by reference from the Company’s Registration Statement on Form S-1/A filed October 15, 2013.

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Table of Content

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2020.

(Exact name of issuer as specified in its charter):	Life On Earth, Inc.

 This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer (Principal Executive Officer) and Interim Chief Financial Officer (Principal Financial Officer)

Date: July 10, 2020

/s/ Robert Gunther
Robert Gunther
Chief Operating Officer
Date: July 10, 2020

SIGNATURES OF DIRECTORS:

/s/ Fernando Oswaldo Leonzo	July 10, 2020
Fernando Oswaldo Leonzo, Director	Date

/s/ Robert Gunther	July 10, 2020
Robert Gunther, Director	Date

/s/ John Romagosa	July 10, 2020
John Romagosa, Director	Date

/s/ Sonia Luna	July 10, 2020
Sonia Luna, Director	Date

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